UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒                   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

INVESTORS HERITAGE CAPITAL CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

Common Stock, par value $1.00 per share

2)	Aggregate number of securities to which transaction applies:

1,351,881.803 shares of common stock as of November 21, 2017

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee of $7,531.84 was determined by multiplying 0.00012450 by the maximum value of the transaction of $60,496,710.60. The maximum value of the transaction was determined based upon 1,351,881.803 shares of common stock outstanding as of November 21, 2017 multiplied by the per share merger consideration of $44.75.

4)	Proposed maximum aggregate value of transaction:

$60,496,710.60

5)	Total fee paid:

$7,531.84

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Investors Heritage Capital Corporation

200 Capital Avenue

Frankfort, Kentucky 40601

[●], 2017

To our Shareholders:

You are cordially invited to attend a special meeting of shareholders, which we refer to in this proxy statement as the “Special Meeting,” of Investors Heritage Capital Corporation, a Kentucky corporation, which we refer to in this proxy statement as “Investors Heritage,” the “Company,” “we,” “us,” or “our”, to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601 on [●] at [●].

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated October 27, 2017, which we refer to in this proxy statement as the “Merger Agreement”, by and among Investors Heritage, Aquarian Investors Heritage Holdings, LLC, a Delaware limited liability company, which we refer to in this proxy statement as “Parent”, and Aquarian Investors Heritage Acquisition Co., a Kentucky corporation and a wholly owned subsidiary of Parent, which we refer to in this proxy statement as “Merger Sub”. Upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Merger Sub will, at the closing, merge with and into Investors Heritage, which we refer to in this proxy statement as the “Merger”, and Investors Heritage will become a direct, wholly owned subsidiary of Parent. You will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable to Investor Heritage’s named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $44.75 in cash, without interest, for each share of common stock, par value $1.00 of the Company, which we refer to in this proxy statement as the “Company Common Stock”, that you own (unless you have properly exercised your dissenters’ rights) which represents a premium of approximately 155% to the closing price of the Company Common Stock on October 26, 2017, the last day of trading prior to the date on which the Company entered into the Merger Agreement and the Merger was publicly announced.

The Board of Directors of Investors Heritage, which we refer to in this proxy statement as the “Board”, formed a committee consisting solely of independent and disinterested directors of Investors Heritage, which we refer to in this proxy statement as the “Special Committee”, to evaluate the Merger and other alternatives available to the Company. The Special Committee unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Investors Heritage’s shareholders and unanimously recommended that the Board approve and declare advisable the Merger Agreement, and the transactions contemplated in the Merger Agreement, including the Merger, and that Investors Heritage’s shareholders vote for the adoption of the Merger Agreement. Based in part on that recommendation, the Board unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Investors Heritage’s shareholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger, and (iii) resolved to recommend that Investors Heritage’s shareholders vote for the adoption of the Merger Agreement. Accordingly, the Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement, “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, and “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to Investors Heritage’s named executive officers in connection with the Merger.

In considering the recommendation of the Board, you should be aware that some of the Company’s directors, executive officers and other shareholders have interests in the Merger that are different from, or in addition to, the interests of the shareholders generally. As of October 26, 2017, Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr., Julie Hunsinger Mink, Larry J. Johnson II, Whitney Waterfield, Garth Waterfield, Jane Jackson and Kendall Shelton (each, a “Contributing Shareholder” and collectively, the “Contributing Shareholders”) beneficially owned, in the aggregate, 335,320.200 shares of Company Common Stock, or approximately 30.3% of the total number of outstanding shares of Company Common Stock. The Contributing Shareholders have entered into a Voting Agreement with Parent pursuant to which each has irrevocably agreed to vote in favor of the Merger. In addition, the Contributing Shareholders have entered into a Contribution Agreement with Parent pursuant to which they have agreed to contribute to Parent, immediately prior to the consummation of the Merger, in the aggregate, 185,418.476 shares of Company Common Stock in exchange for membership interests of Parent. Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr., Julie Hunsinger Mink and Larry J. Johnson II have also entered into employment agreements with the Company which shall be effective upon the consummation of the Merger, pursuant to which each will be employed by the surviving corporation following the Merger (collectively, the “Employment Agreements”).

Pursuant to Subtitle 13 of the Kentucky Business Corporation Act, which we refer to in this proxy statement as the “KBCA”, our shareholders have the right to dissent from the Merger and receive a cash payment for fair value of their shares of Company Common Stock in accordance with the KBCA. The fair value under Subtitle 13 could be greater than, equal to or less than the Merger Consideration per share that our shareholders are entitled to receive in the Merger. To qualify for these rights, you must deliver a written notice of intent to demand payment prior to the Special Meeting, not vote in favor of the Merger at the Special Meeting or any adjournment thereof and otherwise comply precisely with the procedures set forth in Subtitle 13 of the KBCA for exercising dissenters’ rights. If you validly exercise (and do not withdraw or fail to perfect) dissenters’ rights, the ultimate amount that you may be entitled to receive may be less than, equal to or more than the amount of Merger Consideration that you would have received under the Merger Agreement. For a summary of these procedures, see the section entitled “Dissenter’s Rights” (beginning on page 97). The foregoing and the summary of Subtitle 13 of the KBCA set forth in this proxy statement is qualified in its entirety by reference to the full text of Subtitle 13 of the KBCA. You are encouraged to read the entirety of Subtitle 13 of the KBCA, a copy of which is attached to this proxy statement as Annex C.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement. This proxy statement also describes the actions and determinations of the Board and the Special Committee in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you may have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock.

If you have any questions or need assistance voting your shares, please contact: Jane Jackson, Corporate Secretary of the Company, 200 Capital Avenue, Frankfort, Kentucky 40601, (800) 422-2011, extension 1009, jjackson@ihlic.com.

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Harry Lee Waterfield II

Chairman, President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the fairness of the Merger or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated [●], 2017 and is first being mailed to shareholders on or about [●], 2017.

Investors Heritage Capital Corporation

200 Capital Avenue

Frankfort, Kentucky 40601

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●]

Notice is hereby given that a special meeting of shareholders (the “Special Meeting”), of Investors Heritage Capital Corporation, a Kentucky corporation (“Investors Heritage,” the “Company,” “we,” “us” or “our”) will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601 on [●] at [●] for the following purposes:

1.     To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated October 27, 2017 (as it may be amended from time to time, the “Merger Agreement”), by and among Investors Heritage, Aquarian Investors Heritage Holdings, LLC, a Delaware limited liability company (“Parent”) and Aquarian Investors Heritage Acquisition Co., a Kentucky corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which and upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Merger Sub will, at the closing, merge with and into Investors Heritage (the “Merger”) and Investors Heritage will become a direct, wholly owned subsidiary of Parent;

2.     To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3.     To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Only shareholders of record of common stock, par value $1.00 per share of the Company (the “Company Common Stock”), as of the close of business on [●] are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

We will take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the internet. As a result, we are sending the Notice of internet Availability of Proxy Materials to our shareholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of our proxy materials. This process substantially reduces the costs associated with printing and distributing our proxy materials. To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you requested a paper copy of the proxy materials, instructions on the proxy card you will receive describes how to use these convenient services.

The Company cordially invites all shareholders to attend the Special Meeting in person. Whether or not you personally plan to attend, if you wish to vote in accordance with the Board of Directors’ recommendations, please take a few minutes now to vote by internet, telephone or mail by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares in “street name,” please follow the instructions in the voting instruction form provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important. Certain shares of Company Common Stock are held by the IHCC Retirement Savings Plan and Trust (the “ESOP”) for the benefit of its participants. MG Trust Company acts as the trustee (“Trustee”) of the ESOP. If you are a participant in the ESOP, you are entitled to direct the Trustee to vote the shares of Company Common Stock allocated to you under the ESOP at the Special Meeting. If you do not direct the Trustee to vote such shares, an administrative committee consisting of Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr. and Jane Jackson (the “Administrative Committee”) has directed the Trustee to vote the shares of Company Common Stock held by the ESOP and not otherwise directed by its participants in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not to vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

If you sign and submit a proxy card, you have the right to change your vote by voting again on a later date by internet, telephone or mail, by signing and returning a proxy card or voting instructions form with a later date, or by attending the Special Meeting and voting in person. Only your last-dated proxy will count – any proxy may be revoked at any time prior to its exercise at the Special Meeting by delivering to the Company’s Corporate Secretary at P. O. Box 717, Frankfort, Kentucky 40602, a written notice of revocation prior to the Special Meeting.

By the Order of the Board of Directors,

Harry Lee Waterfield II
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY TELEPHONE, ELECTRONICALLY, THROUGH THE INTERNET, OR BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you are a shareholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting. If you are a participant in the ESOP, you do not vote your shares directly, but may instead direct the Trustee to vote the shares allocated to you in the ESOP.

Unless you are a participant in the ESOP, if you fail to properly complete and return your proxy card, fail to grant your proxy electronically over the internet or by telephone; or fail to attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. A failure to submit a proxy or vote in person will have no effect on either (1) the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, or (2) the proposal to consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. If the Trustee is not directed to vote shares allocated to a participant under the ESOP, the Trustee will vote such shares in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact: Jane Jackson, Corporate Secretary of the Company, 200 Capital Avenue, Frankfort, Kentucky 40601, (800) 422-2011, extension 1009, jjackson@ihlic.com.

Pursuant to Subtitle 13 of the Kentucky Business Corporation Act (the “KBCA”), our shareholders have the right to dissent from the Merger and receive a cash payment for fair value of their shares of Company Common Stock in accordance with the KBCA. The fair value under Subtitle 13 could be greater than, equal to or less than the Merger Consideration per share that our shareholders are entitled to receive in the Merger. To qualify for these rights, you must deliver a written notice of intent to demand payment prior to the Special Meeting, not vote in favor of the Merger at the Special Meeting or any adjournment thereof and otherwise comply precisely with the procedures set forth in Subtitle 13 of the KBCA for exercising dissenters’ rights. If you validly exercise (and do not withdraw or fail to perfect) dissenters’ rights, the ultimate amount that you may be entitled to receive may be less than, equal to or more than the amount of Merger Consideration that you would have received under the Merger Agreement. For a summary of these procedures, see the section entitled “Dissenter’s Rights” (beginning on page 97). The foregoing and the summary of Subtitle 13 of the KBCA set forth in this proxy statement is qualified in its entirety by reference to the full text of Subtitle 13 of the KBCA. You are encouraged to read the entirety of Subtitle 13 of the KBCA, a copy of which is attached to the accompanying proxy statement as Annex C.

SUMMARY	1
The Parties to the Merger Agreement	1
The Special Meeting	2
The Merger	4
Consideration to be Received in the Merger	4
Financing of the Merger	5
Reasons for the Merger and Board of Directors Recommendations	5
Opinion of Stout to the Special Committee and the Board	5
Opinion of Stout to the Trustee	6
The Merger Agreement	6
Interests of Our Directors and Executive Officers in the Merger	12
U.S. Federal Income Tax Consequences of the Merger for U.S. Holders	12
Regulatory Approvals	13
Exchange Procedures	13
Specific Performance	13
Dissenters’ Rights	14
Market Price of Our Stock	14
QUESTIONS AND ANSWERS ABOUT THE MERGER	15
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	26
THE SPECIAL MEETING	28
PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT	34
PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING	35
PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS	36
THE PARTIES TO THE MERGER AGREEMENT	37
THE MERGER	39
Background of the Merger	39
Reasons for the Merger	44
Opinion of Stout to the Special Committee and the Board	47
Opinion of Stout to the Trustee	50
Material Financial Analysis of Stout to the Special Committee and the Board	50
General	53

Certain Company Forecasts	54
Effect on Company if Merger is Not Consummated	56
Interests of Our Directors and Executive Officers in the Merger	57
Directors’ and Officers’ Indemnification and Insurance	61
Dissenters’ Rights	62
Delisting and Deregistration of Company Common Stock	62
U.S. Federal Income Tax Consequences of the Merger for U.S. Holders	62
Regulatory Approvals	64
THE MERGER AGREEMENT	65
Explanatory Note Regarding the Merger Agreement	65
Form of Merger	65
Effects of the Merger; Directors and Officers; Articles of Incorporation and Bylaws	65
Consummation and Effectiveness of the Merger.	66
Consideration to be Received in the Merger	66
Shares Subject to Dissenters’ Rights	66
Exchange Procedures	67
Representations and Warranties	68
Conduct of Business by the Company Prior to Consummation of the Merger	72
Takeover Proposals	76
Change of Recommendation	78
Superior Proposal	78
Shareholder Meeting	79
Reasonable Best Efforts to Consummate Merger; Notification	80
Access to Information	81
Indemnification and Insurance	81
Employee Matters	82
Termination of ESOP	83
Equity Financing	83
Other Covenants and Agreements	84
Conditions to Consummation of the Merger	84
Termination of the Merger Agreement	86

Termination Fees and Expenses	87
Amendment and Waiver	88
Specific Performance	89
Governing Law	89
OTHER AGREEMENTS	90
Voting Agreement	90
Contribution Agreement	90
Equity Commitment Letter	91
MARKET PRICES AND DIVIDEND DATA OF OUR STOCK	92
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	94
DISSENTERS’ RIGHTS	97
FUTURE SHAREHOLDER PROPOSALS	101
WHERE YOU CAN FIND MORE INFORMATION	102

LIST OF ANNEXES

ANNEX A - AGREEMENT AND PLAN OF MERGER

ANNEX B – STOUT OPINION TO THE SPECIAL COMMITTEE AND THE BOARD

ANNEX C – SUBTITLE 13 OF THE KENTUCKY BUSINESS CORPORATIONS ACT

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger, which we refer to in this proxy statement as the “Merger”, contemplated by the Agreement and Plan of Merger, dated as of October 27, 2017, which we refer to in this proxy statement as the “Merger Agreement”, by and among Investors Heritage, Aquarian Investors Heritage Holdings, LLC, a Delaware limited liability company, which we refer to in this proxy statement as “Parent”, and Aquarian Investors Heritage Acquisition Co., a Kentucky corporation and a wholly owned subsidiary of Parent, which we refer to in this proxy statement as “Merger Sub”, fully, and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. Any document or agreement referred to in this proxy statement is qualified in its entirety by reference to the full text of such document or agreement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information” (beginning on page 102). The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

In this proxy statement, the terms “Investors Heritage Capital Corporation,” “Company,” “we,” “us” and “our” refer to Investors Heritage Capital Corporation. All references to capitalized terms not defined in this proxy statement have the meanings ascribed to them in the Merger Agreement.

The Parties to the Merger Agreement

The Company. The Company, a Kentucky corporation, through its subsidiary Investors Heritage Life Insurance Company, is licensed to sell insurance in 37 states. The Company, through subsidiaries Investors Heritage Life Insurance Company and Investors Heritage Financial Service Group, Inc. focuses its products in three markets: (i) pre-need market which provides life insurance and annuities sold through funeral homes to fund pre-arranged funeral contracts; (ii) final expense market which provides life insurance to cover an insured’s final expenses, including, without limitation, funeral expenses, hospital bills or credit card bills; (iii) ordinary life market which provides whole life and term insurance products; and financial institution market which provides, credit life, accident and health and mortgage protection products. In addition, the Company provides Third Party Administration services for other non-affiliated life insurance companies. As a Third Party Administrator, the Company provides services to the agents and policyholders of these different companies. The Company’s principal executive offices are located at 200 Capital Avenue, Frankfort, and its telephone number is (800) 422-2011, extension 1009. The Company’s website is http://www.ihlic.com. The material located on such website is not a part of, or otherwise incorporated into, this proxy statement. Additional information about the Company is included in documents incorporated by reference into this proxy statement and our filings with the U.S. Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” (beginning on page 102).

Parent. Parent is a Delaware corporation that was established to facilitate the acquisition of the Company and is indirectly owned and controlled by Rudrabhishek Sahay (“Mr. Sahay”). Parent was formed on May 23, 2017 expressly for the Merger and conducts no independent business operations of its own. After the Closing, Parent will be the immediate parent company of the Company. Parent’s principal executive offices are located at 299 Park Avenue, 6th Floor, New York, New York and its telephone number is (212) 468-5000.

Merger Sub. Merger Sub is a Kentucky corporation that is a wholly owned subsidiary of Parent. Merger Sub was formed on July 13, 2017 expressly for the Merger and conducts no independent business operations of its own. At the Closing, Merger Sub will be merged with and into the Company, with the Company surviving. Merger Sub’s principal executive offices are located at 299 Park Avenue, 6th Floor, New York, New York and its telephone number is (212) 468-5000.

The Special Meeting

Date, Time and Place. A special meeting of shareholders of the Company (the “Special Meeting”) will be held on at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601 on [●] at [●].

Record Date; Shares Entitled to Vote. You are entitled to vote at the Special Meeting if you owned shares of the Company’s common stock, par value $1.00 per share (the “Company Common Stock”) at the close of business on [●] (the “Record Date”). You will have one vote at the Special Meeting for each share of Company Common Stock that you owned at the close of business on the Record Date. Certain shares of Company Common Stock are held by the IHCC Retirement Savings Plan and Trust (the “ESOP”) for the benefit of its participants. MG Trust Company acts as the trustee (“Trustee”) of the ESOP. If you are a participant in the ESOP, you are entitled to direct the Trustee to vote the shares of Company Common Stock allocated to you under the ESOP at the Special Meeting. If you do not direct the Trustee to vote such shares, an administrative committee consisting of Harry Lee Waterfield II, Raymond Carr, Robert M. Hardy, Jr. and Jane Jackson (the “Administrative Committee”) has directed the Trustee to vote the shares of Company Common Stock held by the ESOP and not otherwise directed by its participants in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not to vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Purpose. At the Special Meeting, we will ask shareholders to vote on proposals to: (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Quorum. As of the Record Date, there were 1,351,881.803 shares of Company Common Stock outstanding of which 1,111,015.345 are entitled to vote at the Special Meeting. The holders of a majority of the shares of Company Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Required Vote. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of the holders of a majority of the shares of Company Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the shares of Company Common Stock having voting power present in person or represented by proxy at the Special Meeting entitled to vote on the subject matter. Collectively, the votes required to be cast at the Special Meeting in order to pass the applicable proposals shall sometimes be referred to in this proxy statement as the “Required Company Vote.”

Share Ownership of Certain Beneficial Owners and Management. As of November 21, 2017, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 549,749.567 shares of Company Common Stock, representing approximately 49.5% of the shares of Company Common Stock outstanding. Certain directors, executive officers and related parties have entered into a voting agreement with Parent, dated as of October 27, 2017 (the “Voting Agreement”), pursuant to which such parties have irrevocably agreed to vote, in the aggregate, 335,320.200 shares of Company Common Stock, or approximately 30.3% of the total number of outstanding shares of Company Common Stock, in favor of the Merger. Therefore, between our directors and officers who own shares of Company Common Stock but are not parties to the Voting Agreement and the directors and officers who are parties to the Voting Agreement, our directors and executive officers have informed us that they currently intend to vote: (1) “FOR” the adoption of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Voting and Proxies. Any shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of Company Common Stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of Company Common Stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares. If you are a participant in the ESOP and the ESOP holds shares of Company Common Stock for your benefit, you should instruct the Trustee on how you wish the Trustee to vote the shares of Company Common Stock allocated for your benefit in the ESOP. If you do not so instruct the Trustee, the Trustee will vote such shares in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting, (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy, (3) delivering a written notice of revocation to our Corporate Secretary, or (4) attending the Special Meeting and voting in person by ballot.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting only if you obtain a “legal proxy” from your bank, broker or other nominee.

If you are a participant in the ESOP, you should contact the Trustee regarding how to change your vote. You may also vote in person at the Special Meeting only if you obtain a “legal proxy” from the Trustee.

The Merger

On October 27, 2017, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with the Kentucky Business Corporation Act, Kentucky Revised Statutes Chapter 271B (the “KCBA”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. As a result, the Company will become a direct, wholly owned subsidiary of Parent following the Effective Time. Because the Merger Consideration will be paid in cash, except for certain shareholders who, by virtue of being parties to a contribution agreement with Parent, dated as of October 27, 2017 (the “Contribution Agreement”), are Contributing Shareholders, you will receive no equity interest in Parent, and after the Effective Time, except for the Contributing Shareholders, you will have no equity interest in the Company.

Consideration to be Received in the Merger

Upon consummation of the Merger, each share of Company Common Stock, issued and outstanding immediately prior to the consummation of the Merger, other than shares as to which holders have properly exercised dissenters’ rights, shares held in treasury, shares owned by Parent or Merger Sub and shares owned by Contributing Shareholders that are being contributed to Parent in exchange for membership interests in Parent (for a more detailed description of these shares and this transaction, please see the section entitled “Other Agreements – Contribution Agreement” (beginning on page 90)), will automatically be converted into the right to receive $44.75 in cash, without interest and less any required withholding taxes, per share of Company Common Stock (collectively, $44.75 per share of Company Common Stock multiplied by each share of Company Common Stock converted to cash hereunder, the “Merger Consideration”), upon surrender of each respective share certificate and automatically following execution of the transmittal letter from a paying agent to be retained by the Company and Parent for the purpose of delivering the Merger Consideration to the shareholders (the “Paying Agent”) in the case of any shares owned by shareholders in book-entry form.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $52,200,000. In connection with the Merger, Mr. Sahay, through a wholly-owned entity, is the sole general partner of a limited partnership for which there are commitments for equity capital contributions and debt financing up to an aggregate amount of approximately $77,800,000. A portion of such equity and debt proceeds will be delivered and contributed to Aquarian Parc Holdings LLC (“Parc”) and ultimately to Parent in order to fund the Merger Consideration pursuant to an equity commitment letter from Parc to Parent, dated as of October 27, 2017 (the “Equity Commitment Letter”). Parc has committed to provide Parent, one business day prior to the anticipated closing date of the Merger Agreement, with equity financing in an aggregate amount up to $77,800,000 (of which, approximately $52,200,000 will be used to pay the Merger Consideration) subject to the conditions set forth in the Equity Commitment Letter.

Reasons for the Merger and Board of Directors Recommendations

The board of directors of the Company (the “Board”) formed a committee consisting solely of three independent and disinterested directors of the Company (the “Special Committee”) to evaluate the Merger and other alternatives available to the Company. The Special Committee unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company’s shareholders and unanimously recommended that the Board approve and declare advisable the Merger Agreement, and the transactions contemplated in the Merger Agreement. After taking into account the recommendations of the Special Committee and after consideration of various factors as discussed in the section entitled “The Merger — Reasons for the Merger” (beginning on page 44), the Board, after consultation with its legal advisors and financial advisors, determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, taken together, were at a price and on terms that were fair to, advisable and in the best interests of the Company and its shareholders and adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement; “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Opinion of Stout to the Special Committee and the Board

The Special Committee retained Stout Risius Ross, LLC (“Stout”) to act as its independent financial advisor and to provide a fairness opinion in connection with the Merger. In connection with Stout’s engagement, the Special Committee requested that Stout evaluate the fairness to the holders of Company Common Stock (other than the shareholders who are parties to the Contribution Agreement (as defined and described more fully in the section entitled “Other Agreements – Contribution Agreement” (beginning on page 90)), and Parent and its affiliates, which we refer to collectively as the “excluded persons”), from a financial point of view, of the Merger Consideration to be received by such shareholders pursuant to the terms of the Merger Agreement. Stout delivered its oral opinion on October 26, 2017, which opinion was subsequently confirmed by delivery of a written opinion (the “Opinion”) dated October 26, 2017, to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Stout’s written opinion to the Special Committee and the Board, the Merger Consideration to be received by the holders of Company Common Stock (other than the excluded persons) in the Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such shareholders.

The full text of Stout’s written opinion to the Special Committee and the Board, dated October 26, 2017, which sets forth, among other things, the assumptions, procedures, factors, qualifications and limitations on the review undertaken by Stout in connection with such opinion, is attached to this proxy statement as Annex B. The description of Stout’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Stout’s opinion. Stout’s opinion was provided to the Special Committee and the Board for its information in connection with its evaluation of the fairness, from a financial point of view, to the holders of Company Common Stock (other than the excluded persons) of the Merger Consideration to be received by such shareholders in the Merger pursuant to the terms of the Merger Agreement and did not address any other aspect of the Merger, including the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company or the underlying decision of the Company to proceed with the Merger. Stout’s opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the Merger or otherwise.

Opinion of Stout to the Trustee

In connection with its opinion to the Special Committee and the Board, Stout also provided an opinion to the Trustee that the Merger Consideration to be received by the ESOP on behalf of its beneficiaries was fair from a financial point of view and that the Merger Consideration to be received by the ESOP on behalf of its beneficiaries was not less than fair market value.

The Merger Agreement

Conditions to Consummation of the Merger

The obligations of all of the parties to consummate the Merger are subject to the satisfaction or waiver on or prior to the date of closing of the following conditions:

●	the vote of the shareholders holding a majority of the Company Common Stock to adopt the Merger Agreement at the Special Meeting will have been obtained;

●

the absence of any applicable law or any order, writ, judgment, injunction, decree, stipulation, determination or award (whether temporary, preliminary or permanent) enacted, issued or enforced by any court or governmental authority and that prevents or prohibits consummation of the Merger; and

●	approvals from the Insurance Commissioner of the Kentucky Department of Insurance will have been obtained and will remain in full force and effect.

The obligations of Parent and Merger Sub to effect the Merger are also subject to satisfaction or waiver on or prior to the closing of the Merger of the following additional conditions:

●

each of the representations and warranties of the Company set forth in the Merger Agreement regarding capitalization and subsidiaries, authority to execute and deliver the Merger Agreement and consummate the Merger, the voting requirements of the Company’s shareholders to approve the Merger, reinsurance matters and related party transactions shall be true and correct as of the date of closing of the Merger;

●

other than the representations and warranties mentioned in the bullet directly above, all of the Company’s other representations and warranties are true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import) as of the date of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would, individually or in the aggregate, result in a Material Adverse Effect;

●

Company having performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the Merger Agreement on or prior to the Effective Time;

●	Company having delivered to Parent a certificate, signed by an officer of the Company, to the effect that each of the conditions specified above has been satisfied;

●

the absence of any effect, change, event, circumstance or occurrence that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect since the date of the Merger Agreement;

●

the absence of any condition known as a “Burdensome Condition” that is more fully described in the section entitled “The Merger Agreement – Conditions to Consummation of the Merger” (beginning on page 84);

●

each of Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr., Julie Hunsinger Mink and Larry J. Johnson II being employed by the Company or its subsidiaries and no notice being given of intention to resign;

●

the conditions precedent to the closing of that certain Credit Agreement, dated October 27, 2017, by and among Aquarian Holdings I L.P., a Delaware limited partnership, as the borrower, Merger Sub and the other subsidiaries of Aquarian Holdings I L.P. party thereto from time to time as guarantors, Guggenheim Corporate Funding LLC, a Delaware limited liability company, as administrative agent and the lenders from time to time party thereto (the “Credit Agreement”) being satisfied on or before January 31, 2018; (subject to extension to March 2, 2018 if the only conditions not satisfied on or prior to January 31, 2018 are (x) the vote of the shareholders holding a majority of the Company Common Stock to adopt the Merger Agreement at the Special Meeting having been obtained and (y) the receipt and full force and effect of approvals from the Insurance Commissioner of the Kentucky Department of Insurance). Such conditions precedent include the consummation of the Merger, the closing of the Credit Agreement by the dates set forth above, as applicable, the delivery of borrower warrants to the lenders, delivery of security documents (including a mortgage against the Company’s headquarters site and improvements), a B+ credit rating of Investors Heritage Life Insurance Company by AM Best, a National Association of Insurance Commissioners rating of 4 or higher of the loan and other customary conditions precedent.

The obligations of the Company to effect the Merger are also subject to satisfaction or waiver on or prior to the closing of the Merger of, among other things, the following additional conditions:

●

each of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement regarding authority to execute and deliver the Merger Agreement and consummate the Merger and the use of brokers shall be true and correct as of the date of closing of the Merger;

●

other than the representations and warranties mentioned in the bullet directly above, all of Parent and Merger Sub’s other representations and warranties are true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifiers) at and as of the date of the Merger Agreement and at and as of the date of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except where such failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

●

Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required to be performed or complied with by them under the Merger Agreement on or prior to the Effective Time; and

●	Parent having delivered to the Company a certificate, signed by an officer of Parent to the effect that each of the conditions specified above has been satisfied.

Takeover Proposals

The Merger Agreement provides that (i) the Company and its directors and officers will not, (ii) the Company’s subsidiaries and its subsidiaries’ directors and officers will not and (iii) the Company will use reasonable best efforts to ensure that its and its subsidiaries’ other representatives will not, directly or indirectly:

●

solicit, initiate or knowingly encourage any inquiries regarding or the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal (as defined in the section entitled “The Merger Agreement — Takeover Proposals” (beginning on page 76) and in the Merger Agreement);

●	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any confidential information with respect to, any Takeover Proposal;

●	enter into any agreement or agreement in principle requiring, directly or indirectly, the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement; or

●	publicly propose or agree to do any of the foregoing.

Notwithstanding the foregoing, prior to the vote of the shareholders approving the Merger Agreement at the Special Meeting, in response to a Takeover Proposal, if the Board determines that such Takeover Proposal constitutes or is reasonably expected to lead to a superior proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may furnish information to participate in discussions and negotiations with the party making such Takeover Proposal.

If the Board determines at any time prior to the vote of the shareholders approving the Merger Agreement at the Special Meeting, after consultation with its financial advisors and outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Board may cause or permit the Company to terminate the Merger Agreement in order to enter into a definitive agreement regarding a superior proposal, subject to certain notice provisions and Parent’s right to renegotiate the terms of the Merger Agreement such that the Takeover Proposal would no longer constitute a superior proposal and subject to the Company’s substantially concurrent payment to Parent of the termination fees described in the section entitled “The Merger Agreement – Termination Fees and Expenses” (beginning on page 87).

A more detailed description of the foregoing circumstances and other circumstances under which the Company or Parent may terminate the Merger Agreement is provided in the section entitled “The Merger Agreement — Takeover Proposals” (beginning on page 76) and “The Merger Agreement – Termination Fees and Expenses” (beginning on page 87).

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the Company and Parent.

In addition, the Merger Agreement may be terminated by either Parent or the Company if:

●	the Merger is not consummated by April 30, 2018 (as may be extended in the second sub-bullet point below, the “Outside Termination Date”), except that:

o

the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date and provided further; and

o

if the vote of the shareholders and the receipt of regulatory approvals are the only conditions not satisfied by the Outside Termination Date, the Outside Termination Date shall be extended by 90 days so long as Parent and Merger Sub are not in material breach of their covenants and agreements to use their reasonable best efforts to consummate the Merger, in which event the date shall be such later date;

●	any Governmental Authority of competent authority has issued a final and nonappealable order that prohibits, restrains or makes illegal the consummation of the Merger; or

●	the vote of the shareholders holding a majority of the Company Common Stock to adopt the Merger Agreement is not obtained at the Special Meeting or any adjournment or postponement thereof.

The Merger Agreement also may be terminated by Parent if:

●

there has been a breach by the Company of any representation or warranty, or the failure by the Company to perform its obligations required under the Merger Agreement and such breach or failure to perform is not cured (or is not capable of being cured) before the Outside Termination Date; or

●	the Board makes an Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement – Change of Recommendation” (beginning on page 78));

●	the Board fails to include its recommendation to the shareholders to consummate the Merger in this proxy statement when it is mailed to the shareholders;

●	the Board materially breaches the no solicitation provisions of other proposals provisions of the Merger Agreement;

●	the Board recommends to the shareholders that they approve or accept a Superior Proposal; or

●	the Company enters into, or publicly announces its intention to enter into, any Takeover Proposal documentation with respect to a Takeover Proposal.

The Merger Agreement also may be terminated by the Company if :

●

there has been a breach by Parent or Merger Sub of any representation or warranty, or the failure by Parent or Merger Sub to perform its respective obligations under the Merger Agreement and such breach or failure to perform is not cured (or is not capable of being cured) before the Outside Termination Date; or

●

prior to the vote of the shareholders approving the adoption of the Merger Agreement at the Special Meeting, the special committee receives a Superior Proposal, the Company complies with the provisions of the Merger Agreement regarding Takeover Proposals, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to accept such Superior Proposal would result in a breach of the directors’ fiduciary duties to the shareholders under applicable law and the Company pays the termination fees required to be paid as more fully described in the section entitled “The Merger Agreement – Termination Fees and Expenses” (beginning on page 87).

Termination Fee

If the Company or Parent terminates the Merger Agreement because the Company accepts a Superior Proposal,

●

upon termination, the Company will reimburse Parent for its out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to a maximum of $1,250,000; and

●	if the Superior Proposal is consummated, $2,500,000.

If Parent terminates the Merger Agreement because the Company breaches its representations and warranties or fails to perform its obligations under the Merger Agreement and such breach or failure to perform would, individually or in the aggregate, result in a failure of a condition to the consummation of the Merger if continuing on the closing date of the Merger, and such breach has not been cured (or is not capable of being cured) before the Outside Termination Date, Company will pay to Parent the Company Termination Fee if:

●

at any time after the date of execution of the Merger Agreement and prior to the Special Meeting or prior to such breach, a Takeover Proposal will have been publicly announced or publicly made known to the Board or the shareholders of the Company, and

●	within 18 months of such termination, the Company will have entered into a definitive agreement to consummate such Takeover Proposal and thereafter consummates such Takeover Proposal.

If Parent terminates the Merger Agreement because the Company breaches its representations and warranties or fails to perform its obligations under the Merger Agreement and such breach or failure to perform would, individually or in the aggregate, result in a failure of a condition to the consummation of the Merger if continuing on the closing date of the Merger, and such breach has not been cured (or is not capable of being cured) before the Outside Termination Date, within ten business days of such termination, Company will pay to Parent the Expense Payment. Any Expense Payment shall be credited against any Company Termination Fee payable to Parent. In no event shall the aggregate amount payable to Parent under the Merger Agreement exceed $2,500,000.

If the Company terminates the Merger Agreement because Parent breaches its representations and warranties or fails to perform its obligations under the Merger Agreement and such breach or failure to perform would, individually or in the aggregate, result in a failure of a condition to the consummation of the Merger if continuing on the closing date of the Merger, and such breach has not been cured (or is not capable of being cured) before the Outside Termination Date, within ten business days of such termination, Parent will pay to the Company $500,000.

Interests of Our Directors and Executive Officers in the Merger

You should be aware that certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the shareholders of the Company generally. These interests are described in more detail in the section entitled “The Merger – Interests of Our Directors and Executive Officers in the Merger” (beginning on page 57). The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement. These interests may include the following, among others:

●	rights to employment with the surviving corporation pursuant to employment agreements between Investors Heritage Life Insurance Company and certain of the executives of the Company,

●

contribution of shares of Company Common Stock of certain beneficial owners of the Company, some of whom are directors, executive officers or family members of directors or executive officers in exchange for membership interests in Parent;

●

agreements of certain directors, officers and family members of certain directors and officers to vote their shares of Company Common Stock in favor of the Merger and against any Takeover Proposals; and

●	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation.

U.S. Federal Income Tax Consequences of the Merger for U.S. Holders

The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder (as defined below) of Company Common Stock generally will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock. See the section entitled “U.S. Federal Income Tax Consequences of the Merger for U.S Holders” (beginning on page 62) for further details. You should consult your own tax advisor about the particular tax consequences of exchanging your shares of Company Common Stock for cash pursuant to the Merger.

The contribution of shares of Company Common Stock by the Contributing Shareholders who are U.S. Holders for membership interests in Parent will generally be a nontaxable transaction for U.S. income tax purposes. No gain or loss is recognized by the Parent or the contributing U.S. Holder as a result of a contribution of the Company Common Stock (even if the Company Common Stock is appreciated) by such individual to Parent in exchange for a membership interest in Parent. The income tax basis in the Parent membership interest acquired in exchange for a contribution of Company Common Stock to Parent equals the amount of money and the Contributing Shareholder’s adjusted basis in Company Common Stock contributed to Parent.

Future legislative changes, judicial or administrative modifications, revocations or interpretations, which may or may not be imposed retroactively, may result in U.S. income tax consequences materially different from those summarized herein.

We have not sought, and do not intend to seek, any ruling from the IRS or any other taxing authority with respect to any of the U.S. federal income tax consequences summarized herein, and there can be no assurance that the IRS will not challenge any of the income tax consequences summarized herein, or that a court will not sustain any such challenge by the IRS.

Regulatory Approvals

The insurance laws and regulations of the Commonwealth of Kentucky, where the insurance company subsidiary of the Company is domiciled, require that, prior to the acquisition of control of an insurance company domiciled in that jurisdiction, the acquiring company must obtain the approval of the Insurance Commissioner of the Kentucky Department of Insurance.

While we believe that the Company and Parent will receive the requisite regulatory approvals and clearances for the Merger, there can be no assurance that such regulatory approvals and clearances will be received or received in a timely manner or that the granting of such regulatory approvals and clearances will not involve the imposition of additional conditions on the completion of the Merger which could result in the conditions to the Merger not being satisfied.

Exchange Procedures

Shortly after the Effective Time, a Paying Agent will mail a letter of transmittal and instructions to you and the other Company shareholders. The letter of transmittal and instructions will tell you how to surrender your share certificates in exchange for the Merger Consideration. Holders of uncertificated shares of Company Common Stock (i.e., holders whose shares are held in book-entry form) will receive the Merger Consideration, without interest and less any required withholding taxes, following receipt by the Paying Agent of a duly executed letter of transmittal by the holders of such shares.

Specific Performance

The parties to the Merger Agreement are entitled to injunctive or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in any state court in the state of Delaware or any federal court sitting in the state of Delaware.

Dissenters’ Rights

Pursuant to Subtitle 13 of the KBCA, our shareholders have the right to dissent from the Merger and receive a cash payment for fair value of their shares of Company Common Stock in accordance with the KBCA. The fair value under Subtitle 13 could be greater than, equal to or less than the Merger Consideration per share that our shareholders are entitled to receive in the Merger. To qualify for these rights, you must deliver a written notice of intent to demand payment prior to the Special Meeting, not vote in favor of the Merger at the Special Meeting or any adjournment thereof and otherwise comply precisely with the procedures set forth in Subtitle 13 of the KBCA for exercising dissenters’ rights. If you validly exercise (and do not withdraw or fail to perfect) dissenters’ rights, the ultimate amount that you may be entitled to receive may be less than, equal to or more than the amount of Merger Consideration that you would have received under the Merger Agreement. For a summary of these procedures, see the section entitled “Dissenters' Rights” (beginning on page 97). The foregoing and the summary of Subtitle 13 of the KBCA set forth in this proxy statement is qualified in its entirety by reference to the full text of Subtitle 13 of the KBCA. You are encouraged to read the entirety of Subtitle 13 of the KBCA, a copy of which is attached to this proxy statement as Annex C.

Market Price of Our Stock

Company Common Stock is listed on the OTC Markets, Inc. (“OTCMKTS”) under the trading symbol “IHRC.” The closing sale price of Company Common Stock on the OTCMKTS on October 26 2017, which was the last trading day before we announced the Merger, was $17.55. On November 21, 2017, the last practicable trading day before the date of this proxy statement, the closing price of Company Common Stock on the OTCMKTS was $43.00.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company shareholder. Please refer to the section entitled “Summary” (beginning on page 1) and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, each of which you should read carefully. You may obtain information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” (beginning on page 102).

Q.	Why am I receiving these materials?

A.	The Board is furnishing this proxy statement and form of proxy card to the holders of shares of Company Common Stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q.	What am I being asked to consider for approval at the Special Meeting?

A.	You are being asked to vote on the following proposals:

1.	To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into the Company, and the Company will become a direct, wholly owned subsidiary of Parent;

2.

To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3.	To approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q.	When and where is the Special Meeting?

A	The Special Meeting will take place at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601 on [●] at [●].

Q.	Who is entitled to vote at the Special Meeting?

A.

Shareholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of Company Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Company Common Stock owned as of the Record Date.

Q.	May I attend the Special Meeting and vote in person?

A.

Yes. All shareholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Shareholders will need to present proof of ownership of shares of Company Common Stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

If you are a participant in the ESOP and the ESOP holds shares for your benefit, you should instruct the Trustee how to vote the shares allocated to you under the ESOP. If you do not so direct the Trustee, the Trustee has been directed by the Administrative Committee to vote such shares in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not to vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. If you are a participant in the ESOP and the ESOP holds shares for your benefit, you may not vote such shares in person at the Special Meeting unless you obtain a “legal proxy” from the Trustee.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent.

Q:	What will holders of Company Common Stock receive in the Merger?

A:

Except for shares as to which a shareholder properly exercises, and does not withdraw or fail to perfect, dissenters’ rights under Subtitle 13 of the KBCA, and except for the shares being contributed by the Contributing Shareholders pursuant to the Contribution Agreement, upon completion of the Merger, each holder of Company Common Stock will receive $44.75 in cash, without interest and less any required withholding taxes, for each share of Company Common Stock owned. The Contributing Shareholders will contribute certain of their shares of Company Common Stock to Parent in exchange for a corresponding number of membership interests in Parent. The Contributing Shareholders will not receive cash for any shares contributed to Parent. Except for such Contributing Shareholders who will receive interests of equal value of Parent, holders of Company Common Stock will not own shares in the surviving corporation.

Q.	What will happen to the ESOP in the Merger?

A.

The ESOP was suspended in June, 2012 and since that time, no contributions have been allowed to the ESOP and no new participants have been added. Immediately prior to the Effective Time, the ESOP will be terminated and, except for Contributing Shareholders, each participant will elect one of three options with respect to the Merger Consideration: (i) to be rolled into the Company’s 401k plan, (ii) to be rolled into an IRA or other vehicle established by the participant, or (iii) to receive cash in exchange for the shares of Company Common Stock held by the ESOP for the benefit of each such participant.

Q:	When do you expect the Merger to be completed?

A:

We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in the fourth quarter of calendar year 2017 or the first quarter of calendar year 2018, although the Company cannot assure completion by any particular date, if at all.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, shareholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain a publicly traded company, and shares of Company Common Stock will continue to be quoted on the OTCMKTS. If the Merger Agreement is terminated, the Company may be obligated to reimburse Parent up to $1,250,000 for its expenses. Also, if, due to termination of the Merger Agreement in certain circumstances or the Company fails to take certain actions, then the Company may be required to pay a termination fee of $2,500,000 (inclusive of any expense payments described in the preceding sentence). Likewise, Parent may be required to reimburse Company up to $500,000 for its expenses if the Company terminates the Merger Agreement due to certain breaches by Parent.

Q:	Did the Board approve and recommend the Merger Agreement?

A:	Yes. The Board:

(a)

determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders and adopted and approved the Merger Agreement, the Merger and the other transactions contemplated thereby;

(b)

approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and

(c)

resolved to recommend the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, by the holders of Company Common Stock, upon the terms and subject to the conditions set forth in the Merger Agreement.

Q	How does the Board recommend that I vote?

A.

The Board, after considering the various factors described under the caption “The Merger — Reasons for the Merger,” (beginning on page 44) has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders, and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q.	What vote is required to adopt the Merger Agreement?

A.	The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any shareholder of record to: (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend the Special Meeting and vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q.

What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting?

A.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of Company Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of Company Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

The failure of any shareholder of record to (1) submit a signed proxy card, (2) grant a proxy over the internet or by telephone, or (3) attend the Special Meeting and vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the compensation proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal or the compensations proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal or the compensation proposal.

Q.	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable to the Company’s named executive officers in connection with the Merger?

A.	SEC rules require the Company to seek a non-binding, advisory vote regarding compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

Q.	What is the compensation that will or may become payable to the Company’s named executive officers in connection with the Merger for purposes of this advisory vote?

A.

The compensation that will or may become payable by the Company to its named executive officers in connection with the Merger is certain compensation that is based on or otherwise related to the Merger and payable to the Company’s named executive officers. For further detail, see the section captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements” (beginning on page 36).

Q.	What will happen if shareholders do not approve the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger at the Special Meeting?

A.

Approval of the compensation proposal is not a condition to completion of the Merger. The vote with respect to the compensation proposal is an advisory vote and will not be binding on the Company, Parent or Merger Sub. If the Merger Agreement is adopted by the shareholders and the Merger is completed, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger will be paid to the Company’s named executive officers even if shareholders fail to approve the compensation proposal.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.

If your shares are registered directly in your name with the Company, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

If you are a participant in the ESOP and the ESOP holds shares for your benefit, you are considered the “beneficial owner” of shares of Company Common Stock held by the ESOP for your benefit. In that case, this proxy statement has been forwarded to you by the ESOP. Participants in the ESOP have the right to direct the Trustee to vote the shares allocated to such participants in the ESOP. Participants are also invited to attend the Special Meeting. However, because participants are not shareholders of record, participants may not vote the shares allocated to them in the ESOP in person at the Special Meeting unless they obtain a “legal proxy” from the Trustee.

Q.	How may I vote?

A.	If you are a shareholder of record (that is, if your shares of Company Common Stock are registered in your name with the Company), there are four ways to vote:

●	by signing, dating and returning the enclosed proxy card in the mail in accordance with the Notice of Internet Availability of Proxy Materials or the proxy card;

●	by accessing the internet address on your proxy card in accordance with the Notice of Internet Availability of Proxy Materials or the proxy card;

●	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card in accordance with the Notice of Internet Availability of Proxy Materials or the proxy card; or

●	by attending the Special Meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Company Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Company Common Stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

If you are a participant in the ESOP and the ESOP holds shares for your benefit, you may direct the Trustee to vote the shares held by the ESOP for your benefit by completing and returning the voting form provided by the Trustee, or, if such service is provided by the Trustee, electronically over the internet or by telephone.

Q.	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A.

No. Your bank, broker or other nominee is only permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote of your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or compensation proposal.

Q.	If I am a participant in the ESOP, will the Trustee vote the shares held by the ESOP for my benefit for me?

A.

Unless otherwise directed by the participants, the Administrative Committee has directed the Trustee to vote the shares of Company Common Stock held by the ESOP for the benefit of its participants in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not to vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. If you wish the Trustee to vote the shares of the ESOP held for your benefit differently, you should direct the Trustee to vote such shares accordingly.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

●	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

●	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

●	delivering a written notice of revocation to the Corporate Secretary; or attending the Special Meeting and voting in person by ballot.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting only if you obtain a “legal proxy” from your bank, broker or other nominee.

If you are a participant in the ESOP and the ESOP holds shares for your benefit, you should contact the Trustee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting only if you obtain a “legal proxy” from the Trustee.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.” Harry Lee Waterfield II and Robert M. Hardy, Jr., with full power of substitution, are the proxy holders for the Special Meeting.

Q.	If a shareholder gives a proxy, how are the shares voted?

A.

Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q.	What should I do if I receive more than one set of voting materials?

A.	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q.	Where can I find the voting results of the Special Meeting?

A.

If available, the Company may announce preliminary voting results at the conclusion of the Special Meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information” (beginning on page 102).

Q:	What happens if I sell or otherwise transfer my shares before completion of the Merger?

A:

If you sell or otherwise transfer your shares of Company Common Stock, you will have transferred to the person that acquires your shares of Company Common Stock the right to receive the Merger Consideration to be received in the Merger. To receive the Merger Consideration, you must hold your shares through completion of the Merger.

Q.	What do I need to do now?

A.

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the postage-paid envelope provided, or grant your proxy electronically over the internet or by telephone, so that your shares can be voted at the Special Meeting, unless you plan to exercise dissenters’ rights. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my Company Common Stock certificates now?

A:

No. You will be sent a letter of transmittal with related instructions by a Paying Agent after completion of the Merger, describing how you may exchange your shares of Company Common Stock for the Merger Consideration. Please do NOT return your Company Common Stock certificate(s) to the Company.

Holders of uncertificated shares of Company Common Stock (i.e., holders whose shares are held in book-entry form) will automatically receive the Merger Consideration, without interest and less any required withholding taxes, as promptly as practicable after executing and delivering the transmittal letter to the Paying Agent.

Q:	Is the Merger subject to the fulfillment of certain conditions?

A:

Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” (beginning on page 84).

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the Merger Consideration for my shares?

A:

Yes. As a holder of Company Common Stock, you are entitled to dissenters’ rights under Kentucky law in connection with the Merger if you meet certain conditions, which conditions are described in this proxy statement in the section entitled “Dissenters’ Rights” (beginning on page 97).

Q:	What are the U.S. federal income tax consequences of exchanging my shares of Company Common Stock for cash pursuant to the Merger?

A:

Your exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder that exchanges shares of Company Common Stock for cash pursuant to the Merger will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock exchanged therefor.

As described above, a certain number of shareholders entering into the Contribution Agreement are Contributing Shareholders. If you are such a Contributing Shareholder, the contribution of your shares of Company Common Stock in exchange for a membership interest in Parent will generally be a nontaxable transaction for U.S. income tax purposes. No gain or loss is recognized by Parent or the contributing U.S. Holder as a result of a contribution of the Company Common Stock (even if the Company Common Stock is appreciated) by such individual to Parent in exchange for a membership interest in Parent. The income tax basis in the Parent membership interest acquired in exchange for a contribution of Company Common Stock to Parent equals the amount of money and the contributor’s adjusted basis in Company Common Stock contributed to Parent.

You are urged to consult your own tax advisor regarding the tax consequences to you of exchanging your shares of Company Common Stock for cash pursuant to the Merger in light of your own particular circumstances. See the section entitled “The Merger – U.S. Federal Income Tax Consequences of the Merger for U.S. Holders” (beginning on page 62) for more information.

Q:	Do any of the Company’s directors or executive officers have interests in the Merger that may differ from those of Company shareholders generally?

A:

You should be aware that the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company shareholders generally. Certain of the directors and executive officers of the Company have entered into the Voting Agreement with Parent pursuant to which they have irrevocably agreed to vote in favor of the Merger. In addition, certain of the directors and executive officers of the Company are Contributing Shareholders and are contributing certain of their shares of Company Common Stock to Parent in exchange for membership interests in Parent in lieu of Merger Consideration with respect to those shares. Finally, certain directors and officers have executed employment agreements, effective upon the Effective Time, whereby such officers and directors will be employed by an affiliate of the surviving corporation following the Merger. These interests, among others, are described in more detail in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” (beginning on page 57). The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement.

Q:	Where can I find more information about the Company?

A:

We file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” (beginning on page 102).

Q:	Who can help answer my other questions?

A:	If you have more questions about the Merger, please contact Jane Jackson at (502) 209-1009. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains, and certain oral statements made by representatives of the Company and Parent, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Parent’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Parent’s expectations with respect to future performance and anticipated financial impacts of the transaction, the satisfaction of the closing conditions to the transaction and the timing of the completion of the transaction. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the Company’s and Parent’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Merger to fail to close;

●	the outcome of any legal proceedings that may be instituted against the Company or Parent following the announcement of the Merger Agreement and the transactions contemplated therein;

●

the inability to complete the Merger, including due to failure to obtain approval of the Company Shareholders or the failure to obtain certain financing by an affiliate of Parent to fund a material portion of the aggregate Merger Consideration, or other conditions to closing in the Merger Agreement;

●

delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from the Kentucky insurance regulator) required to complete the transactions contemplated by the merger agreement;

●	the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the Merger;

●

the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees;

●	costs related to the Merger;

●	changes in applicable laws or regulations;

●	the possibility that the Company or Parent may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties identified in this proxy statement relating to the Merger.

The Company and Parent caution that the foregoing list of factors is not exclusive. The Company and Parent caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and Parent do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601 on [●] at [●].

Purpose of the Special Meeting

At the Special Meeting, we will ask shareholders to vote on proposals to: (1) adopt the Merger Agreement; (2) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

Only shareholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of shareholders entitled to vote at the Special Meeting will be available at our principal executive offices, located at 200 Capital Avenue, Frankfort, Kentucky 40601, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, there were 1,351,881.803 shares of Company Common Stock issued and outstanding of which 1,111,015.345 are entitled to vote at the Special Meeting.

The holders of a majority in voting power of the Company Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions, Broker Non-Votes and ESOP Trustee Votes

The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock on the Record Date is required to adopt the Merger Agreement. Adoption of the Merger Agreement by Company shareholders is a condition to the closing of the Merger.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of Company Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of Company Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a shareholder abstains from voting, that abstention will have the same effect as if the shareholder voted “AGAINST” the proposal to adopt the Merger Agreement. For shareholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the shareholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. However, the failure of any shareholder of record to (1) submit a signed proxy card, (2) grant a proxy over the internet or by telephone, or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the compensation proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on (1) the proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or (2) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Under applicable stock exchange rules, as each of the proposals to be voted on at the Special Meeting is considered “non-routine,” brokers do not have discretion to vote on such proposals and as such, broker non-votes will not be included in the calculation of the number of shares of the Company Common Stock represented at the Special Meeting for purposes of determining a majority.

Unless otherwise directed by the participants, the Administrative Committee has directed the Trustee to vote the shares of Company Common Stock held by the ESOP for the benefit of its participants in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not to vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. If you wish the Trustee to vote the shares of the ESOP held for your benefit differently, you should direct the Trustee to vote such shares accordingly.

Shares Held by the Company’s Directors and Executive Officers

As of November 21, 2017, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 549,749.567 shares of Company Common Stock, representing approximately 49.5% of the shares of Company Common Stock outstanding. Our directors and executive officers have informed us that they currently intend to vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr., Julie Hunsinger Mink, Larry J. Johnson II, Whitney Waterfield, Garth Waterfield, Jane Jackson and Kendall Shelton collectively beneficially owned, in the aggregate, 335,320.200 shares of Company Common Stock, or approximately 30.3% of the total number of outstanding shares of Company Common Stock. These shareholders have entered into a Voting Agreement with Parent pursuant to which each has irrevocably agreed to vote in favor of the Merger. Members of the Administrative Committee are also directors and/or officers of the Company. The Administrative Committee has directed the Trustee to vote the shares of the ESOP that are held for the benefit of participants who do not otherwise direct the Trustee to vote in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not to vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Voting of Proxies

If your shares are registered in your name with the Company, you may cause your shares to be voted by internet, telephone or mail by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the shareholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the compensation proposal.

If you are a participant in the ESOP, you may direct the Trustee to vote shares held by the ESOP for your benefit by completing and returning the voting form provided by the Trustee or attending the Special Meeting and voting in person with a “legal proxy” from the Trustee. If you do not direct the Trustee how to vote such shares, the Administrative Committee has directed the Trustee to vote such shares in favor of the proposal to adopt the Merger Agreement and adjourn the Special Meeting to a later date or dates and not to vote in regard to the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Revocability of Proxies

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

●	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

●	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

●	delivering a written notice of revocation to our Corporate Secretary; or

●	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting only if you obtain a “legal proxy” from your bank, broker or other nominee.

If you are a participant in the ESOP, you should contact the Trustee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting only if you obtain a “legal proxy” from the Trustee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board, after considering various factors described under the caption “The Merger — Reasons for the Merger,” (beginning on page 44) has unanimously (1) determined that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. The Company will solicit proxies in connection with the Special Meeting directly and will not retain an outside proxy solicitor. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by shareholders of the proposal to adopt the Merger Agreement and applicable regulatory approval, we anticipate that the Merger will be consummated in the fourth quarter of calendar year 2017 or the first quarter of calendar year 2018.

Dissenters’ Rights

If the Merger is completed, shareholders who do not vote in favor of the adoption of the Merger Agreement and who properly dissent from the Merger will be entitled to dissenters’ rights in connection with the Merger under Subtitle 13 of the KBCA. This means that holders of shares of Company Common Stock are entitled to receive payment in cash of the “fair value” of their shares of Company Common Stock, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Company, or if there is a disagreement among the Company and such dissenting shareholders regarding what constitutes “fair value,” by the Franklin County, Kentucky Circuit Court, so long as they comply with the procedures established by Subtitle 13 of the KBCA. Due to the complexity of the dissenters’ rights process, shareholders who wish to exercise dissenters’ rights of their shares are encouraged to exercise the advice of legal counsel with respect to the exercise of dissenters’ rights.

Shareholders considering exercising dissenters’ rights should be aware that the fair value of their shares as determined pursuant to Subtitle 13 of the KBCA could be more than, the same as or less than the value of the Merger Consideration.

To exercise your dissenters’ rights, you must (1) deliver a written demand for dissenters’ rights to the Company before the vote is taken on the adoption of the Merger Agreement, (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement, and (3) continue to hold your shares of Company Common Stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the KBCA will result in the loss of your appraisal rights. The KBCA requirements for exercising dissenters’ rights are described in further detail in this proxy statement, and the relevant section of the KBCA regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Company Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of Company Common Stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

This proxy statement is available on the website of the Company, at www.ihlic.com.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact Jane Jackson, Corporate Secretary of the Company, 200 Capital Avenue, Frankfort, Kentucky 40601, (800) 422-2011, extension 1009, jjackson@ihlic.com.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to adopt the Merger Agreement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” (beginning on page 39) of this proxy statement and “The Merger Agreement” (beginning on page 65) of this proxy statement. A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of Company Common Stock voting in favor of the proposal to adopt the Merger Agreement. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is required to approve this proposal.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If shareholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from shareholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The affirmative vote of the holders of a majority of the shares of Company Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve this proposal.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. This compensation is summarized in the table in the section of this proxy statement captioned “The Merger — Interests of our Directors and Executive Officers in the Merger—Golden Parachute Compensation” (beginning on page 60).

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the shareholders of Investors Heritage Capital Corporation approve, on a nonbinding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K above.

The Board unanimously recommends that you vote “FOR” this Proposal 3.

Shareholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on the Company, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

THE PARTIES TO THE MERGER AGREEMENT

The Company

Investors Heritage Capital Corporation

200 Capital Avenue

Frankfort, Kentucky 40601

Phone: (800) 422-2011

The Company, a Kentucky corporation, through its subsidiary Investors Heritage Life Insurance Company, is licensed to sell insurance in 37 states. The Company, through subsidiaries Investors Heritage Life Insurance Company and Investors Heritage Financial Service Group, Inc. focuses its products in three markets: (i) pre-need market which provides life insurance and annuities sold through funeral homes to fund pre-arranged funeral contracts; (ii) final expense market which provides life insurance to cover an insured’s final expenses, including, without limitation, funeral expenses, hospital bills or credit card bills; (iii) ordinary life market which provides whole life and term insurance products; and financial institution market which provides, credit life, accident and health and mortgage protection products. In addition, the Company provides Third Party Administration services for other non-affiliated life insurance companies. As a Third Party Administrator, the Company provides services to the agents and policyholders of these different companies. The Company’s principal executive offices are located at 200 Capital Avenue, Frankfort, and its telephone number is (800) 422-2011, extension 1009. The Company’s website is http://www.ihlic.com. The material located on such website is not a part of, or otherwise incorporated into, this proxy statement. Additional information about the Company is included in documents incorporated by reference into this proxy statement and our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” (beginning on page 102).

Parent

Aquarian Investors Heritage Holdings LLC

299 Park Avenue, 6th Floor

New York, NY 10017

(212) 468-5000

Parent is a Delaware corporation that was established to facilitate the acquisition of the Company and is indirectly owned and controlled by Rudrabhishek Sahay (“Mr. Sahay”). Parent was formed on May 23, 2017 expressly for the Merger and conducts no independent business operations of its own. After the Closing, Parent will be the immediate parent company of the Company. Parent’s principal executive offices are located at 299 Park Avenue, 6th Floor, New York, New York and its telephone number is (212) 468-5000.

Merger Sub

Aquarian Investors Heritage Acquisition Co.

299 Park Avenue, 6th Floor

New York, NY 10017

(212) 468-5000

Merger Sub is a Kentucky corporation that is a wholly owned subsidiary of Parent. Merger Sub was formed on July 13, 2017 expressly for the Merger and conducts no independent business operations of its own. At the Closing, Merger Sub will be merged with and into the Company, with the Company surviving. Merger Sub’s principal executive offices are located at 299 Park Avenue, 6th Floor, New York, New York and its telephone number is (212) 468-5000.

THE MERGER

Background of the Merger

On June 7, 2016, a representative of Aquarian Holdings, LLC, which we refer to in this proxy statement as “Aquarian”, contacted our Chairman and informed him that Aquarian was interested in a potential strategic transaction involving Aquarian and the Company.

On August 15, 2016, our Chairman and CEO and Executive Vice President and General Counsel met with representatives of Aquarian to discuss the potential strategic transaction. The Aquarian representatives indicated that they represented investors who would be interested in providing fair value to the shareholders and in the long-term growth of the Company.

On August 26, 2016, the Company received a letter of intent from Aquarian regarding the structure of the potential strategic transaction in which Aquarian valued the Company at a price between $22.00 and $23.00 per share. The Board was promptly notified of the letter of intent. The closing trading price on August 25, 2016 for Company Common Stock was $15.03.

On September 22, 2016, the Board held a meeting at which the Board discussed Aquarian and the potential benefits of exploring the potential merger with Aquarian. The Board discussed its preliminary views on valuation with certain members expressing concerns with the valuation. The Board also discussed engaging a financial advisor to help the Board evaluate whether the offer by Aquarian merited consideration, but determined, with the advice of the representative of Stites & Harbison PLLC, counsel to the Company (“Stites”), that it was not necessary to engage a financial advisor at that point due to the Company's management's ability and expertise in valuing insurance companies and other blocks of life insurance business.

On October 31, 2016, the Board held a meeting at which members of senior management reported management’s valuation of the Company, including the valuation method used and management’s experience with that method, and compared it to the valuation offered and valuation method used by Aquarian. The Board discussed the valuations. The Board instructed the members of senior management to review the valuation and valuation method with representatives from Aquarian.

On November 10, 2016, the Board held a meeting at which it was reported to the Board that, after discussions with management, representatives of Aquarian requested that the Board respond to the letter of intent with details about management’s valuation. The Board discussed alternative methods of valuation. Following discussion, the Board unanimously voted to authorize management to respond to Aquarian’s letter of intent with a counter offer in the amount of $54.97 per share but otherwise confirming the other provisions in the letter of intent.

On November 11, 2016, the Company submitted a revised letter of intent to Aquarian.

On November 17, 2016, representatives of the Board met with representatives of Aquarian to review the letter of intent and potential terms and structure of a merger agreement. Representatives of Aquarian agreed to the valuation method set forth in the Company’s counter offer.

Between November 17, 2016 and December 15, 2016, members of senior management and representatives of Aquarian continued to negotiate the letter of intent.

On December 15, 2016, the Board held a meeting at which it discussed the status of the negotiations with Aquarian. Following discussion, the Board voted to authorize management to execute the revised letter of intent, provided that it contained a floor price of no less than $38.00 per share and included the right of the Company to enter into a superior proposal under certain circumstances.

On December 27, 2016, the Company and Aquarian signed the letter of intent.

On January 4, 2017, the Company received a request for due diligence from Aquarian. Over the next several weeks, the Company provided certain diligence materials to representatives of Aquarian.

On January 19, 2017, the Board held a meeting at which it received a status update on the level of due diligence completed to date. The Board discussed the timing for delivery of draft documents.

On February 16, 2017, the Board held a meeting at which the Board was provided a further update on due diligence provided to Aquarian and in addition, the Board was advised that a request for due diligence materials had been delivered to Aquarian. It was reported that Aquarian had engaged an accounting firm, an actuarial firm and an investment advisory firm to assist with its due diligence.

On March 7, 2017, Aquarian delivered an initial draft of the Merger Agreement to the Board.

On March 16, 2017, the Board held a meeting at which the Board was advised that representatives from Stites and representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), counsel to Aquarian, were in the process of negotiating terms of the draft Merger Agreement. An update on due diligence was provided. The Board also approved the creation of a Special Committee composed of independent members of the Board, which was tasked with (i) reviewing the terms of the proposed Merger, (ii) evaluating the effects of the proposed Merger on the shareholders of the Company, (iii) engaging Stites for legal advice as needed, (iv) engaging a financial advisor to provide a fairness opinion for the proposed Merger, and (v) making a recommendation to the Board with respect to the proposed Merger. The Special Committee consisted of Harold G. Doran, David W. Reed and Gordon C. Duke, all directors of the Company. It was reported that initial bids had been requested from several financial firms to act as financial advisor and provide a fairness opinion regarding the proposed Merger with Aquarian. The Board advised that meetings would be arranged with the financial firms and the Special Committee so that the Special Committee could interview the candidates and select a firm.

On March 30, 2017, the Board held a meeting at which it was provided an update on the status of the Merger. The Board discussed issues regarding expectations with respect to the timing of the transaction. The Board also discussed the ESOP participants’ participation in the Merger.

On April 7, 2017, the Special Committee held a meeting at which it interviewed two potential financial advisors. After discussion, the Special Committee unanimously selected Stout to serve as the financial advisor, after considering Stout’s presentation of its qualifications, related experience, reputation and prior representations.

On April 13, 2017, the Board held a meeting at which it was provided an update on the status of negotiations with Aquarian including related to the ESOP’s participation in the Merger. It was also reported that drafts of the related Merger documents had been received. The Special Committee reported that it had engaged Stout to act as financial advisor and to provide a fairness opinion regarding the proposed Merger. The Board discussed key remaining issues in the proposed Merger. It was reported that if the proposed Merger is consummated, the existing Board would resign except for Mr. Waterfield and Mr. Hardy. In addition, Mr. Carr would be elected to the Board of the surviving corporation.

On April 20, 2017, senior management of the Company met with Stout representatives in connection with Stout’s due diligence related to the Merger.

On May 11, 2017, the Board held a meeting at which it was provided an update on the status of the Merger. The Board discussed expectations with respect to Aquarian’s ability to obtain the equity financing required for the proposed Merger and expectations with respect to the timing of the transaction. On June 2, 2017, the Board held a meeting at which it was advised that the parties agreed to a purchase price equal to $44.75 per share of Company Common Stock, subject to Board approval. Following discussion, the Board unanimously approved the purchase price of $44.75 per share. The Board discussed issues with the draft of the Merger documents and expectations with regards to Aquarian’s ability to obtain the equity financing it required. The Board also discussed the timing of Stout’s fairness opinion and expectations with respect to the timing of the transaction.

On June 13, 2017, the Special Committee held a meeting, with a representative from Stites and representatives from Stout. The representatives from Stout provided an overview of Stout’s qualifications and the process it followed in analyzing the valuation. The representatives from Stout reviewed the various valuation methods utilized and discussed premiums recently paid in the market.

On June 15, 2017, the Special Committee held a meeting with representatives from Stout and Stites in attendance. At this meeting, the representatives from Stout provided copies of its presentation related to the fairness opinion, discussed certain financial analyses with the Special Committee, as well as the assumptions and matters considered in rendering its fairness opinion. Representatives of Stout rendered to the Special Committee its oral opinion that $44.75 per share of the Company’s Common Stock offered by Aquarian was fair, from a financial point of view, to the holders of the Company Common Stock. Following discussion, the Special Committee agreed that the price was fair to the shareholders of the Company. The representative from Stites and the Special Committee discussed issues in the Merger documents and key remaining issues with respect to the transaction.

On June 15, 2017, the Board held a meeting with representatives of Stout and Stites in attendance. At this meeting, Stout delivered to the Board copies of its presentation related to the fairness opinion and a representative from Stites discussed key remaining issues with the transaction and Merger documents. The Board discussed the requirement of a Form A hearing with the Kentucky Department of Insurance.

On June 19, 2017, the Special Committee held a meeting with a representative of Stites in attendance. The Stites representative reviewed the changes to the Merger documents with the Special Committee. The Special Committee discussed the status of Aquarian’s ability to provide the equity commitment letter. The Special Committee unanimously recommended that the Board approve the Merger Agreement and the transactions contemplated thereby subject to receipt of an acceptable equity commitment letter.

Following the meeting of the Special Committee, the full Board convened with a representative from Stites in attendance. The Special Committee reported its discussions regarding the proposed Merger with Aquarian and recommended the Board approve the Merger Agreement and the transactions contemplated thereby, subject to receipt of an acceptable equity commitment letter. The Board discussed the Special Committee’s recommendation. Following discussion, the Board unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to, advisable and in the best interests of the Company and its shareholders, (ii) approved the form, terms, provisions and conditions of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, subject to the receipt of an acceptable equity commitment letter from Aquarian, and (iii) resolved to recommend that the Company’s shareholders vote for the adoption of the Merger Agreement.

On or about July 7, 2017, the Board was provided an update on Aquarian’s equity financing for the transaction. On July 13, 2017, the Board was informed that Aquarian was seeking debt financing to fund a portion of the financing required for the transaction.

On July 26, 2017, the Board held a meeting at which it was provided an update on Aquarian’s financing for the transaction. It was reported that Aquarian had commenced negotiating with a lender to provide the debt financing. The Board discussed the debt financing and the proposed structure of the transaction.

On August 10, 2017, the Board held a meeting at which it was advised that negotiations were continuing with respect to the letter of intent with Aquarian. The Board was also provided with an update on Aquarian’s financing for the transaction and reviewed the revised drafts of the Merger documents.

On September 14, 2017, the Board held a meeting at which the Board was provided an update on Aquarian’s financing for the transaction. The Board discussed changes in the Merger documents.

On October 12, 2017, the Board held a meeting at which the Board was provided an update on Aquarian’s financing for the transaction.

On October 26, 2017, the Special Committee held a meeting with representatives of Stout and Stites in attendance. At this meeting, the representatives of Stout provided an update on the findings on which Stout’s fairness opinion was based and advised that Stout’s overall conclusions had not been changed since Stout’s previous presentation. Management also provided an update on Aquarian’s financing for the transaction. Following discussion, the representatives of Stout advised that Stout was prepared to issue its fairness opinion and that the $44.75 per share of the Company Common Stock offered by Aquarian was fair, from a financial point of view, to the holders of the Company Common Stock (other than the excluded persons). The Special Committee discussed the Merger documents and the structure of the proposed Merger. The Special Committee unanimously resolved to recommend that the Board reaffirm its June 19, 2017 approval of the Merger Agreement and the transactions contemplated thereby.

Following the meeting of the Special Committee, the full Board convened with representatives from Stout and Stites in attendance. At this meeting, the representatives of Stout provided an update on the findings on which Stout’s fairness opinion was based and advised that Stout’s overall conclusions had not been changed since Stout’s previous presentation. Management also provided an update on Aquarian’s financing for the transaction. The Board discussed the Merger documents and the structure of the proposed Merger. The Special Committee made its recommendation to the Board that the Board reaffirm its June 19, 2017 recommendation for approval of the Merger Agreement and related transactions. Following discussion, the Board unanimously reaffirmed its June 19, 2017 recommendation for approval pursuant to which the Board (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and its shareholders, (ii) approved the form, terms, provisions and conditions of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (iii) resolved to recommend that the Company’s shareholders vote for the adoption of the Merger Agreement.

On October 27, 2017, the Company, Parent and Merger Sub executed and delivered the Merger documents. On that same day, the Company and Aquarian issued a joint press release announcing the transaction and the Company filed a Current Report on Form 8-K with the SEC disclosing the execution of the Merger Agreement and attaching a copy of the definitive Merger Agreement and related documents as exhibits.

On November 16, 2017, the Board resolved to recommend that the Company’s shareholders approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Reasons for the Merger

In the course of the Board making the determinations described above in the section entitled “The Merger - Background of the Merger” (beginning on page 39), the Board consulted with management of the Company, as well as the Company’s legal and financial advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

●

the fact that the Merger Consideration of $44.75 per share to be received by the Company shareholders in the Merger represents a significant premium of approximately 155% over the closing market price at which shares of Company Common Stock traded on October 26, 2017, the last trading day before the announcement of the execution of the Merger Agreement;

●	its belief, based on the discussions and extensive negotiations with Parent, that $44.75 per share of the Company Common Stock was the highest price Parent would be willing to pay;

●

its belief, based on the discussions with several parties other than Parent, that it was unlikely that any other party would be willing to pay more than $44.75 per share in cash to acquire the Company.

●

the fact that the Merger Consideration is all cash (other than the consideration the Contributing Shareholders are to receive in the form of membership interests in Parent), which provides liquidity and certainty of value to the Company shareholders;

●	the Company’s current and historical financial condition, results of operations, competitive position, strategic options and prospects, as well as the Company’s future financial plan and prospects;

●	the prospective risks to the Company as an independent public company, including the risks and uncertainties identified in the Company’s Form 10-K for the fiscal year ended December 31, 2016;

●

the financial analyses presented by Stout, including Stout’s opinion to the effect that, as of October 26, 2017, and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Stout’s written opinion, dated the same date, the Merger Consideration to be received by the holders of Company Common Stock (other than the excluded persons) in the Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such shareholders (see the section entitled “The Merger — Opinion of Stout to the Special Committee and the Board” (beginning on page 47));

●	its belief that the equity financing and debt financing will be made available at the Effective Time;

●	the terms of the Merger Agreement and the related agreements, including:

●	the limited number and nature of the conditions to Parent’s obligation to consummate the Merger; and

●	the ability of the Company to seek specific performance in the event that Parent or Merger Sub breaches the Merger Agreement;

●	the fact that the Merger Agreement contains customary terms and was the product of arm’s-length negotiations and approved by the Special Committee;

●	the fact that the Company conducted regulatory due diligence in connection with the regulatory approvals that would be required for the Merger; and

●

the availability of dissenters’ rights to our shareholders who properly exercise their statutory rights under Subtitle 13 of the KBCA (see the section entitled “Dissenters’ Rights” (beginning on page 97) and Annex C).

The Board also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the Merger, including the following factors:

●	the risk that the Merger might not be completed;

●

the risk that Parent was a newly formed private equity fund, that it may not be able to enforce its capital commitments and that the Company would not be able to force Parent to sue to enforce the Equity Commitment Letter;

●

the fact that Parent’s obligations to consummate the Merger are conditioned upon the conditions precedent to the closing of the Credit Agreement being satisfied on or before January 31, 2018 (subject to extension to March 2, 2018 if the only conditions not satisfied on or prior to January 31, 2018 are (x) the vote of the shareholders holding a majority of the Company Common Stock to adopt the Merger Agreement at the Special Meeting having been obtained and (y) the receipt and full force and effect of approvals from the Insurance Commissioner of the Kentucky Department of Insurance), which is prior to the Outside Termination Date of the Merger Agreement;

●

the fact that the Merger Consideration (other than the consideration of membership interests in Parent delivered to Contributing Shareholders) consists of cash and will therefore be taxable to the Company shareholders for U.S. federal income tax purposes;

●	the restrictions on the Company’s ability to solicit or engage in discussions or negotiations with a third party regarding a Takeover Proposal;

●

the fact that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived, and as a result, it is possible that the Merger may not be completed, as described in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” (beginning on page 84);

●

the possibility of disruption to the Company’s business that could result from the announcement of the Merger and the resulting distraction of management’s attention from day-to-day operations of the business and its ability to attract and retain key employees during the pendency of the Merger;

●	the fact that the Company has incurred and will incur substantial expenses related to the transactions contemplated by the Merger Agreement, regardless of whether the Merger is consummated; and

●

the fact that the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the closing without the prior written consent of Parent, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed.

During its consideration of the transaction with Parent, the Board was also aware of and considered that the Company’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, their interests as shareholders of the Company generally, as described in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” (beginning on page 57).

After taking into account all of the factors set forth above, as well as others, the Board determined that the potentially positive factors outweighed the potentially negative factors. The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but summarizes the material information and factors considered by the Board in its consideration of the Merger. The Board reached the decision to recommend, adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in light of the factors described above and other factors the Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Board may have given different weights to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, management of the Company, Stout, Stites and Skadden, as financial and legal advisors respectively, and considered the factors overall to be favorable to, and to support, its determinations. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” (beginning on page 26).

Opinion of Stout to the Special Committee and the Board

The Special Committee retained Stout to act as its independent financial advisor in connection with the Merger. In connection with Stout’s engagement, the Special Committee requested that Stout evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Company Common stock (other than the excluded persons) pursuant to the Merger. On October 26, 2017, Stout delivered to the Special Committee and to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated October 26, 2017, to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Stout’s written opinion, the Merger Consideration to be received by the holders of Company Common Stock (other than the excluded persons) in the Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such shareholders.

The full text of Stout’s written opinion, dated October 26, 2017, to the Special Committee of the Board and to the Board, which sets forth, among other things, the assumptions, procedures, factors, qualifications and limitations on the review undertaken by Stout in connection with such opinion, is attached to this proxy statement as Annex B. The description of Stout’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Stout’s opinion. Stout’s opinion was provided to the Special Committee and to the Board for its information in connection with its evaluation of the fairness, from a financial point of view, to the unaffiliated holders of Company Common Stock of the Merger Consideration to be received by such shareholders in the Merger pursuant to the terms of the Merger Agreement and did not address any other aspect of the Merger, including the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company or the underlying decision of the Company to proceed with the Merger. Stout’s opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the Merger or otherwise.

In connection with its Opinion, Stout reviewed drafts of the Merger Agreement and disclosure letters of the Company delivered in accordance with the Merger Agreement, the Voting Agreement, the Contribution Agreement, the form of the Employment Agreements, the Equity Commitment Letter and the Credit Agreement, each dated as of October 26, 2017, and the Second Amended and Restated Limited Liability Company Agreement of Parent, dated as of October 25, 2017. Stout also reviewed certain publicly available business and financial information relating to the Company and such other available information regarding certain merger and acquisition transactions that Stout deemed relevant.

Stout also reviewed certain other information relating to the Company, including without limitation:

●	audited financial statements of the Company for years ended December 31, 2012 through 2016, prepared in accordance with GAAP;

●	internally prepared unaudited financial statements of the Company for the eight-month periods ended August 31, 2016 and 2017, prepared in accordance with GAAP;

●

audited financial statements of Investors Heritage Life Insurance Company, a wholly owned subsidiary of the Company, for the years ended December 31, 2012 through 2016, prepared in accordance with the accounting practices prescribed or permitted by Kentucky Department of Insurance;

●

internally prepared unaudited financial statements of Investors Heritage Life Insurance Company for the eight-month periods ended August 31, 2016 and 2017, prepared in accordance with the accounting practices prescribed or permitted by the Kentucky Department of Insurance;

●	financial forecast of the Company for the fiscal years ending December 31, 2017 through 2021 (see the section entitled “The Merger – Certain Company Forecasts” (beginning on page 54);

●	annual statement of the condition and affairs of the Company for the year ended December 31, 2016;

●	the annual report on Form 10-K of the Company filed with the SEC for the fiscal year ending December 31, 2016;

●	the quarterly report on Form 10-Q of the Company filed with the SEC for the quarterly period ended June 30, 2017; and

●	A.M. Best’s Credit Ratings and Reports for Investors Heritage Life Insurance Company as of August 18, 2017.

Stout did not conduct any physical inspection of the Company or any subsidiaries or their respective assets. Stout’s opinion is necessarily based on business, economic, market and other conditions as they existed and could be evaluated as of October 26, 2017. The Stout opinion is delivered as of its date with no obligation of Stout to update it.

Stout’s Opinion was intended to be utilized by the Special Committee and the Board as only one of many factors to consider in its evaluation of the transactions contemplated by the Merger Agreement. No opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Stout was not requested to opine as to, and its Opinion did not in any manner address the following: (i) the underlying business decision of the Company, its security holders, the Special Committee, the Board, or any other party to proceed with or effect the transactions contemplated by the Merger Agreement; (ii) the merits of the transactions contemplated by the Merger Agreement relative to any alternative business strategies that may exist for the Company or any other party or the effect of any other transactions in which the Company or any other party might have engaged; (iii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the transactions contemplated by the Merger Agreement or otherwise, except as expressly addressed in the Opinion; (iv) the fairness of any portion or aspect of the transactions contemplated by the Merger Agreement to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, not specifically addressed in the Opinion; (v) the solvency, creditworthiness or fair value of the Company or any other participant in the transactions contemplated by the Merger Agreement under any applicable laws relating to bankruptcy, insolvency or similar matters or (vi) how the Special Committee, the Board, the Company’s security holders or any other person should act or vote with respect to the transactions contemplated by the Merger Agreement, including whether holders of Company Common Stock (other than the excluded persons) should vote their shares in favor of the Merger.

Further, the Opinion is not intended to and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote in regard to the transactions contemplated by the Merger Agreement. Stout was not engaged to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the transactions contemplated by the Merger Agreement, the assets, businesses or operations of the Company, Parent, Purchaser, or any other party, or any alternatives to the transactions contemplated by the Merger Agreement, or (b) negotiate the terms of the transactions contemplated by the Merger Agreement.

The Opinion was premised on the assumption that the assets, liabilities, financial condition, and prospects of the Company as of the date of the Opinion had not changed materially since August 31, 2017, the date of the most recent financial statements made available to Stout. In rendering the Opinion, Stout assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by the Company, or otherwise reviewed by or discussed with Stout without independent verification of such information, and Stout assumed and relied upon the representations and warranties contained in the draft Merger Agreement reviewed by Stout. Stout assumed, without independent verification, that the financial forecast was prepared in good faith and reflected the best currently available estimates of the management of the Company as to the future financial results of the Company, and Stout relied upon the financial forecast in arriving at the Opinion. Stout was not engaged to assess the reasonableness or achievability of the financial forecast or the assumptions upon which they were based, and it expressed no view as to the financial forecast or such assumptions. Stout assumed that the transactions contemplated by the Merger Agreement would be consummated in a manner that complies in all respects with applicable federal, state and local laws, rules and regulations and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the transactions contemplated by the Merger Agreement, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the transactions contemplated by the Merger Agreement.

Stout did not conduct a physical inspection of the Company’s facilities or assets. Stout assumed, with the Company’s consent that the final executed form of the Merger Agreement would not differ from the draft of the Merger Agreement that Stout examined, that the conditions to the transactions contemplated by the Merger Agreement as set forth in the Merger Agreement would be satisfied, and that the transactions contemplated by the Merger Agreement would be consummated on a timely basis in the manner contemplated by the Merger Agreement. The Opinion was necessarily based on business, economic, market, and other conditions as they existed and could be evaluated by Stout at the date of the Opinion. Although subsequent developments may affect the Opinion, Stout does not have any obligation to update, revise, or reaffirm the Opinion.

Opinion of Stout to the Trustee

In addition to the opinion rendered by Stout to the Special Committee and the Board, Stout rendered an opinion to the Trustee. The opinion rendered by Stout to the Trustee provided that the Merger Consideration to be received by the ESOP on behalf of its beneficiaries in the Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to the ESOP and that the Merger Consideration to be received by the ESOP in the Merger pursuant to the terms of the Merger Agreement was not less than fair market value.

Material Financial Analysis of Stout to the Special Committee and the Board

The following is a brief summary of the material analyses performed by Stout in connection with the preparation of its Opinion dated October 26, 2017.

Income Approach

Stout considered four methods under the income approach in order to derive an implied per share value for the Company. In performing the different income approach methods, Stout relied on the Company’s Forecast as provided by management. The four methods under the income approach include:

●	a discounted cash flow analysis using a terminal multiple;

●	a discounted cash flow analysis using the Gordon Growth Model;

●	the present value of future market value of equity (based on book value excluding accumulated other comprehensive income (“AOCI”)); and

●	the present value of future market value of equity (based on book value).

Applying a discounted cash flow method based on projected net income and a terminal value based on market value of equity to book value (excluding AOCI), Stout’s analysis indicated a value per share for the Company Common Stock ranging from $24.60 to $34.24, as compared to the Merger Consideration of $44.75 per share for the Company Common Stock.

Applying a discounted cash flow method based on projected net income from the Company forecast and the Gordon Growth Model, Stout indicated a value per share for the Company Common Stock ranging from $14.87 to $18.65, as compared to the Merger Consideration of $44.75 per share for the Company Common Stock.

Based upon a regression of (i) the market value of equity to book value (excluding AOCI) ratios for the Guideline Companies (as defined below) to (ii) the last twelve months return on average equity (excluding AOCI), Stout calculated the future implied market value of equity to book value (excluding AOCI) multiples based on the Company’s projected return on average equity (excluding AOCI) and applied such multiples to the Company’s projected book value (excluding AOCI). After incorporating projected cumulative dividends, Stout discounted the future values to present value using the Company’s calculated equity rate of return. This method indicated a value per share for the Company Common Stock ranging from $25.95 to $28.33, as compared to the Merger Consideration of $44.75 per share of the Company Common Stock.

Based on a regression of (i) the ratio of the Guideline Companies’ market value of equity to book value to (ii) last twelve months return on average equity, Stout calculated the implied market value of equity to book value future multiples based on the Company’s projected return on average equity and applied the implied multiples to the Company’s projected book value. After incorporating projected cumulative dividends, Stout discounted the future values to present value using the Company’s calculated equity rate of return. This method indicated a value per share for the Company Common Stock ranging from $25.06 to $27.20, as compared to the Merger Consideration of $44.75 per share of the Company Common Stock.

Regression Analysis

Stout performed a regression analysis to determine the relationship between (i) the Guideline Companies’ market value of equity to book value (inclusive and exclusive of AOCI) multiples and (ii) Guideline Companies’ last twelve months return on average equity (inclusive and exclusive of AOCI).

Based on the Company’s last twelve month return on average equity (excluding AOCI) of 4.7%, Stout concluded a market value of equity to book value (excluding AOCI) multiple of 0.95x would be implied1. Additionally, based on the Company’s last twelve months return on average equity of 4.0%, Stout concluded a market value of equity to book value multiple of 0.81x would be implied2. Utilizing the results of the regression analyses indicated a value per share for the Company Common Stock ranging from $39.16 to $48.99, as compared to the Merger Consideration of $44.75 per share of the Company Common Stock.

Guideline Public Company Method

Stout reviewed and compared specific financial and operating data relating to the Company to that of select publicly traded companies that Stout deemed to have certain characteristics similar to those of the Company (the “Guideline Companies”). The selected Guideline Companies were:

●	Torchmark Corporation

●	Assurant, Inc.

●	Primerica, Inc.

●	CNO Financial Group, Inc.

1 Stout concluded the regression yielded the formula y=12.578x + 0.3651, where “y” is the market value of equity divided by book value (excluding AOCI) and “x” is the return on average equity (excluding AOCI).  The implied multiple is calculated as follows: 0.95x = (12.578*4.7%) + 0.3651.

2 Stout concluded the regression yielded the formula: y = 12.598x + 0.3048, where “y” is the market value of equity divided by book value and “x” is the return on average equity.  The implied multiple is calculated as follows: 0.81x = (12.598*4.0%) + 0.3048.

●	American National Insurance Company

●	American Equity Investment Life Holding Company

●	FBL Financial Group, Inc.

●	National Western Life Group, Inc.

●	Citizens, Inc.

●	Atlantic American Corporation

Stout noted, however, that none of the Guideline Companies were identical or directly comparable to the Company.

Stout reviewed, among other things, market value of equity as multiples of book value and market value of equity as multiples of book value (excluding AOCI). The overall low to high book value per share multiples observed for the Guideline Companies were 0.65x to 3.07x (with a mean of 1.33x and a median of 1.16x). The overall low to high book value (excluding AOCI) per share multiples observed for the Guideline Companies were 0.69x to 3.18x (with a mean of 1.51x and a median of 1.35x).

Financial data of the Guideline Companies were based on publicly available research analysts’ consensus estimates, public filings and other publicly available information. Financial data of the Company was based on publicly available research analysts’ estimates, public filings and the Company Forecast. See the section entitled “The Merger — Certain Company Forecasts” (beginning on page 54). The foregoing analyses indicated an approximate implied value per share range for the Company of $31.99 to $49.29, as compared to the Merger Consideration of $44.75 per the Company Common Stock.

Merger and Acquisition Method

Stout identified for consideration in its analysis 15 recent transactions (for which sufficient disclosure of financial terms was publicly available) involving the acquisition of companies that Stout deemed to have certain characteristics similar to those of the Company (“M&A Transactions”). Stout noted, however, that none of the companies included in the M&A Transactions is identical or directly comparable to the Company and that none of the M&A Transactions is identical or directly comparable to the transactions contemplated by the Merger Agreement. Stout compared selected information of the Company with the corresponding data indicated by the M&A Transactions.

The market pricing metric considered in Stout’s analysis is the market value of equity to book value (excluding AOCI) multiple. Based on this method, Stout suggests a value per share of Company Common Stock ranging from $36.59 to $50.38, as compared to the Merger Consideration of $44.75 per share for the Company Common Stock.

General

Stout performed a variety of financial and comparative analyses for purposes of rendering its Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Stout’s Opinion. In arriving at its fairness determinations, Stout considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of the Opinion. Stout made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Stout may have considered various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Stout with respect to the actual value of the Company. In performing its analyses, Stout made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of the Company. Any estimates contained in Stout’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which the business could actually be sold.

Stout’s Opinion was furnished for the use and benefit of the Special Committee and the Board in connection with their evaluation of the transactions contemplated by the Merger Agreement.

Stout’s Opinion and its financial analyses were one of many factors taken into consideration by the Special Committee in deciding to approve and recommend that the Board approve the Merger Agreement and the related documents and the transactions contemplated thereby. Consequently, the financial analyses as described above should not be viewed as determinative of the opinion of the Special Committee with respect to the terms of the transactions contemplated by the Merger Agreement or of whether the Special Committee and/or Board would have been willing to agree to different terms.

Stout was not requested to opine to, and the Opinion did not address, the fairness of the amount or nature of any compensation or consideration payable to or received by any of the Company’s officers, directors or employees, or class of such persons, relative to the Merger Consideration or otherwise. The issuance of the Opinion was approved by a committee of Stout authorized to approve opinions of such nature.

Pursuant to an engagement letter dated April 10, 2017, the Board engaged Stout to provide to the Special Committee, an opinion with respect to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Company Common Stock (other than the excluded persons). Under the terms of its engagement, the Company has agreed to pay Stout a fee of approximately $230,000 for its services. Stout’s compensation is neither based upon nor contingent on the results of its engagement or the consummation of the transactions contemplated by the Merger Agreement. In addition, the Company has also agreed to reimburse Stout for certain expenses and indemnify Stout for certain liabilities arising out of its engagement.

The Special Committee selected Stout to provide an opinion to the Special Committee and the Board in connection with its consideration of the transactions contemplated by the Merger Agreement because Stout is a financial advisory firm with experience in similar transactions. Stout is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged transactions, and private placements.

Certain Company Forecasts

The Company does not, as a matter of general practice, develop or publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, certain financial forecasts were prepared by the Company’s management and made available to the Special Committee, the Board and Stout in connection with the Board’s exploration of the Merger.

Such financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. Such financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the Company’s Form 10-K for the year ended December 31, 2016.

Such financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Such financial projections were prepared by the Company’s management. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to such financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, such financial projections do not take into account any circumstances or events occurring after the date they were prepared. Nonetheless, a summary of the projections is provided in this proxy statement only because the projections were made available to the Special Committee, the Board and the Board’s other advisors. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. Readers of this document are urged not to place undue reliance on the summary of the prospective financial information set forth below.

The inclusion of the prospective financial information herein is not deemed an admission or representation by the Company or any of its subsidiaries that the Company views the prospective financial information as material information of the Company or the surviving corporation. The Company has not included this prospective financial information in order to induce any holder of any shares of Company Common Stock to approve the Merger proposal. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

	2017	2018	2019	2020	2021
Projected pre-tax net income of the Company and its subsidiaries (excluding Investors Heritage Life Insurance Company)(1)	$305,906	$378,227	$378,227	$378,227	$378,227
Projected pre-tax net income of Investors Heritage Life Insurance Company(2)	$913,257	$1,444,880	$1,698,050	$2,109,625	$2,663,744
Cumulative projected pre-tax net income of the Company and its subsidiaries	$1,219,163	$1,823,107	$2,076,277	$2,487,852	$3,041,971
Projected net income of the Company and its subsidiaries(3)	$914,372	$1,367,330	$1,557,208	$1,865,889	$2,281,478
(1)

In estimating future pre-tax net income for the Company and its non-insurance company subsidiaries, the Company considered historical results and analyzed the anticipated future results based upon such historical results and estimated future market factors.

(2)

In estimating future pre-tax net income for Investors Heritage Life Insurance Company, the Company analyzed a combination of estimated future sales and operating expenses which are based upon historic results as well as an analysis of the estimated future value of the Company’s current policies in force.

(3)	Assumes a tax rate of 25%.

Effect on Company if Merger is Not Consummated

If the Merger Agreement is not adopted by shareholders or if the Merger is not completed for any other reason, shareholders will not receive any payment for their shares of Company Common Stock. Instead, the Company will remain an independent public company, Company Common Stock will continue to be listed and traded on OTCMKTS and registered under the Exchange Act and the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and risks related to adverse economic or industry conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Company Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock. If the Merger is not completed, the Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, the Company will be required to reimburse Parent for expenses up to $1,250,000 and/or pay Parent a termination fee of $2,500,000 (inclusive of reimbursed expenses) if the Merger Agreement is terminated under specified circumstances. Likewise, Parent will be required to reimburse Company for expenses up to $500,000 if the Merger Agreement is terminated under specified circumstances. For more information please see the section captioned “The Merger Agreement — Termination Fees and Expenses” (beginning on page 87).

Interests of Our Directors and Executive Officers in the Merger

The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below.

Employment Agreements

It is a condition precedent to the consummation of the Merger that certain executives and other key employees of the Company and certain of its subsidiaries enter into employment agreements with Investors Heritage Life Insurance Company and that such employees continue to be employed by the surviving corporation following the Effective Time.

The chart below lists the names of the persons who are parties to the Employment Agreements, the title of each such employee under such Employment Agreement, annual salary each is to receive under the Employment Agreements and the term of each of the Employment Agreements.

Employee	Title	Annual Salary	Employment Term
Harry Lee Waterfield II	Chief Executive Officer	$252,254.24	3 years
Raymond L. Carr	Executive Vice President, Chief Operating Officer	$214,475.91	3 years
Robert M. Hardy, Jr.	Executive Vice President, General Counsel	$187,506.02	3 years
Larry J. Johnson II	Executive Vice President, Chief Financial Officer	$154,757.70	3 years
Julie Hunsinger Mink	Executive Vice President, Chief Actuary	$173,111.94	3 years

The annual salaries reflected above for all executive officers are the same as those currently in effect, except for Mr. Johnson, whose salary would increase by approximately 25% under his new agreement.

Each Employment Agreement contains the following terms and conditions, among others:

●	the employee shall have such duties, responsibilities and authority as may be assigned from time to time by the Board.

●

the term of each Employment Agreement shall automatically extend for an additional one year period unless either the employee or the Company provides written notice of at least 60 days that it shall not be so extended.

●

each employee agrees to contribute shares of Company Common Stock owned by such employee to Parent in accordance with the Contribution Agreement described in the immediately following subsection. Upon termination of employment for any reason, the Company, Parent and Parc shall purchase the interests in Parent owned by such employee in accordance with Parent’s limited liability company agreement.

●	each employee shall be entitled to receive a bonus as determined in accordance with the historical practices of Company.

●

if an employee’s employment is terminated during the term by the Company other than for cause or by the employee for good reason (upon or following the expiration of the term for a reason that would have constituted termination by the Company other than for cause or by the employee for good reason) and employee executes and does not revoke a release of claims in favor of the Company and complies with the various restrictive covenants in the Employment Agreement, the Company will pay employee the base salary for the greater of 12 months or the remainder of the term payable in accordance with normal payroll practices.

●

employee is subject to confidentiality restrictions, covenants against competition, covenants against solicitation, covenants against interference and covenants against disparagement. The non-competition, non-solicitation and non-interference covenants survive for a period of 12 months following termination.

In addition, Raymond L. Carr and Harry Lee Waterfield II have additional terms that provide that if certain associated employees who are related to or otherwise affiliated with such employees are terminated by the Company during the term of Mr. Carr’s or Mr. Waterfield’s employment by the Company other than for cause or by the associated employee for good reason, the Company will provide severance to such associated employee equal to such associated employee’s base salary for the greater of 12 months or the remainder of Mr. Carr’s or Mr. Waterfield’s employment term, as applicable, (such severance payment, the “Associated Severance Payments”), unless the Board (excluding Mr. Carr or Mr. Waterfield, as applicable) approves such termination unanimously and is at the same time considering whether to terminate Mr. Carr or Mr. Waterfield for cause. The associated employee will also become entitled to the Associated Severance Payments if the associated employee is terminated contemporaneously with Mr. Carr’s or Mr. Waterfield’s termination of employment by the Company other than for cause or by Mr. Carr or Mr. Waterfield for good reason, unless the Board approves the associated employee’s termination of employment unanimously. The Associated Severance Payments are subject to the associated employee’s execution and non-revocation of a release of claims in favor of the Company and are payable in accordance with the Company’s normal payroll practices. The Associated Severance Payments will be forfeited if the Company terminates Mr. Carr’s or Mr. Waterfield’s employment or if Mr. Carr or Mr. Waterfield violate the restrictive covenants provided in the applicable Employment Agreement.

Termination of ESOP

Prior to the Effective Time, the Company shall terminate the ESOP and cause the ESOP to distribute, immediately prior to the Effective Time, any shares of Company Common Stock held by the ESOP to the ESOP participants entitled to such distribution, so that immediately prior to the Effective Time such shares of Company Common Stock are owned by the participant (or an eligible retirement plan (as defined in Section 402(c) of the Code) account in the name of the participant). Each of the Company’s executive officers is a participant in the ESOP.

Contribution Agreement

Certain members of the Board and executive officers are also parties to the Contribution Agreement, pursuant to which, such persons have agreed to, in lieu of receiving Merger Consideration, contribute certain of the shares of Company Common Stock beneficially owned by them or by entities in which they have a beneficial interest, to Parent in exchange for a corresponding number of membership interests in Parent. The contribution of such shares shall be effective immediately prior to the Effective Time.

The chart below lists the names of the persons who are parties to the Contribution Agreement as well as the number of shares of Company Common Stock to be contributed by each of them under the Contribution Agreement.

	Contributing Shareholder	Shares	Parent Membership Interests
1.	HLW Investment Corp.	140,620.000	140,620.000
2.	Raymond L. Carr	20,519.708	20,519.708
3.	Robert M. Hardy, Jr.	9,085.941	9,085.941
4.	Julie Hunsinger Mink	5,492.158	5,492.158
5.	Larry J. Johnson II	2,670.315	2,670.315
6.	Whitney Waterfield	2,437.570	2,437.570
7.	Garth Waterfield	1,142.680	1,142.680
8.	Jane Jackson	3,400.104	3,400.104
9.	Kendall Shelton	50.000	50.000

HLW Investment Corp. is a Kentucky corporation owned by Harry Lee Waterfield II, Rose Gayle Waterfield Hardy, Nancy Waterfield Walton and Miller, Griffin & Marks, P.S.C., Trustee for the Harry Lee Waterfield Irrevocable Trust and the Laura Ferguson Waterfield Revocable Trust for the benefit of Harry Lee Waterfield II, Rose Gayle Waterfield Hardy and Nancy Waterfield Walton.

Voting Agreement

Certain of the Company shareholders also entered into a Voting Agreement with Parent. The chart below lists the names of the persons who are parties to the Voting Agreement as well as the number of shares of Company Common Stock owned by them that are subject to the Voting Agreement as of October 27, 2017.

Name	Shares of Company Common Stock
Harry Lee Waterfield II	63,208.398
HLW Investment Corp.	140,620.000
HLW Corporation	43,119.080
Raymond L. Carr	40,225.232
Robert M. Hardy, Jr.	18,171.881
Julie Hunsinger Mink	10,984.316
Larry J. Johnson II	5,340.630
Whitney Waterfield	4,875.141
Garth Waterfield	2,285.360
Jane Jackson	6,800.158
Kendall Shelton	100.000

As of October 27, 2017, the shares of Company Common Stock subject to the Voting Agreement were 335,730.20, which represents 30.3% of the shares of Company Common Stock issued and outstanding on October 27, 2017. Pursuant to the Voting Agreement, each party agreed to appear at the Special Meeting or otherwise cause its Company Common Stock to be counted as present for the purpose of establishing a quorum, vote or cause to be voted at the Special Meeting any of its Company Common Stock in favor of the Merger; vote against any action which could delay, hinder or impede the consummation of the Merger; vote against any Takeover Proposal and granted an irrevocable proxy to Parent to vote such party’s shares at the Special Meeting.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K of the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the Merger that will or may become payable to the Company’s named executive officers in connection with the Merger.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain actions that may occur before completion of the Merger. As a result, the actual amounts, if any, to be received by a named executed officer may materially differ from the amounts set forth below. In particular, for purposes of calculating the amounts set forth in the table below, we have assumed that the Merger was completed on November 21, 2017 (the latest practicable date prior to filing this proxy statement) and that the named executive officers terminated employment immediately thereafter under circumstances that entitled them to severance benefits under their respective Employment Agreements.

Name	Cash[1]	Total
Harry Lee Waterfield II	$252,254.24	$252,254.24
Raymond L. Carr	$214,475.91	$214,475.91
Robert M. Hardy, Jr.	$187,506.02	$187,506.02
(1)

Represents cash severance payable to each named executive officer on a “double-trigger” basis, which means the amounts will become payable only upon a qualifying termination of employment. Payment of the severance is conditioned upon the executive’s execution of a release of claims and compliance with certain noncompetition and other restrictive covenants.

Directors’ and Officers’ Indemnification and Insurance

The Merger Agreement provides that, from and after the Effective Time, the surviving corporation will and Parent will cause the surviving corporation to indemnify and hold harmless to the fullest extent permitted under the Company’s articles of incorporation and bylaws in effect on the date of the Merger Agreement and permitted by the KBCA all past and present directors and officers of the Company and its subsidiaries for acts or omissions occurring at or prior to the Effective Time.

In addition, for a period of six (6) years after the Effective Time, Parent and the surviving corporation will use reasonable best efforts to maintain directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently (and any additional individuals who prior to the effective time become) covered by the Company’s directors’ and officers’ insurance policy with terms, conditions, retentions and levels of coverage at least as favorable as the coverage provided under the Company’s current directors’ and officers’ insurance policy; provided, however, that in no event will Parent or the surviving corporation be required to expend in any one year an amount in excess of an amount that exceeds 200% of the current annual premium for such insurance; and provided, further, that if the annual premiums for such insurance coverage exceed such amount, Parent and the surviving corporation will only be obligated to obtain a policy with the greatest coverage available at an annual premium not exceeding such amount. In lieu of the foregoing insurance coverage, the Company (with Parent’s consent, not to be unreasonably withheld, conditioned or delayed) or Parent may purchase, prior to the Effective Time, a six (6) year “tail” insurance policy that provides coverage identical in all material respects to the coverage described above, provided that the Company does not pay more than an amount that exceeds 200% of the current annual premium for such insurance.

Dissenters’ Rights

Our shareholders have the right under Kentucky law to dissent from the adoption of the Merger Agreement, to exercise dissenters’ rights and to receive payment in cash for the fair value of their shares of Company Common Stock determined in accordance with Kentucky law. The fair value of shares of Company Common Stock, as determined in accordance with Kentucky law, may be more or less than the Merger Consideration to be paid to non-dissenting shareholders in the Merger. To preserve their rights, shareholders who wish to exercise dissenters rights must follow specific procedures. Dissenting shareholders must precisely follow these specific procedures to exercise dissenters’ rights, or their dissenters’ rights may be lost. These procedures are described in this proxy statement, and the provisions of Kentucky law that grant dissenters’ rights and govern such procedures are attached as Annex C. See the section entitled “Dissenters’ Rights” (beginning on page 97).

Delisting and Deregistration of Company Common Stock

If the Merger is completed, the shares of Company Common Stock will be delisted from the OTCMKTS and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Company Common Stock.

U.S. Federal Income Tax Consequences of the Merger for U.S. Holders

The following is a general summary of the anticipated U.S. federal income tax consequences to U.S. holders of the shares of Company Common Stock being exchanged for cash pursuant to the Merger and the anticipated U.S. federal income tax consequences to U.S. holders of the shares of Company Common Stock being contributed to Parent in exchange for membership interests in Parent pursuant to the Merger and under the Contribution Agreement.

This discussion is based on the Internal Revenue Code of 1986, as amended, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practices and judicial decisions, all as in effect as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those summarized herein. We have not sought, and do not intend to seek, any ruling from the IRS or any other taxing authority with respect to any of the U.S. federal income tax consequences summarized herein, and there can be no assurance that the IRS will not challenge any of the consequences summarized herein, or that a court will not sustain any such challenge by the IRS.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust which is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds shares of Company Common Stock, you should consult your own tax advisor regarding the tax consequences of the exchange of shares of Company Common Stock for cash pursuant to the Merger.

This summary is for general information only and does not constitute tax advice. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances. In addition, this discussion does not apply to certain categories of holders that are subject to special treatment under the U.S. federal income tax laws, such as (i) banks, financial institutions or insurance companies, (ii) regulated investment companies or real estate investment trusts, (iii) brokers or dealers in securities or currencies or traders in securities that elect mark-to-market treatment, (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, (v) holders that exercise appraisal rights in connection with the Merger, (vi) holders that acquired shares of Company Common Stock in connection with the exercise of employee stock options or otherwise as compensation for services, (vii) holders that own shares of Company Common Stock as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, (viii) holders that are liable for the “alternative minimum tax” under the Code, (ix) U.S. Holders whose functional currency is not the United States dollar, or (x) holders who are not U.S. Holders. This discussion does not address any tax consequences arising under any state, local or non-U.S. tax laws or U.S. federal estate or gift tax laws. In addition, this discussion applies only to holders that hold their shares of Company Common Stock as capital assets (generally, property held for investment).

SHAREHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION.

The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received (determined before deduction of any applicable withholding taxes) and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of Company Common Stock exchanged were held for more than one year as of the date of exchange. Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. The deduction of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of shares of Company Common Stock (i.e., shares of Company Common Stock acquired for the same cost in the same transaction) exchanged for cash pursuant to the Merger.

Certain U. S. Holders are also parties to the Contribution Agreement, pursuant to which, such persons, in lieu of receiving Merger Consideration, will contribute a number of shares of Company Common Stock beneficially owned by them or by entities in which they have a beneficial interest, to Parent, in exchange for a corresponding number of membership interests in Parent. Parent is a Delaware limited liability company and is taxed as a partnership for U.S. income tax purposes under the Code. It is represented by Parent that it is not an investment partnership. In general, the contribution of the Company Common Stock by a U.S. Holder to Parent is tax free. No gain or loss is recognized by Parent or the contributing U.S. Holder as a result of a contribution of the Company Common Stock (even if the Company Common Stock is appreciated) by such individual to Parent in exchange for a membership interest in Parent. The U.S. Holder’s income tax basis in the Parent membership interest acquired in exchange for a contribution of Company Common Stock to Parent equals the amount of money received and the U.S. Holder’s adjusted basis in Company Common Stock contributed to Parent while Parent will take an income tax basis in the Company Common Stock equal to the U.S. Holder’s income tax basis in the property. The U.S. Holder receives a credit to his or her capital account for the contribution in the amount of the current value of the Company Common Stock and items of income, gain, loss and deductions with respect to Company Common Stock to be shared among the members of Parent who will take into account any difference between the basis of the Company Common Stock to Parent and the fair market value of such property at the time of the contribution.

Regulatory Approvals

The insurance laws and regulations of the Commonwealth of Kentucky require that, prior to the acquisition of control of an insurance company domiciled in Kentucky, the acquiring company must obtain the approval of the Insurance Commissioner of the Kentucky Department of Insurance.

While we believe that the Company and Parent will receive the requisite regulatory approvals and clearances for the Merger, there can be no assurance that such regulatory approvals and clearances will be received or received in a timely manner or that the granting of such regulatory approvals and clearances will not involve the imposition of additional conditions on the completion of the Merger which could result in the conditions to the Merger not being satisfied.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” (beginning on page 102).

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide shareholders with information regarding its terms. The representations, warranties and covenants contained in the Merger Agreement: (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Form of Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the KBCA, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

Effects of the Merger; Directors and Officers; Articles of Incorporation and Bylaws

Following the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the surviving corporation and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the surviving corporation.

The directors of Merger Sub in office immediately prior to the Effective Time and Messrs. Harry Lee Waterfield II, Robert M. Hardy, Jr. and Raymond L. Carr will be directors of the surviving corporation until they either resign, are removed or until their successors are duly elected and qualified.

The officers of the Company immediately prior to the Effective Time shall be the initial officers of the surviving corporation and they will each hold office until they resign, are removed or until their successors are duly elected and qualified.

At the Effective Time, the articles of incorporation of the Company as the surviving corporation will be amended and restated to read as set forth in Exhibit A to the Merger Agreement and such amended and restated articles of incorporation will become the articles of incorporation of the surviving corporation until thereafter amended in accordance with the applicable provisions of the KBCA and the bylaws of the Company, will be amended and restated to read as set forth in Exhibit B to the Merger Agreement and such amended and restated bylaws will become the bylaws of the surviving corporation until thereafter amended in accordance with applicable provisions of the KBCA.

Consummation and Effectiveness of the Merger.

The Merger will become effective upon the parties to the Merger Agreement filing articles of merger with the Secretary of State of Kentucky. The closing of the Merger will occur at 10:00 AM on the fifth business day after the satisfaction or waiver of the conditions to consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions).

Consideration to be Received in the Merger

Each share of Company Common Stock that is held by the Company as treasury stock or owned by Parent or Merger Sub (including shares that are contributed to Parent by shareholders of the Company pursuant to the Contribution Agreement) shall be cancelled immediately prior to the Effective Time and shall not receive any Merger Consideration. Upon consummation of the Merger, each other share of Company Common Stock (other than shares owned by shareholders who are entitled to and who properly exercise dissenters’ rights under the KBCA) will be converted into the right to receive the Merger Consideration (which is $44.75 per share, without interest and less any applicable withholding taxes), upon surrender of each respective share certificate to the Paying Agent (and automatically following the signature of a letter of transmittal from the Paying Agent by each applicable shareholder in the case of any shares held in book-entry form).

Shares Subject to Dissenters’ Rights

Shares subject to dissenters’ rights will not be converted into the right to receive the Merger Consideration, but, instead, holders of shares subject to dissenters’ rights will be entitled to payment of the fair value of such shares in accordance with Subtitle 13 of the KBCA. If any such holder of shares subject to dissenters’ rights fails to perfect or otherwise waives, withdraws or loses the right to payment under Subtitle 13 of the KBCA, then the right of such holder to be paid the fair value of such holder’s shares subject to dissenters’ rights under the KBCA will cease and such shares will be deemed to have been converted at the Effective Time into, and will have become, the right to receive the Merger Consideration without interest or any other payments but subject to applicable withholding taxes. The Company will serve prompt notice to Parent of any demands for dissenters’ rights, attempted withdrawals of such demands and any other instruments served pursuant to the KBCA received by the Company, and Parent will have the right to participate in all negotiations and proceedings with respect to such demands. The Company will not, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed) make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Exchange Procedures

Prior to the Effective Time, Parent will deposit, or cause to be deposited, with a Paying Agent, selected by Parent for the purpose of processing and delivering the Merger Consideration to the shareholders, cash in an amount sufficient to pay the aggregate Merger Consideration in accordance with the Merger Agreement.

The Paying Agent will invest the aggregate Merger Consideration deposited with it in accordance with the Merger Agreement. Any interest and other income resulting from any such investments may be paid to Parent at its discretion. If the amount invested is insufficient to pay the aggregate Merger Consideration, Parent shall, or cause the Merger Sub to, deposit additional funds (within five Business Days) with the Paying Agent in an amount equal to the deficiency.

As promptly as practicable after the Effective Time (but in no event more than three business days following the Effective Time), the surviving corporation will cause the Paying Agent to mail to each holder of Company Common Stock, (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of such shareholder’s certificates or book-entry shares in exchange for payment of the Merger Consideration.

Upon surrender to the Paying Agent of a share certificate for cancellation, together with a duly completed and executed letter of transmittal and any other documents reasonably required by the Paying Agent or the surviving corporation, (i) the holder of such share certificate will be entitled to receive, in exchange for such share certificate, the Merger Consideration that such holder has the right to receive and (ii) the surrendered share certificate will be canceled. No interest will be paid or accrued on the cash payable upon surrender of the certificates.

Any holder of Book-Entry Shares will not be required to deliver a certificate but will be required to deliver an executed letter of transmittal to the Paying Agent in order to receive the Merger Consideration that such holder is entitled to receive. Upon receipt of the executed letter of transmittal by the Paying Agent, the holder of such book-entry shares will be entitled to receive the Merger Consideration that such holder has the right to receive without being required to surrender a certificate.

Until surrendered as contemplated by the Merger Agreement, each such certificate and book-entry share will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.

Any portion of the aggregate Merger Consideration deposited with the Paying Agent (including any interest received with respect thereto) that remains undistributed to holders of shares of Company Common Stock for one year following the Effective Time shall be delivered to the surviving corporation, upon demand. Holders of shares of Company Common Stock who have not complied with the exchange and payment procedures described above by such time may thereafter look only to the surviving corporation for payment of the Merger Consideration, without interest and subject to applicable withholding taxes. None of Parent, Merger Sub, Company, the surviving corporation, or the Paying Agent will be liable to any person for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of shares of Company Common Stock for five years following the Effective Date or at such time at which any Merger Consideration would otherwise escheat to or become property of a governmental entity will, to the extent permitted by law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.

If any certificate has been lost, stolen or destroyed, then the person claiming the certificate to be lost, stolen or destroyed must make an affidavit of that fact in order to be entitled to receive the Merger Consideration in respect of such certificate and, if required by the surviving corporation, such person must post a bond in a reasonable amount directed by the surviving corporation as indemnity against any claim that may be made with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Parent, the surviving corporation, and the Paying Agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to the Merger Agreement, such amounts as are required to be deducted and withheld pursuant to any applicable tax laws.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by Company, Parent and Merger Sub to each other. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement (including in the disclosure letter delivered by the Company to the Parent and by Parent to the Company in connection with the Merger Agreement). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to shareholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. None of the representations and warranties in the Merger Agreement shall survive the Effective Time.

The Company made customary representations and warranties (including, in certain cases, with respect to its subsidiaries) to Parent and Merger Sub in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure letter delivered in connection with the Merger Agreement. These representations and warranties relate to, among other things, the following:

●	organization and good standing of the Company and each of its subsidiaries;

●	capitalization of the Company and each of its subsidiaries and ownership by the Company or each of its subsidiaries;

●	due authorization, execution, delivery and enforceability of the Merger Agreement;

●

Board approval of the Merger Agreement and the Merger, including the determination that the Merger is advisable and that the terms are fair to, and in the best interest of, the Company shareholders, as well as a Board resolution to recommend that the Company shareholders approve and adopt the Merger Agreement and the Merger.

●	absence of conflicts with the Company’s or any of its subsidiaries’ governing documents, applicable laws and contracts;

●	documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

●	compliance of financial statements with applicable accounting requirements and SEC rules and regulations and preparation in accordance with GAAP, and the absence of certain undisclosed liabilities;

●

absence of any change or events that has had or would reasonably be expected to have a Material Adverse Effect since December 31, 2016 and conduct of business in the ordinary course since December 31, 2016;

●	absence of pending or, to the knowledge of the Company, threatened litigation that would reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries;

●	compliance with laws by the Company and its subsidiaries;

●	holding by the Company and the subsidiaries of valid permits necessary for the Company and its subsidiaries to conduct their businesses;

●	filing of tax returns, payment of taxes and other tax matters;

●	employee benefit plans and matters relating to ERISA;

●	labor and employment matters;

●	environmental matters;

●	ownership and use of intellectual property;

●	matters related to the Company’s and its subsidiaries’ statutory statements and examination reports by any Governmental Authority;

●	matters related to the Company’s insurance subsidiaries;

●	matters related to insurance business and regulation;

●	matters related to reinsurance;

●	matters related to investment assets;

●	absence of any anti-takeover plans;

●	accuracy of the provisions of this proxy statement;

●	material contracts;

●	ownership, lease and use of real property;

●	insurance matters;

●	the absence of related party transactions since March 31, 2015;

●	the receipt of a fairness opinion from Stout; and

●	matters relating to brokers and finders’ fees.

Certain of the representations and warranties of the Company in the Merger Agreement are qualified as to “materiality” or “Material Adverse Effect.”

The Merger Agreement provides that a “Material Adverse Effect” means, with respect to the Company, any change, event, effect that, individually or in the aggregate with all other changes, events or effects has a material adverse effect on business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or will be, a Company Material Adverse Effect:

●

any change, event or effect that results from changes affecting the United States life insurance and annuity industry or the United States economy, or from changes after the date of this Agreement in worldwide economic or capital market conditions;

●

any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenues, earnings or other financial performance or results of operations for any period, in and of itself (but not the underlying cause thereof), or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not the underlying cause thereof) or any change in the price or trading volume of the Company Common Stock (but not the underlying cause thereof);

●

the outbreak or escalation of war, military action, sabotage or acts of terrorism, or changes due to any pandemic, natural disaster or other act of nature, in each case involving or impacting the United States and arising or occurring after the date of this Agreement;

●

changes in or adoption of any applicable laws or applicable accounting regulations or principles or interpretations thereof (including changes in GAAP or in SAP prescribed by applicable insurance regulatory authorities and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board) occurring after the date of the Merger Agreement; and

●

any downgrade in the credit rating or financial strength rating of the Company, any of its subsidiaries or its or their outstanding debt (but not the underlying cause thereof) if the applicable rating agency’s reason(s) for such action are primarily attributable to any change or changes in the business operations and prospects of the Company and its subsidiaries proposed by Parent, any of its subsidiaries or its or their representatives; except with respect to the items in the first, second and fourth bullets above, in the event that such change, event or effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate or (ii) any change, event or effect that prevents or materially delays or impairs the ability of the Company to perform its obligations under the Merger Agreement and to consummate the Merger.

The Merger Agreement also contains the following customary representations and warranties of Parent and Merger Sub:

●	organization and good standing of Parent and Merger Sub;

●	capitalization of Parent;

●	due authorization, execution, delivery and enforceability of the Merger Agreement;

●	absence of conflicts with Parent’s or Merger Sub’s governing documents, applicable laws and contracts;

●	absence of pending or, to the knowledge of the Company, threatened litigation that would reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries;

●	formation of Merger Sub solely for the purpose of the transactions contemplated in the Merger Agreement;

●	accuracy of information supplied by Parent and Merger Sub for inclusion in this proxy statement;

●	absences of ownership of Company Common Stock by Parent, Merger Sub or their affiliates prior to the Effective Time;

●	matters related to Parent’s equity financing;

●

absence of contracts or commitments from Parent, Merger Sub or their affiliates to Company management that provide certain management or shareholders consideration different than the Merger Consideration (other than employment agreements, the Voting Agreement and the Contribution Agreement); and

●	matters relating to brokers and finders’ fees.

The Merger Agreement also provides that a “Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any effect, change, event, circumstance or occurrence that, individually or in the aggregate with all other effects, changes, events, circumstances or occurrences, would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by Parent or Merger Sub of the Merger on a timely basis.

Conduct of Business by the Company Prior to Consummation of the Merger

In the Merger Agreement, the Company agreed that during the period from the date of the Merger Agreement until the closing or earlier termination of the Merger Agreement, except as otherwise expressly contemplated by the Merger Agreement, as set forth in the confidential disclosures the Company delivered in connection with the Merger Agreement, as required by law or order, or with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned): (i) the Company will and will cause each of its subsidiaries to conduct their respective operations only in the ordinary course of business and (ii) subject to the limitations, restrictions and prohibitions set forth in the Merger Agreement, the Company will use its reasonable best efforts to preserve intact its business organization and relationship with regulators, to keep available the services of its current officers, employees and consultants and to preserve the goodwill of its customers, cedents, reinsureds, retrocessionaires, reinsurance brokers, suppliers and other Persons with whom it has business relationships.

Further, the Company agrees that during the period from the date of the Merger Agreement until the closing or earlier termination of the Merger Agreement, except as otherwise expressly contemplated by the Merger Agreement, as set forth in the confidential disclosures the Company delivered in connection with the Merger Agreement, or with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned), it will not and will cause its subsidiaries not to:

●

issue, deliver, offer, grant or sell any shares of Company Common Stock or other equity or voting interests, or any rights, warrants or options to acquire any of its shares or other equity or voting interests;

●

redeem, purchase or otherwise acquire prior to maturity any of its outstanding bonds, debentures, notes or other indebtedness, or any of its outstanding shares or other equity or voting interests, or any rights, warrants or options to acquire any of its shares or other equity or voting interests, except purchase of shares by the ESOP pursuant to the put option available to participants in the ESOP;

●	declare, set aside or pay any dividends or other distributions (whether in cash, shares or property) or a combination thereof;

●	split, combine, subdivide or reclassify any of its shares or other equity or voting interests;

●

incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person or entity, or enter into any swap or hedging transaction or other derivative agreements, other than (A) indebtedness incurred in the ordinary course of business, including existing lines of credit, (B) other indebtedness incurred in the aggregate not to exceed $50,000 at any one time outstanding, (C) indebtedness incurred solely between the Company and any of its subsidiaries or solely between its subsidiaries in the ordinary course of business and (D) any swap or hedging transaction or other derivative agreements entered into in the ordinary course of business in connection with the investment portfolios of the Company and its subsidiaries, consistent with the investment guidelines of the Company in effect on the date of the Merger Agreement;

●

make any loans, advances or capital contributions to, or investments in, any other person or entity, other than in the ordinary course of business (including between the Company and any of its subsidiaries or between subsidiaries of the Company in the ordinary course of business) or

●	make any loans to its directors or officers;

●	adopt or implement any shareholder rights plan or similar arrangement;

●	make or authorize capital expenditures outside the ordinary course of business exceeding $50,000 in the aggregate;

●

other than transactions solely between the Company and its Subsidiaries or solely between its Subsidiaries, the Company may not make any acquisition of the capital stock or assets of any other person or entity for consideration in excess of $50,000 for any such acquisition or $100,000 in the aggregate for all such acquisitions, except if consistent with the investment guidelines of the Company in effect on the date of the Merger Agreement;

●

other than transactions solely between the Company and its Subsidiaries or solely between its Subsidiaries, the Company may not sell or lease to any person or entity, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price exceeds $50,000, except dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its subsidiaries, transfers among the Company and its subsidiaries, leases and subleases of real property owned by the Company or its subsidiaries and leases of real property under which the Company or any of its subsidiaries is a tenant or a subtenant and voluntary terminations or surrenders of such leases or other transactions in the ordinary course of business or consistent with the investment guidelines of the Company in effect on the date of the Merger Agreement;

●

except as required pursuant to the terms of any Company Plan or other written agreement, in each case, in effect on the date of the Merger Agreement and made available to Parent or established or amended after the date of the Merger Agreement in compliance with the Merger Agreement, (A) grant to any current or former director, officer or employee of the Company or any Subsidiary of the Company any increase in salary or bonus compensation opportunity, (B) grant to any current or former director, officer or employee of the Company or any Subsidiary of the Company any increase in severance, retention or termination pay, (C) establish, adopt, enter into or amend any Company Plan or collective bargaining agreement or any other labor-related agreement or arrangement or Company Plan , (D) enter into any employment, consulting, severance or termination agreement with any current or former director, officer, employee or independent contractor of the Company or any Subsidiary of the Company, (E) hire any person with aggregate annual compensation in excess of $100,000 or (F) transfer (outside of the Company or any Subsidiary of the Company) or, except for cause (as determined by the Company in its reasonable discretion), terminate the employment of any employee of the Company or any Subsidiary of the Company;

●

make any material change in any accounting methods, principles or practices (including such methods, principles or practices relating to the estimation of insurance reserves) unless required by applicable law, GAAP, applicable SAP or any Governmental Authority;

●	amend the Company’s articles of incorporation, bylaws or equivalent organizational documents of the Company’s subsidiaries;

●

adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than Investors Underwriters, Inc. or dormant subsidiaries);

●	enter into or materially modify any material contract, agreement or commitment binding on the Company, other than in the ordinary course of business,

●

enter into any contract, agreement or commitment that would limit or otherwise restrict the Company, any of its subsidiaries or any of their successors, or any of their respective properties or assets, or that would, after the Effective Time, limit or otherwise restrict Parent or any of its subsidiaries (including the surviving corporation) or any of their successors, or any of their respective properties or assets, from engaging or competing in any line of business, in any geographic area or with any person or entity in any material respect,

●

enter into or modify any contract, agreement or commitment with any former or present director or officer of the Company or any of its subsidiaries or with any affiliate of any of the foregoing persons or any other person covered under Item 404(a) of Regulation S-K of the SEC, other than as would not be adverse to the Company and its subsidiaries;

●	enter into any contract, agreement or commitment providing reinsurance to any third party outside the ordinary course of business;

●	terminate, cancel or request any material change in any material contract, agreement or commitment other than in the ordinary course of business;

●	enter into any material contract, agreement or commitment relating to the purchase or lease of real property;

●

grant any lien or security interest (other than liens or security interests permitted under the Merger Agreement) on any of its material assets other than to secure indebtedness permitted under the Merger Agreement;

●

settle any material action made or pending against the Company or any of its subsidiaries, or any of their officers and directors in their capacities as such, other than the settlement of actions which, is solely for monetary damages for an amount not to exceed $50,000 for any such settlement individually or $100,000 in the aggregate, in the ordinary course or would not be reasonably expected to prohibit or restrict the Company and its subsidiaries from operating their business in the same manner in all material respects as operated on the date of the Merger Agreement;

●

make or change any material tax election, settle or compromise any material tax liability, change its method of accounting, file any material amended tax return, fail to file any material tax return when due or surrender any right to claim a tax refund, offset or other material reduction in tax liability or consent to join any affiliated, consolidated, combined or unitary group for tax purposes;

●

acquire or dispose of any investments in any manner inconsistent with the investment guidelines of the Company in effect on the date of the Merger Agreement, or amend, modify or otherwise change such investment guidelines in any material respect, other than as required by applicable law;

●

alter or amend in any material respect any existing underwriting, pricing, claim handling, loss control, reserving, investment or actuarial practice, guideline or policy or any material assumption underlying an actuarial practice or policy, except as may be required by GAAP, applicable SAP, any Governmental Authority or applicable laws;

●

abandon, dispose of, or permit to lapse any material intellectual property owned by the Company or its subsidiaries, or disclose any material trade secret or other material confidential information of the Company or any of its subsidiaries in a manner that would result in the loss of confidentiality thereof, in each case other than in the ordinary course of business;

●

enter into (i) any material funding obligations of any kind, or material obligation to make any additional advances or investments in respect of, any of the assets held by the Company for investment purposes or (ii) any material outstanding commitments, options, put agreements or other arrangements relating to such investment assets to which the Company’s subsidiary may be subject upon or after the Closing, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

●

enter into any new line of business or change in any material respect any material products or any material operating or enterprise risk management policies, in each case, except as required by law or by policies imposed, or requests made, by a Governmental Authority;

●	enter into any agreement or commitment with any insurance regulator other than in the ordinary course of business consistent with past practice or to avoid a violation of law;

●	cancel any material indebtedness or waive any claims or rights of substantial value, in each case other than in the ordinary course of business; or

●	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions described in the above bullet points.

Takeover Proposals

The Merger Agreement provides that the term “Takeover Proposal” means any inquiry, proposal or offer from any third party relating to:

●

any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (i) 15% or more of the outstanding shares of Company Common Stock or (ii) 15% or more (based on the fair market value thereof, as determined by the Board) of the assets (including capital stock of the subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole;

●	assets or businesses of the Company and its subsidiaries that generate 15% or more of consolidated revenues or net income;

●	any tender offer or exchange offer that, if consummated, would result in any third party owning, directly or indirectly, 15% or more of the outstanding shares of Company Common Stock; or

●

any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company or its subsidiary Investors Heritage Life Insurance Company, other than, in each case, the transactions contemplated by the Merger Agreement.

In the Merger Agreement, the Company agreed that (i) it and its directors and officers will not, (ii) its subsidiaries and its subsidiaries’ directors and officers will not and (iii) it will use reasonable best efforts to ensure that its and its subsidiaries’ other representatives will not, directly or indirectly:

●	solicit, initiate or knowingly encourage any inquiries regarding or the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal;

●	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any confidential information with respect to, any Takeover Proposal;

●	enter into any agreement or agreement in principle requiring, directly or indirectly, the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement; or

●	publicly propose or agree to do any of the foregoing.

In the Merger Agreement, the Company agreed that the Company will, and will cause its subsidiaries and direct its representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any person conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal.

With respect to the Company receiving a Takeover Proposal, the Company will:

●

as promptly as practicable (and in any event within 48 hours) notify Parent of the receipt of any Takeover Proposal or any inquiry that could reasonably be expected to result in a Takeover Proposal after the date of the Merger Agreement, provide Parent with a copy of any such Takeover Proposal and notify Parent of the identity of the person making any such Takeover Proposal;

●	keep Parent reasonably informed on a prompt basis (and in any event within 24 hours) with respect to any such Takeover Proposal (including any material discussions or changes thereto); and

●	not, on behalf of itself or any subsidiaries, enter into any agreement with any person that prohibits the Company from providing any such information to Parent.

Change of Recommendation

Pursuant to the Merger Agreement, the Board cannot:

●

withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw or withhold (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by the Board of the Merger Agreement or the Merger;

●	recommend, endorse, approve or adopt any Takeover Proposal; or

●

approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any of its subsidiaries to execute or enter into, any Takeover Proposal documentation (collectively, the foregoing shall be referred to in this proxy statement as an “Adverse Recommendation Change”).

Notwithstanding the foregoing or anything else in the Merger Agreement to the contrary, at any time prior to the vote of the shareholders approving the Merger at the Special Meeting, the Board may make an Adverse Recommendation Change, if and only if,

●

the Board, after consultation with its financial advisors and outside counsel, determines that the failure to take such action would be inconsistent with its fiduciary duties to the shareholders under applicable law;

●	the Company shall have given Parent written notice at least five Business Days prior to making any such Adverse Recommendation Change;

●

during such five Business Day period, if requested by Parent, the Company and its representatives shall engage in good faith negotiations with Parent and its representatives to amend the Merger Agreement; and

●

after considering any proposed revisions to the Merger Agreement made by Parent during such period, if any, after consultation with its financial advisors and outside counsel, the Board shall have determined, in good faith, that the failure to make the Adverse Recommendation Change would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable law.

Superior Proposal

The Merger Agreement provides that the term “Superior Proposal” means any Takeover Proposal that if consummated would result in a third party (or the shareholders of any third party) owning, directly or indirectly, (a) 50% or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity or (b) 50% or more (based on fair market value, as determined by the Board) of the assets of the Company and its subsidiaries, taken as a whole, which, in either case, the Board determines (after consultation with its financial advisors and outside counsel), taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing term), would be more favorable to the shareholders of the Company than the Merger.

Notwithstanding the restrictions described above, at any time prior to the vote of the shareholders approving the Merger at the Special Meeting, the Board may, if, after consultation with its financial advisors and outside counsel, it determines that the failure to take such action would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable law, make an Adverse Recommendation Change or cause or permit the Company to terminate the Merger Agreement in order to enter into an agreement regarding a Superior Proposal if and only if:

●

the Board consults with its financial advisors and outside counsel and determines that the failure to take such action would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable law;

●	the Company has complied in all material respects with the Takeover Proposal provisions set forth in the Merger Agreement;

●

the Company gives Parent written notice at least five (5) Business Days prior to taking such action that the Board intends to take such action in response to a Superior Proposal and the notice specifies the reasons for taking such action, details of the terms of the Superior Proposal and the identity of the person or entity making the Superior Proposal; and

●

during such five (5) Business Day period, if requested by Parent, the Company and its representatives shall engage in good faith negotiations with Parent and its representatives to amend the Merger Agreement in a way to cause the Superior Proposal to no longer be a Superior Proposal.

Shareholder Meeting

The Company has agreed under the Merger Agreement to, as promptly as reasonably practicable after the date of the Merger Agreement, establish a record date for, and duly call a meeting of its shareholders to be held as promptly as reasonably practicable after the date of the Merger Agreement and after this proxy statement is cleared by the SEC staff, to consider and vote on approval of the Merger in accordance with the Merger Agreement and any other matters reasonably required to be voted on by the Company’s shareholders in connection with the Merger. The Company may delay or postpone convening the Special Meeting in certain specified situations. The Company has also agreed under the Merger Agreement to use its reasonable best efforts to solicit and secure the Company’s shareholders’ approval of the transactions contemplated by the Merger Agreement as promptly as practicable, subject to the provisions of the Merger Agreement described above under “The Merger Agreement-Change of Recommendation” and “The Merger Agreement-Superior Proposal” (each beginning on page 78).

Reasonable Best Efforts to Consummate Merger; Notification

In accordance with the Merger Agreement, each of Parent, Merger Sub and Company agreed, and Company agreed to cause its subsidiaries, to use their reasonable best efforts to fulfill all obligations of each such party to consummate the Merger and the other transactions contemplated by the Merger Agreement. These efforts include:

●

obtaining all necessary, proper and advisable consents, approvals, authorizations, waivers or exemptions from governmental authorities, parties to contracts, agreements and commitments with such parties or other third parties;

●

making all necessary, proper or advisable registrations, filings and notices and taking all steps necessary to obtain a consent, approval, authorization, waiver or exemption from any Governmental Authority (including with respect to any insurance laws), parties to any contracts or third parties; and

●	delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.

Within ten business days of the date of the Merger Agreement, Parent, together with its “controlled person” applicants will file (and in fact has filed) a Form A statement with all exhibits, affidavits and certificates, with the Insurance Commissioner of the Commonwealth of Kentucky.

Parent, Merger Sub and Company agreed under the Merger Agreement to consult with each other regarding obtaining all consents, approvals, authorizations, waivers or exemptions from governmental authorities necessary to consummate the transactions contemplated by the Merger Agreement. Each party agrees to promptly keep the others apprised of the status of such matters. Each party shall review in advance any filings or written materials submitted to a Governmental Authority in advance of the Merger and shall be entitled to consult, to the extent practical, on such filings with each other. Each party shall promptly notify the other parties upon such party receiving any communication from a Governmental Authority whose consent, approval, authorization, waiver or exemption is required to consummate the transactions contemplated by the Merger Agreement.

No party shall be required to take any action which would be required to be taken in the event the closing of the Merger does not occur.

Under the Merger Agreement, the term “Burdensome Condition” means: (i) any commitment, obligation, requirement (whether by lapse of time or notice or both) or condition applicable to or binding upon Parent or any of its affiliates, the Company or any of its subsidiaries to make available or provide any capital contribution or enter into or provide any indemnity agreement, support agreement, statement of support, bond, guarantee, letter of credit, keep well, or capital maintenance agreement or arrangement, or other commitment, agreement or arrangement to maintain a minimum risk-based capital level or rating with respect to, or in connection with, Investors Heritage Life Insurance Company or (ii) any prohibition, restriction or limitation in connection with, arising out of or relating to the declaration, setting aside or payment of dividends or distributions by Investors Heritage Life Insurance Company, except, to the extent applicable to this clause (ii), any prohibition, restriction or limitation imposed by statute generally on insurance companies domiciled in the Commonwealth of Kentucky not arising by virtue of (A) a regulatory order or similar instrument applicable only to Parent or any of its Affiliates, the Company or any of its subsidiaries or (B) a condition or other restriction on any regulatory approval order or similar instrument granted or proposed to be granted to Parent or any of its affiliates, the Company or any of its Subsidiaries in connection with the transactions contemplated by the Merger Agreement.

Under the Merger Agreement, no party shall be obligated to take or refrain from taking any action that would reasonably be expected to constitute a Burdensome Condition. Without the prior written consent of Parent, none of Company, its subsidiaries or representatives, shall take or refrain from taking any action which would reasonably be expected to constitute a Burdensome Condition.

Access to Information

Subject to applicable law, upon reasonable notice, the Company agreed to grant Parent and Parent’s representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, contracts and records. The Company further agreed to furnish promptly to Parent and Parent’s representatives (a) a copy of each report filed with or furnished to the SEC or the Kentucky Department of Insurance after the date of the Merger Agreement and any material correspondence or other materials received from any such agency with respect to the Company, its subsidiaries or their businesses or personnel and (b) all other information with respect to the Company and its subsidiaries and their business, properties and personnel as Parent may reasonably request.

Parent agreed that Parent and its representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company. The Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so could violate applicable law, waive the protection of an attorney-client privilege, work product doctrine or other legal privilege, in each case that cannot be cured by entry into a joint defense agreement or similar arrangement, but if the Company withholds such information, it shall so notify Parent in a manner that would not violate applicable law. All information provided by the Company in accordance with the foregoing shall be subject to a Mutual Non-Disclosure Agreement, dated June 14, 2016 by and between Investors Heritage Life Insurance Company and Aquarian, as may be amended from time to time.

Indemnification and Insurance

From and after the Effective Time, the surviving corporation will indemnify, defend and hold harmless all past and present directors and officers of the Company and its subsidiaries for acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the KBCA or provided under the Company articles of incorporation and the Company’s bylaws in effect on the date of the Merger Agreement.

In addition, for a period of six (6) years after the Effective Time, Parent and the surviving corporation will use reasonable best efforts to maintain directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by the Company’s directors’ and officers’ insurance policy with terms, conditions, retentions and levels of coverage at least as favorable as the coverage provided under the Company’s current directors’ and officers’ insurance policy; provided, however, that in no event will Parent or the surviving corporation be required to expend in any one year an amount in excess of 200% of the current annual premium for such insurance; and provided, further, that if the annual premiums for such insurance coverage exceed such amount, Parent and the surviving corporation will only be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. In lieu of the foregoing insurance coverage, the Company (with Parent’s consent) or Parent may purchase, prior to the Effective Time, a six (6) year “tail” insurance policy that provides coverage identical in all material respects to the coverage described above, provided that the Company does not pay more than the 200% of the current annual premium for such insurance described above.

Employee Matters

For a period of not less than one year following the completion of the Merger, Parent will cause the surviving corporation to provide each individual who is an employee of the Company or its subsidiaries at the completion of the Merger with:

●	a base salary or hourly wage rate that is not less than the base salary or hourly wage rate provided to such employee immediately prior to the Effective Time; and

●

when determining eligibility for participation, level of vesting and benefits in employee benefit plans, each such employee will be provided with credit for such employee’s service with the Company and its subsidiaries under any benefit plans maintained by the surviving corporation, the surviving corporation or any of its subsidiaries in which such employee participates following the completion of the Merger, except that such service will not be recognized if it would result in a duplication of benefits with respect to the same period of service.

With respect to each such employee, Parent will use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any employee benefit plan of the surviving corporation or any its subsidiaries providing medical, dental, hospital, pharmaceutical or vision benefits, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable employee benefit plan of the Company in place prior to the Effective Time. Parent shall, or shall cause the surviving corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar eligible expenses incurred by each such employee (and his or her eligible dependents) prior to the Effective Time during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under each employee benefit plan maintained by the surviving corporation or any of its subsidiaries providing medical, dental, hospital, pharmaceutical or vision benefits (to the extent such credit would have been given under the comparable employee benefit plan maintained by the Company prior to the Effective Time).

Termination of ESOP

Prior to the Effective Time, the Company shall terminate the ESOP and cause the ESOP to distribute, immediately prior to the Effective Time, any shares of Company Common Stock held by the ESOP to the ESOP participants entitled to such distribution, so that immediately prior to the Effective Time such shares of Company Common Stock are owned by the participant (or an eligible retirement plan (as defined in Section 402(c) of the Code) account in the name of the participant).

Equity Financing

In connection with the execution and delivery of the Merger Agreement, Parc delivered to Parent the Equity Commitment Letter. A more detailed description of the Equity Commitment Letter can be found in the section to this proxy statement entitled “Other Agreements – Equity Commitment Letter” (beginning on page 91).

Pursuant to the Merger Agreement, Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to:

●	reduce the aggregate amount of the equity financing described in the Equity Commitment Letter; or

●

impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to delay or prevent the closing of the transactions contemplated by the Merger Agreement or make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect.

Pursuant to the Merger Agreement, Parent and Merger will use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing, including taking all actions necessary to:

●	maintain in effect the Equity Commitment Letter;

●	satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter;

●	consummate the Equity Financing at or prior to the closing of the transactions contemplated by the Merger Agreement; and

●	enforce its rights under the Equity Commitment Letter.

The Company shall use reasonable efforts to provide or cause to be provided to Parent all cooperation reasonably requested by Parent in connection with the arrangement and consummation of the Equity Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its subsidiaries).

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, in which each of Parent, Merger Sub and the Company covenants or agrees to consult with the other parties before issuing, and will not issue without the prior consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed), any press release or other public statement with respect to the Merger Agreement or the Merger, except as may be required by law or stock exchange listing requirement.

The Company, Parent and Merger Sub will hold, and will cause their respective officers, employees, accountants, counsel, financial advisors and other representatives to hold in confidence all information received, directly or indirectly, pursuant to the terms of a Mutual Non-Disclosure Agreement between Investors Heritage Life Insurance Company and Aquarian Holdings, LLC, which confidentiality agreement will survive the termination of the Merger Agreement.

Conditions to Consummation of the Merger

The obligations of all parties to the Merger Agreement to consummate the Merger are subject to the satisfaction or waiver on or prior to the date of closing of the following conditions:

●	the vote of the holders of a majority of the outstanding shares of Company Common Stock adopting the Merger Agreement at the Special Meeting shall have been obtained;

●

the absence of any applicable law or any order, writ, judgment, injunction, decree, stipulation, determination or award (whether temporary, preliminary or permanent) enacted, issued or enforced by any court or Governmental Authority and that prevents or prohibits consummation of the Merger; and

●	approvals from the Insurance Commissioner of the Kentucky Department of Insurance will have been obtained and will remain in full force and effect.

The obligations of Parent and Merger Sub to effect the Merger are also subject to satisfaction or waiver on or prior to the closing of the Merger of the following additional conditions:

●

each of the representations and warranties of the Company set forth in the Merger Agreement regarding capitalization and subsidiaries, authority to execute and deliver the Merger Agreement and consummate the Merger, the voting requirements of the Company’s shareholders to approve the Merger, reinsurance matters and related party transactions shall be true and correct as of the date of closing of the Merger;

●

other than the representations and warranties mentioned in the bullet directly above, all of the Company’s other representations and warranties are true and correct (disregarding all qualifications or limitations as to “materiality,’ “Material Adverse Effect” and words of similar import) as of the date of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

●	Company having delivered to Parent a certificate, signed by an officer of the Company, to the effect that each of the conditions specified above has been satisfied;

●

Company having performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the Merger Agreement on or prior to the Effective Time;

●

the absence of any effect, change, event, circumstance or occurrence that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect since the date of the Merger Agreement;

●	the absence of any Burdensome Condition;

●

each of Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr., Julie Hunsinger Mink and Larry J. Johnson II being employed by the Company or its subsidiaries and no notice being given of intention to resign; and

●

the conditions precedent to the closing of the Credit Agreement being satisfied on or before January 31, 2018 (subject to extension to March 2, 2018 if the only conditions not satisfied on or prior to January 31, 2018 are (x) the vote of the shareholders holding a majority of the Company Common Stock to adopt the Merger Agreement at the Special Meeting having been obtained and (y) the receipt and full force and effect of approvals from the Insurance Commissioner of the Kentucky Department of Insurance). Such conditions precedent include the consummation of the Merger, the closing of the Credit Agreement by the dates set forth above, as applicable, the delivery of borrower warrants to the lenders, delivery of security documents (including a mortgage against the Company’s headquarters site and improvements), a B+ credit rating of Investors Heritage Life Insurance Company by AM Best, a National Association of Insurance Commissioners rating of 4 or higher of the loan and other customary conditions precedent.

The obligations of the Company to effect the Merger are also subject to satisfaction or waiver on or prior to the closing of the Merger of, among other things, the following additional conditions:

●

each of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement regarding authority to execute and deliver the Merger Agreement and consummate the Merger and the use of brokers shall be true and correct as of the date of closing of the Merger;

●

other than the representations and warranties mentioned in the bullet directly above, all of Parent and Merger Sub’s other representations and warranties are true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifiers) at and as of the date of the Merger Agreement and at and as of the date of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except where such failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; and

●

Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required to be performed or complied with by them under the Merger Agreement on or prior to the Effective Time.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the Company and Parent.

In addition, the Merger Agreement may be terminated by either Parent or the Company if:

●

the Merger is not consummated by the Outside Termination Date, except that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date and provided further; if vote of the shareholders and the receipt of regulatory approvals are the only conditions not satisfied by the Outside Termination Date, the date shall be extended by 90 days so long as Parent and Merger Sub are not in breach of their covenants and agreements to use their reasonable best efforts to consummate the Merger in which event, the date shall be such later date;

●	any Governmental Authority of competent authority has issued a final and nonappealable order that prohibits, restrains or makes illegal the consummation of the Merger; or

●	the vote of the shareholders holding a majority of the Company Common Stock to adopt the Merger Agreement is not obtained at the Special Meeting or any adjournment or postponement thereof.

The Merger Agreement also may be terminated by Parent if:

●

there has been a breach by the Company of any representation or warranty, or the failure by the Company to perform its obligations required under the Merger Agreement and such breach or failure to perform is not cured (or is not capable of being cured) before the Outside Termination Date; or

●	the Board makes an Adverse Recommendation Change;

●	the Board fails to include its recommendation to the shareholders to consummate the Merger in this proxy statement when it is mailed to the shareholders;

●	the Board materially breaches no solicitation provision of other proposal provisions of the Merger Agreement;

●	the Board recommends to the shareholders that they approve or accept a Superior Proposal; or

●	Company enters into, or publicly announces its intention to enter into, any Takeover Proposal documentation with respect to a Takeover Proposal.

The Merger Agreement also may be terminated by the Company if :

●

there has been a breach by Parent or Merger Sub of any representation or warranty, or the failure by Parent or Merger Sub to perform its respective obligations under the Merger Agreement and such breach or failure to perform is not cured (or is not capable of being cured) before the Outside Termination Date; or

●

prior to the vote of the shareholders approving the adoption of the Merger Agreement at the Special Meeting, the Special Committee receives a Superior Proposal and the Company complies with the provisions of the Merger Agreement regarding Takeover Proposals, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to accept such Superior Proposal would result in a breach of the directors’ fiduciary duties to the shareholders under applicable law, and the Company pays the Termination Fees required to be paid as more fully described in the immediately following section entitled “The Merger Agreement – Termination Fees and Expenses.”

Termination Fees and Expenses

If the Company or Parent terminates the Merger Agreement because the Company accepts a Superior Proposal,

●

upon termination, the Company will reimburse Parent for its out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to a maximum of $1,250,000; and

●	if the Superior Proposal is consummated, $2,500,000.

If Parent terminates the Merger Agreement because the Company breaches its representations and warranties or fails to perform its obligations under the Merger Agreement and such breach or failure to perform would, individually or in the aggregate, result in a failure of a condition to the consummation of the Merger if continuing on the closing date of the Merger, and such breach has not been cured (or is not capable of being cured), Company will pay to Parent the Company Termination Fee if:

●

at any time after the date of execution of the Merger Agreement and prior to the Special Meeting or prior to such breach, a Takeover Proposal will have been publicly announced or publicly made known to the Board or the shareholders of the Company, and

●	within 18 months of such termination, the Company will have entered into a definitive agreement to consummate such Takeover Proposal and thereafter consummates such Takeover Proposal.

If Parent terminates the Merger Agreement because the Company breaches its representations and warranties or fails to perform its obligations under the Merger Agreement and such breach or failure to perform would, individually or in the aggregate, result in a failure of a condition to the consummation of the Merger if continuing on the closing date of the Merger, and such breach has not been cured (or is not capable of being cured) before the Outside Termination Date, within ten Business Days of such termination, Company will pay to Parent the Expense Payment. In no event shall the aggregate amount payable to Parent exceed $2,500,000 for the Company Termination Fee and the Expense Payment.

If the Company terminates the Merger Agreement because Parent breaches its representations and warranties or fails to perform its obligations under the Merger Agreement and such breach or failure to perform would, individually or in the aggregate, result in a failure of a condition to the consummation of the Merger if continuing on the closing date of the Merger, and such breach has not been cured (or is not capable of being cured) before the Outside Termination Date, within ten Business Days of such termination, Parent will pay to the Company $500,000.

Amendment and Waiver

The Merger Agreement may be amended by the parties in writing by action of their respective boards of directors, provided that after the approval of the Merger by the Company shareholders, no amendment or change to the provisions of the Merger Agreement shall be made which, by applicable law, would require further approval by the shareholders of the Company without such approval.

Prior to the Effective Time, Parent and the Company, may in writing:

●	waive any inaccuracies in the representations and warranties of the other party;

●	extend the time for the performance of any of the obligations or other acts of the other party; or

●	waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement.

The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights.

Specific Performance

The parties to the Merger Agreement are entitled to injunctive or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in any state court in the state of Delaware or any federal court sitting in the state of Delaware, with the parties committing to waive the defense that any such action has a remedy at law.

Governing Law

The Merger Agreement will be governed by and construed in accordance with the laws of the state of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction the conflicts of laws principles of Delaware.

OTHER AGREEMENTS

This section describes the material terms of certain additional agreements entered into pursuant to the Merger Agreement or in connection with the Merger but this summary does not purport to be complete and may not contain all of the information about such agreements that is important to you. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” (beginning on page 102).

Voting Agreement

In connection with the Merger Agreement, Parent entered into the Voting Agreement with Harry Lee Waterfield II, HLW Investment Corp, HLW Corporation, Raymond L. Carr, Robert M. Hardy, Jr., Julie Hunsinger Mink, Larry J. Johnson II, Whitney Waterfield, Garth Waterfield, Jane Jackson and Kendall Shelton (the “Voting Agreement Parties”), each a beneficial owner of Company Common Stock.

Pursuant to the Voting Agreement, each Voting Agreement Party:

●	agreed to appear at the Special Meeting or otherwise cause its Company Common Stock to be counted as present for the purpose of establishing a quorum;

●	agreed to vote or cause to be voted at the Special Meeting any of its Company Common Stock in favor of the Merger;

●	vote against any action which could delay, hinder or impede the consummation of the Merger;

●	vote against any Takeover Proposal and

●	granted an irrevocable proxy to the Parent to vote such Voting Agreement Party’s shares at the Special Meeting.

Contribution Agreement

In connection with the Merger Agreement, on October 27, 2017, the Contributing Shareholders delivered to Parent the Contribution Agreement. Pursuant to the Contribution Agreement and the Second Amended and Restated Limited Liability Company Agreement of Parent, immediately prior to the Effective Time, the Contributing Shareholders have committed to transfer, contribute and deliver to Parent, in the aggregate, 185,418.476 shares of Company Common Stock beneficially owned by them, free and clear of all liens and security interests, in exchange for the corresponding number of membership interests in Parent.

Equity Commitment Letter

In order to finance a portion of the Merger Consideration and related costs and expenses to be incurred in connection with the Merger, Parc delivered to Parent the Equity Commitment Letter, pursuant to which, Parc irrevocably undertook and committed to provide equity financing to Parent in cash in an amount up to $77,800,000 to be paid one Business Day prior to the closing date of the Merger. The Equity Commitment Letter provides that the Company is specifically entitled to enforce Parent’s right to cause such commitments to be funded. A condition to Parc’s requirement to fund the equity is the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, including the satisfaction or waiver of the conditions precedent to the closing of the loan under the Credit Agreement. The conditions precedent include the consummation of the Merger, the closing of the Credit Agreement by the dates set forth above, as applicable, the delivery of borrower warrants to the lenders, delivery of security documents (including a mortgage against the Company’s headquarters site and improvements), a B+ credit rating of Investors Heritage Life Insurance Company by AM Best, a National Association of Insurance Commissioners rating of 4 or higher of the loan and other customary conditions precedent.

MARKET PRICES AND DIVIDEND DATA OF OUR STOCK

The Company Common Stock is quoted on the OTCMKTS market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not represent actual transactions. The symbol for Investors Heritage Capital Corporation is IHRC.

The following table shows the range of high and low closing prices of our shares on the OTCMTKS market quotations for the periods indicated as reported.

	HIGH	LOW

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2017:

First Quarter	$18.00	$15.50
Second Quarter	$17.75	$17.00
Third Quarter	$18.50	$17.40

	HIGH	LOW

YEAR ENDED DECEMBER 31, 2016:

First Quarter	$18.65	$17.00
Second Quarter	$18.20	$17.00
Third Quarter	$16.66	$14.97
Fourth Quarter	$17.24	$15.10

	HIGH	LOW

YEAR ENDED DECEMBER 31, 2015:

First Quarter	$21.50	$21.05
Second Quarter	$21.20	$20.90
Third Quarter	$20.90	$19.85
Fourth Quarter	$19.90	$18.80

The closing price of the shares of Company Common Stock on the OTCMKTS market on October 26, 2017, the last full trading day prior to the announcement of the Merger, was $17.55 per share. On November 21, 2017, the most recent practicable date before this proxy statement was printed, the closing price for the shares of Company Common Stock on the OTCMKTS market was $43.00 per share.

The Company pays an annual dividend to shareholders of shares of Company Common Stock in April of each year. In 2017, the Company paid an annual dividend of $0.25 per share of Company Common Stock and in each of 2015 and 2016, the Company paid an annual dividend of $0.21 per share of Company Common Stock.

As of the close of business on the Record Date, there were [●] shares of Company Common Stock outstanding and entitled to vote. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

Following the Merger there will be no further market for Company Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Company Common Stock, as of November 21, 2017 of each person or entity who we know to beneficially own 5% or more of the outstanding shares of Company Common Stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Investors Heritage Capital Corporation, 200 Capital Avenue, Frankfort, Kentucky 40601.

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

	Number of Shares of Capital Stock of the Company Beneficially Owned, Directly or Indirectly, by Nominees and Other Directors as of Date: November 21, 2017

Name, Position With the Company & Business Experience	Director Since	Investors Heritage Capital Corporation(1)		Percentage of Stock Owned

Harold G. Doran, Jr. Director. Independent Businessman, Director, Investors Heritage Life. Age 64.	2001	18,652.000	(2)	1.4%
Helen S. Wagner Director. Retired Real Estate Broker/Owner. Director, Investors Heritage Life. Age 81.	1986	33,100.000	(3)	2.4%
David W. Reed Director. Independent Businessman. Director, Investors Heritage. Age 63.	1982	27,593.000		2.0%
Gordon C. Duke Director. Independent Businessman. Director, Investors Heritage Life. Age 71.	1991	678.200		<0.1%

	Number of Shares of Capital Stock of the Company Beneficially Owned, Directly or Indirectly, by Nominees and Other Directors as of Date: November 21, 2017

Name, Position With the Company & Business Experience	Director Since	Investors Heritage Capital Corporation(1)		Percentage of Stock Owned

Harry Lee Waterfield II Chairman of the Board, President and CEO. Chairman of the Board, President and CEO, Investors Heritage Life. Age 74.	1963	621,142.914	(4)(5)(6)(7)(8)(9) (10)(11)(12)(13)	45.9%
Michael F. Dudgeon, Jr. Director. President, Legacy Gold Insurance Services, LLC. Director, Investors Heritage Life. Age 56. (Nephew of Harry Lee Waterfield II)	2004	12,129.962	(14)	0.9%
Robert M. Hardy, Jr. Director, Executive Vice President And General Counsel. Director, Executive Vice President and General Counsel, Investors Heritage Life. Age 60. (Nephew of Harry Lee Waterfield II)	1988	23,817.221	(15)	1.8%
George R. Burgess, Retired Commissioner Cabinet for Economic Development, Commonwealth of Kentucky. Director, Investors Heritage Life. Age 65.	2013	757.400		<0.1%

Named Executive Officers who are not Directors:

Raymond L. Carr		40,522.652		3.0%
Executive Vice President and COO,				(16)(17)
Executive Vice President and COO,
Investors Heritage Life. Age 68.

All Directors and Officers as a Group:		790,616.025		58.5%

(1)	As of November 21, 2017, there were 1,351,881.803 shares outstanding of which 1,111,015.345 shares are entitled to vote.
(2)	Includes 4,408 shares of the Company owned by Mr. Doran’s spouse and 8,816 shares owned by Mr. Doran’s children.
(3)	Includes 26,591.12 shares of the Company held in an irrevocable trust for the benefit of the children of Helen S. Wagner.
(4)

Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, RoseGayle Waterfield Hardy and family not separately identified and reported as directors, Nancy Waterfield Walton, Harry Lee Waterfield II Irrevocable Trust Funds 3 and 4, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 12/22/1976, Investors Heritage Life, and IHCC Employee Retirement Plan.

(5)	Includes 140,620 shares of the Company owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.
(6)	Includes 43,119.08 shares of the Company owned by HLW Corporation of which Mr. Waterfield II is an officer.
(7)	Includes 15,222 shares of the Company held in trust for the benefit of the children of Harry Lee Waterfield.
(8)

Includes 38,636.495 shares of the Company held by Nancy Waterfield Walton and family, including shares held on her behalf in trust by United Bank and Capital Trust Company (“United Bank”) under the 401(k) Plan.

(9)	Includes 16,133.352 shares of the Company held by Rose Gayle Waterfield Hardy and family.
(10)	Includes 240,866.458 shares of the Company held by Investors Heritage Life. Mr. Waterfield II is Chairman of Investors Heritage. The corporations have the power to dispose of these shares.
(11)	Includes 31,000 shares of the Company owned by the IHCC Employee Retirement Plan of which Mr. Waterfield II is a member of the Retirement Plan Committee.
(12)

Includes 36,325 shares of the Company held in the name of UBSFSI, nominee for the six separate Irrevocable Trusts, two each (Funds 3 and 4) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton, respectively.

(13)	Includes 2,250.199 shares of the Company held on his behalf in trust by United Bank under the Deferred Compensation Plan.
(14)	Includes 8,993.002 shares of the Company held on his behalf in trust by United Bank under the 401(k) Plan.
(15)	Includes 15,459.241 shares of the Company held on his behalf in trust by United Bank under the 401(k) and Deferred Compensation Plans.
(16)	Includes 297.420 shares of the Company owned by Mr. Carr’s daughters and grandchildren.
(17)	Includes 40,225.232 shares of the Company held on his behalf in trust by United Bank under the 401(k) and the Deferred Compensation Plans.

DISSENTERS’ RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your dissenters’ rights under Kentucky law and is qualified in its entirety by reference to Subtitle 13 of the KBCA which is attached to this proxy statement as Annex C. Shareholders intending to exercise dissenters’ rights should carefully review Annex C in its entirety. Failure to follow precisely any of the statutory procedures set forth in Subtitle 13 of the KBCA may result in a termination or waiver of these rights.

If you comply with the applicable statutory procedures of Subtitle 13 of the KBCA, you may be entitled to dissenters’ rights under Subtitle 13 of the KBCA. To exercise and perfect dissenters’ rights, a record holder of shares of Company Common Stock must follow precisely the statutory procedures pursuant to Subtitle 13 of the KBCA required to be followed by a shareholder to perfect dissenters’ rights.

Subtitle 13 of the KBCA is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Subtitle 13 of the KBCA. The following is intended as a brief summary of the material provisions of statutory procedures pursuant to Subtitle 13 of the KBCA required to be followed by a shareholder to perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the full text of Subtitle 13 of the KBCA, which appears in Annex C to this proxy statement. All references in Subtitle 13 and this summary to “shareholder” are to the record holder of the shares of Company Common Stock immediately prior to the Effective Time as to which dissenters’ rights are asserted. Failure to comply strictly with the procedures set forth in Subtitle 13 of the KBCA may result in the loss of dissenters’ rights.

Under the KBCA, holders of shares of Company Common Stock who follow the procedures set forth in Subtitle 13 of the KBCA will be entitled to receive payment of the “fair value” of those shares, together with interest, in accordance with the KBCA.

Under Subtitle 13 of the KBCA, where shareholder approval is required for a merger and the merger proposal is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights and the corporation must provide a copy of Subtitle 13 of the KBCA to any shareholder entitled to vote at the shareholders’ meeting upon request of that shareholder. Only shareholders entitled to vote on the merger may assert dissenters’ rights. This proxy statement constitutes such notice to the holders of shares of Company Common Stock and Subtitle 13 of the KBCA is attached to this proxy statement as Annex C. Any shareholder who wishes to exercise such dissenters’ rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of dissenters’ rights under the KBCA.

Holders of shares of Company Common Stock who desire to exercise their dissenters’ rights must, before the Special Meeting, deliver to the Company written notice of their intent to demand payment for their shares if the merger is approved. All written demands for payment of shares must be mailed or delivered to Investors Heritage Capital Corporation, 200 Capital Avenue, Frankfort, Kentucky, 40601, Attention: General Counsel. Further, shareholders desiring to exercise their dissenters’ rights cannot vote in favor of the merger. A shareholder who fails to take these two steps shall not be entitled to dissenters’ rights and will thus forfeit rights to receive the “fair value” of the shares in accordance with the KBCA.

If the Merger is approved at the Special Meeting, the Company will deliver a written dissenters’ notice to all shareholders who followed the two steps above by delivering written notice of their intent to demand payment and by not voting in favor of the Merger. This notice will be sent within ten (10) days following the shareholders’ approval of the Merger. The dissenters’ notice will: (i) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited, (ii) provide to what extent transfer of uncertificated shares will be restricted after the payment demand is received, (iii) enclose a form for demanding payment to be completed by the dissenting shareholder, which will require such shareholder to certify whether or not he, she or it beneficially owned the shares prior to October 27, 2017 (the date of the first announcement to the public of the Merger), (iv) establish a date (not less than thirty (30) nor more than sixty (60) days after the delivery of the dissenters’ notice) by which the Company must receive the payment demand from the shareholder, and (v) include a copy of Subtitle 13 of the KBCA.

A shareholder who is sent a dissenters’ notice as described above must demand payment by the date set forth in the dissenters’ notice. The shareholder must also certify that he, she or it acquired beneficial ownership of the shares before the date set forth in the dissenters’ notice and deposit certificates in accordance with the dissenters’ notice. If the shareholder fails to follow these requirements, he, she or it shall not be entitled to dissenters’ rights.

Following the Merger and upon receipt of the properly executed and completed payment demand, the Company shall pay each dissenting shareholder the amount the Company estimates to be the fair value such dissenting shareholder’s shares, plus accrued interest, in accordance with the KBCA. The payment will be accompanied by a statement of the Company’s estimate of the fair value of the shares, an explanation of how interest was calculated along with the balance sheet of the Company as of the end of the most recent fiscal year, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements. In addition, the dissenting shareholder will be informed of his or her right to demand payment according to such dissenting shareholder’s own estimate of the fair value of such shares.

The Company is not required to send payment as described above to a dissenting shareholder who was not a beneficial owner of the shares prior to October 27, 2017 (the date of the first public announcement of the Merger), but rather may offer to purchase the shares based on the Company’s estimate of their fair value plus accrued interest. Any such owner must either accept that amount in full satisfaction or proceed with the exercise of his, her or its dissenters’ rights.

If a dissenting shareholder is dissatisfied with the Company’s payment, he, she or it may notify the Company of his, her or its own estimate of the fair value of the shares and amount of interest due and demand payment of the balance due under such dissenting shareholder’s estimate. The dissenting shareholder must notify the Company of such within thirty (30) days after the Company delivers payment upon its estimate of fair value. If not made within thirty (30) days, the dissenting shareholder waives his, her or its right to demand payment in accordance with above.

If an agreement is not reached between the dissenting shareholder and the Company as to the fair value of the shares and amount of interest due within sixty (60) days after receiving the dissenting shareholder’s payment demand for the balance due under his, her or its estimate of fair value, the Company must file a petition in the Circuit Court of Franklin County, Kentucky (the Circuit Court located in the county where the principal office of the Company is located). The petition must request the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within sixty (60) days, it will be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by such dissenting shareholder.

Each dissenting shareholder who is a party to the proceeding will be entitled to the amount, if any, by which the court finds the fair value of his, her or its shares, plus interest, exceeds the amount paid by the Company. In the appraisal proceeding, the Franklin County Circuit Court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess costs against the Company, except that the court may assess costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent the court finds the dissenting shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against (i) the Company and in favor of any of the dissenting shareholders if the Company did not substantially comply with the requirements set forth in Subtitle 13 of the KBCA, or (ii) against a dissenting shareholder or the Company in favor of the other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Subtitle 13 of the KBCA. If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded by the dissenting shareholders who were benefited.

A record shareholder may assert dissenters’ rights as to less than all the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf the shareholder is asserting dissenters’ rights. In that event, the dissenters’ rights process will operate as if the shares as to which the shareholder has dissented and the shareholder’s other shares were registered in the names of different shareholders.

A beneficial shareholder may assert dissenters’ rights as to shares held on his, her or its behalf only if he, she or it submits to the Company the record shareholder’s written consent to the dissent no later than the time the beneficial shareholder asserts dissenters’ rights and if he, she or it dissents as to all shares of which he, she or it is the beneficial shareholder or over which he, she or it has the power to direct the vote.

If you hold your shares of Company Common Stock through a bank, brokerage firm, trust or other nominee and you wish to exercise dissenters’ rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for obtaining consent to the dissent. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank, trust or other nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to consent so that the beneficial shareholder may assert its dissenters’ rights in accordance with Subtitle 13 of the KBCA.

If shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution written notice of intent to demand payment should be made by the fiduciary in that capacity. If the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the written notice of intent to demand payment for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he, she or it is acting as agent for the record owner.

If for whatever reason the merger is not consummated within sixty (60) days after the date established for demanding payment and depositing share certificates, the Company shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If the Company fails to do so, a dissenting shareholder may nevertheless proceed with the exercise of his, her or its dissenters’ rights.

YOU SHOULD BE AWARE THE FAILURE TO PROCEED IN ACCORDANCE WITH THE PROVISIONS OF SUBCHAPTER 13 OF THE KENTUCKY BUSINESS CORPORATION ACT WILL RESULT IN A LOSS OF ALL DISSENTERS’ RIGHTS AND RESULT IN YOUR BEING BOUND BY THE AGREEMENT AND PLAN OF MERGER.

In view of the complexity of Subtitle 13 of the KBCA, the Company shareholders who may wish to dissent to the Merger and pursue dissenters’ rights should consult their legal and financial advisors.

FUTURE SHAREHOLDER PROPOSALS

In light of the execution of the Merger Agreement, the Company does not currently expect to hold an annual meeting of shareholders in 2018. If the Merger is completed, the Company will have no public shareholders and there will be no public participation in any future meetings of shareholders of the Company. However, if the Merger is not completed, shareholders of the Company will continue to be entitled to attend and participate in shareholder meetings.

Proposals of shareholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2018, if held, must be received by us at P. O. Box 717, Frankfort, Kentucky 40602, Attention: Corporate Secretary, no later than December 1, 2017. Such proposals must comply with SEC regulations regarding the inclusions of shareholder proposals in Company sponsored proxy materials. Shareholders may also communicate directly with the Board in writing by sending a letter to the Board to the address noted above. Our legal counsel will receive and process all communications directed to the Board and will transmit such communications to each member of the Nominating Committee without any editing or screening by the legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other documents with the SEC. These reports contain additional information about the Company. Shareholders may read and copy any reports, statements or other information filed by the Company at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Shareholders can also obtain free copies of our SEC filings through the “Investor Relations” section of the Company’s website at www.ihlic.com. Our website address is being provided as an inactive textual reference only. The material located on such website is not a part of, or otherwise incorporated into, this proxy statement.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this proxy statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the Effective Time. The Company also incorporates by reference in this proxy statement the following documents filed by it with the SEC under the Exchange Act:

Investors Heritage Capital Corporation Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended December 31, 2016
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2017
Quarterly Report on Form 10-Q	Quarterly period ended June 30, 2017
Quarterly Report on Form 10-Q	Quarterly period ended September 30, 2017
Proxy Statement and Amendment	Fiscal Year ended December 31, 2016

The Company undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at Investors Heritage Capital Corporation, 200 Capital Avenue, Frankfort, Kentucky 40601, Attention: Investor Relations Department, Telephone: (502) 209-1009.

Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this proxy statement relating to Parent and Merger Sub.

Shareholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this proxy statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this proxy statement. This proxy statement is dated [●], 2017. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

By and Among

INVESTORS HERITAGE CAPITAL CORPORATION,

AQUARIAN INVESTORS HERITAGE HOLDINGS LLC

and

AQUARIAN INVESTORS HERITAGE ACQUISITION CO.

Dated as of October 27, 2017

i

ii

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 27, 2017, by and among Investors Heritage Capital Corporation, a Kentucky corporation (the “Company”), Aquarian Investors Heritage Holdings LLC, a Delaware limited liability company (“Parent”) and Aquarian Investors Heritage Acquisition Co., a Kentucky corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS, The parties intend that, at the Effective Time, Merger Sub will, in accordance with the Kentucky Business Corporation Act, Kentucky Revised Statutes Section 271B.11 (the “KBCA”), merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company or its Subsidiaries, as applicable, and Key Employees, simultaneously with the execution of this Agreement, are entering into employment agreements, which agreements will be effective upon the Closing, to continue employment with the Company following the Closing;

WHEREAS, the board of directors of the Company (the “Board of Directors”) acting upon the recommendation of a special committee of independent and disinterested directors previously appointed (the “Special Committee”), has unanimously (a) determined that it is fair to and in the best interests of the Company and its shareholders (the “Company Shareholders”) for the Company to enter into this Agreement, (b) adopted the plan of merger set forth in this Agreement and approved the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the consummation of the Merger (the “Transactions”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the KBCA) and (c) resolved to submit this Agreement to the Company’s shareholders and recommend that the Company’s shareholders approve this Agreement and the plan of merger set forth in this Agreement;

WHEREAS, the respective boards of directors (or equivalent governing bodies) of Parent and Merger Sub have (a) determined that it is in the best interests of Parent and Merger Sub, respectively, and declared it advisable, to enter into this Agreement and (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement of Parent’s and Merger Sub’s willingness to enter into this Agreement, the Contributing Shareholders (as hereinafter defined), in their respective capacities as certain shareholders of the Company, are entering into a voting agreement (the “Voting Agreement”) with Parent, dated as of the date hereof, pursuant to which, among other things, such shareholders have agreed to vote, in accordance with the terms of such Voting Agreement, all of the shares of the Company Common Stock controlled by such shareholders in favor of the Transactions; and

WHEREAS, concurrently with the execution and delivery of this Agreement, certain shareholders of the Company (the “Contributing Shareholders”) have entered into a contribution agreement, dated as of the date hereof, in favor of Parent (the “Contribution Agreement”), pursuant to which, subject to the terms and conditions contained therein, the Contributing Shareholders have committed to transfer, contribute and deliver shares of Company Common Stock (the “Contributed Shares”) to Parent immediately prior to the Effective Time in exchange for equity of Parent, and Parent and the Contributing Shareholders intend such transaction to be treated as an exchange described in Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

THE MERGER

Section 1.01     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 271B.11.010 of the KBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.02     Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on the fifth Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing), but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions at such time. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036. Notwithstanding the foregoing, the Closing may take place at such other date, time or place to which Parent and the Company may agree to in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03     Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the Commonwealth of Kentucky Articles of Merger, executed in accordance with, and in such form as is required by, Section 271B.11.050 of the KBCA (the “Articles of Merger”). At or prior to the Closing, the parties shall make all other filings or recordings required under the KBCA in connection with the Merger. The Merger shall become effective upon the due filing of the Articles of Merger with the Secretary of State of the Commonwealth of Kentucky or at such later time as Parent and the Company shall agree and shall specify in the Articles of Merger. The time the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

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Section 1.04     Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of Section 271B.11.070 of the KBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the applicable Laws.

Section 1.05     Articles of Incorporation and Bylaws. At the Effective Time, (a) the articles of incorporation of Merger Sub shall be amended so as to read substantially as set forth on Exhibit A, and so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (subject to Section 5.07) and (b) the bylaws of Merger Sub shall be amended so as to read substantially as set forth on Exhibit B, and so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and the articles of incorporation of the Surviving Corporation or by applicable Law (subject to Section 5.07).

Section 1.06     Directors of the Surviving Corporation. The directors of Merger Sub in office immediately prior to the Effective Time and the Company Designated Directors shall be the directors of the Surviving Corporation until the earlier of their resignation, removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.07     Officers of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Article II

EFFECT OF THE MERGER ON THE CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.01     Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any shares of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) or any shares of capital stock of Parent or Merger Sub:

(a)     Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

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(b)     Cancellation of Treasury Stock and Parent-Owned Stock; Treatment of Stock Owned by Company Subsidiaries. Each share of Company Common Stock that is
(i) held in the treasury of the Company or (ii) owned by Parent (including the Contributed Shares), in each case, immediately prior to the Effective Time, shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock owned by any direct or indirect wholly owned Subsidiary of the Company shall represent the right to receive the Merger Consideration.

(c)     Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted into shares of common stock of the Surviving Corporation in accordance with Section 2.01(b) and any Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive an amount, in cash, equal to $44.75, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) and each holder of shares of Company Common Stock held in uncertificated book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book-Entry Share in accordance with Section 2.02(b), without interest and subject to any withholding Taxes.

(d)     Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time that are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands payment of the fair value of such shares pursuant to, and complies in all respects with, the provisions of Subtitle 13 of the KBCA (the “Dissenting Shares”, and each shareholder holding Dissenting Shares, a “Dissenting Shareholder”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such Dissenting Shareholder shall be entitled to receive such consideration (and only such consideration) as may be determined to be due to such Dissenting Shareholder pursuant to Subtitle 13 of the KBCA (and as of the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such Dissenting Shareholder shall cease to have any rights with respect thereto, except the rights set forth in Subtitle 13 of the KBCA), unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost rights to payment under Subtitle 13 of the KBCA. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such Dissenting Shareholder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.01(c), subject to any applicable withholding Tax. The Company shall give Parent: (i) prompt notice of any written demands for payment of the fair value of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the KBCA and received by the Company relating to shareholders’ dissenters’ rights under Subtitle 13 of the KBCA; and (ii) the opportunity to participate in and to direct all negotiations and proceedings with respect to demands for payment of fair value under Subtitle 13 of the KBCA. The Company shall not, except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any such demands for payment or settle or offer to settle any such demands for payment.

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Section 2.02     Exchange of Shares.

(a)     Paying Agent. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration required by Section 2.01(c) and, in connection therewith, shall, prior to the Closing Date, enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. The Paying Agent shall, pursuant to an irrevocable instructions, make the payments provided herein. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay, on a timely basis, the aggregate Merger Consideration required by Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”). Pending its disbursement to the holders of Company Common Stock, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5 billion. Any interest and other income from such investments may be paid to Parent at its discretion. In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.01(c), Parent shall, or shall cause Merger Sub to, promptly deposit, within five Business Days, additional funds with the Paying Agent in an amount that is equal to the deficiency in the amount required to make such payment. The Paying Agent shall be required to hold the Exchange Fund for the benefit of holders of Company Common Stock, and to promptly make the payments to be made by the Paying Agent as provided for in this Article II. The Exchange Fund shall not be used for any purpose not expressly provided for in this Agreement. Nothing contained in this Section 2.02(a) and no investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Company Common Stock to receive the Merger Consideration as provided herein.

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(b)     Payment Procedures. As soon as reasonably practicable after the Effective Time (but in no event more than three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each registered holder of Company Common Stock (i) a letter of transmittal (which, in the case of shares of Company Common Stock represented by a Certificate, shall specify that delivery shall be effected, and risk of loss and title to the shares of Company Common Stock formerly represented by such Certificates shall pass, only upon delivery of such Certificates to the Paying Agent), and which shall be in such form and shall have such other customary provisions as Parent and the Company may reasonably agree prior to the Closing Date, including a customary release of claims by the holder against the Company, the Company Board of Directors, Parent and its Affiliates, including claims arising out of or related to this Agreement and the Transactions, and (ii) instructions for use in effecting the surrender of such Certificate or Book-Entry Shares in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or receipt of an “agent’s message” by the Paying Agent or such other evidence of transfer as the Paying Agent may reasonably request in the case of Book-Entry Shares, together with the associated letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, subject to any required withholding Taxes, the Merger Consideration payable for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share, without interest, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate so surrendered and shall have established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. For the avoidance of doubt, payment of the applicable Merger Consideration with respect to each Book-Entry Share shall be made upon delivery by the holder of such Book-Entry Share of a duly executed letter of transmittal in accordance with this Section 2.02(b) and such holder shall not be required to surrender any Certificate. Until surrendered as contemplated by this Section 2.02(b), each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as required by Section 2.01(c), subject to any withholding Taxes and without interest.

(c)     No Further Ownership Rights. The Merger Consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates or such Book-Entry Shares and, at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, at any time after the Effective Time, any Certificate is presented to the Surviving Corporation or the Paying Agent for any reason, it shall be canceled and exchanged as provided in this Article II.

(d)     Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Certificates who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of the Merger Consideration that may be payable upon surrender of any Certificates or Book-Entry Shares held by such holders, as determined pursuant to this Agreement, in each case without interest thereon and subject to any applicable withholding Taxes.

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(e)     No Liability. Notwithstanding any provision of this Agreement to the contrary, except to the extent otherwise prohibited by applicable Law, none of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Shares shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate or Book-Entry Shares would otherwise escheat to or become the property of any Governmental Authority), any Merger Consideration in respect of such Certificate or Book-Entry Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f)     Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay and deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate.

(g)     Withholding Rights. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, the Treasury Regulations thereunder, or any provision of U.S. state or local or foreign Tax Law. To the extent that amounts are so withheld or deducted, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding or deduction was made.

Section 2.03     Adjustments. Notwithstanding any provision of this Article II to the contrary, if between the date hereof and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class or series by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be equitably adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction; provided that nothing in this Section 2.03 shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to make pursuant to this Agreement.

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Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company, on behalf of itself and Subsidiaries, as applicable, represents and warrants to Parent and Merger Sub that, except as (a) set forth in the disclosure letter delivered by the Company to Parent on the date hereof (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds and each other section or subsection of this Agreement solely to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection) or (b) disclosed in the Company SEC Documents filed with, or furnished to, the SEC and publicly available prior to the date of this Agreement, other than any information contained in any part entitled “Risk Factors” (or words of similar import) or containing a description or explanation of “Forward-Looking Statements”:

Section 3.01     Organization and Standing; Subsidiaries.

(a)     The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Kentucky. The Company has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except (other than with respect to the due incorporation and valid existence of the Company) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent, prior to the date of this Agreement a true and complete copy of each of the Company Organizational Documents. The Company is not in violation of the Company Organizational Documents and no Subsidiary of the Company is in violation of any of its organizational documents.

(b)     Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, except as would not be material to the Company and its Subsidiaries taken as a whole.

Section 3.02     Capital Stock.

(a)     The authorized capital stock of the Company consists of 4,000,000 shares of Company Common Stock. At the close of business on October 25, 2017 (the “Capitalization Date”): (i) 1,351,881.803 shares of Company Common Stock were issued and outstanding and (ii) 93,515.357 shares of Company Common Stock were held by the Company in its treasury.

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(b)     Except as set forth in Section 3.02(a) above, as of the Capitalization Date, the Company has (i) no shares of its capital stock issued or outstanding, and (ii) no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other Person.

(c)     Section 3.02(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each Subsidiary of the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens and material transfer restrictions, except for such Liens and transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) or other applicable securities Laws. Each outstanding share of capital stock of each Subsidiary of the Company that is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the capital stock of, or other equity or voting interests in, any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any securities of any Subsidiary of the Company or dividends paid thereon.

(d)     All dividends and distributions (including dividend equivalents) on shares of the capital stock of the Company or other securities of the Company or any of its Subsidiaries (other than dividends or distributions between wholly owned Subsidiaries of the Company) that have been declared or authorized prior to the date hereof have been paid in full.

(e)     As of the date of this Agreement, (i) the Company and its Subsidiaries have no material indebtedness for borrowed money and (ii) there are no outstanding material letters of credit, bankers’ acceptance financing or similar instruments issued for the benefit of the Company or any of its Subsidiaries.

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Section 3.03     Authority; Board Action.

(a)     The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions, have been duly and validly authorized by all necessary corporate action (including the approval of the Company Board of Directors), and no other corporate proceedings on the part of the Company, and no other votes or approvals of any class or series of capital stock of the Company, are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the consummation of the Merger, the adoption of this Agreement by the Company Required Vote). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)     As of the date of this Agreement, the Company Board of Directors, acting upon the recommendation of the Special Committee, has unanimously (i) approved, and declared advisable, the execution, delivery and performance of this Agreement and the consummation of the Transactions, (ii) determined that the terms of this Agreement are fair to, and in the best interests of, the Company and its shareholders, (iii) directed that this Agreement be submitted to the Company Shareholders for adoption and (iv) recommended that the Company Shareholders adopt this Agreement and the Transactions (such recommendation, the “Company Board Recommendation”), at the Company Shareholders Meeting, if required to be held pursuant to the terms of this Agreement. The only vote of the shareholders of the Company required to adopt this Agreement and approve the Transactions is the Company Required Vote.

Section 3.04     No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger (subject to the approval of this Agreement by the Company Required Vote) and the Transactions will not, (i) conflict with or violate any provision of the Company Organizational Documents, or the equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 3.04(b) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties contained in Section 4.04(a), conflict with or violate any Law applicable to the Company or its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which the Company or any of its Subsidiaries is entitled under, any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of the Company or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(b)     No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) compliance with applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Company Shareholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (ii) compliance with the rules and regulations of the OTC Markets Group, Inc. (the “OTCMKTS”), (iii) the consents, approvals, authorizations, waivers, permits, filings and notifications set forth in Section 3.04(b) of the Company Disclosure Letter, (iv) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Kentucky and (v) compliance with any applicable international, federal or state securities or “blue sky” Laws.

Section 3.05     Voting Requirements. The adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Shareholders’ Meeting or any adjournment or postponement thereof (the “Company Required Vote”) is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions.

Section 3.06     Company SEC Documents; Undisclosed Liabilities; Internal Controls.

(a)     The Company has timely filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Company SEC Documents”) and has paid all fees and assessments due and payable in connection therewith. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC with respect to Company SEC Documents. None of the Subsidiaries of the Company is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

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(b)     The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments). The Company has made available (including via the SEC’s EDGAR system, as applicable) to Parent all of the Company Financial Statements.

(c)     Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2016, included in the Company SEC Documents, (ii) incurred after December 31, 2016, in the ordinary course of business, (iii) as provided by this Agreement or otherwise incurred in connection with the Transactions in compliance with the terms of this Agreement or (iv) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)     The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Sarbanes-Oxley Act”) that are applicable to the Company and (ii) the rules and regulations of the OTCMKTS that are applicable to the Company. With respect to each Company SEC Document on Form 10-K or 10-Q, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such Company SEC Documents.

(e)     No material weaknesses exist with respect to the internal control over financial reporting of the Company that would be required to be disclosed by the Company pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that have not been disclosed in the Company SEC Documents as filed with or furnished to the SEC prior to the date of this Agreement. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board of Directors, (A) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has provided or made available to Parent correct and complete copies of any such disclosure contemplated by clauses (A) and (B) of the immediately preceding sentence made by management to the Company’s independent auditors and the audit committee of the Company Board of Directors since December 31, 2016.

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(f)     Since March 31, 2015, (i) neither the Company nor any of its Subsidiaries has received any material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any credible complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Company Board of Directors or any committee thereof or to any director or officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

(g)     There are no “off balance sheet arrangements” as defined in Item 303 of Regulation S-K under the Securities Act, to which the Company or any of its Subsidiaries is a party.

Section 3.07     Absence of Certain Changes. Since December 31, 2016, (a) through the date of this Agreement (i) except for the execution, delivery and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and (ii) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would have resulted in a breach of clause (i), (ii), (v), (vi), (vii), (viii), (xiii), (xiv), (xv) or (xvi) of Section 5.01(a) had the restrictions thereunder been in effect since December 31, 2016, and (b) there has not been any event, circumstance, development, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 3.08     Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no Action pending or, to the Knowledge of the Company, threatened, or any outstanding injunction, order, judgment, ruling, decree or writ imposed against or upon the Company or any of its Subsidiaries, their respective businesses, assets, properties or rights, or any current or former director or officer of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other Person for whom the Company or any of its Subsidiaries may be liable as an indemnifying party or otherwise, in each case, by or before any Governmental Authority.

Section 3.09     Compliance with Laws; Permits. The Company and each of its Subsidiaries is and, since March 31, 2015 has been, in compliance in all material respects with, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of, any Laws and Orders applicable to the Company and its Subsidiaries and any of their respective businesses, assets, properties or rights. The Company and each of its Subsidiaries hold, and since March 31, 2015, has held, all material licenses, franchises, permits, certificates, approvals and authorizations and registrations from Governmental Authorities (collectively, “Permits”) necessary to own lease and operate their respective assets and necessary for the lawful conduct of their respective businesses, each such Permit is in full force and effect and none of the Company or any of its Subsidiaries is in default or material violation of any such Permit. As of the date of this Agreement, no material suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened.

Section 3.10     Tax Matters. Except as would not reasonably be expected to have a Material Adverse Effect:

(a)     The Company and each of its Subsidiaries have prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, correct and complete.

(b)     All Taxes of the Company and each of its Subsidiaries that are due (whether or not shown as due on a Tax Return) have been fully and timely paid.

(c)     The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to information reporting and the collection, withholding and remittance of Taxes. The Company and each of its Subsidiaries has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under Tax law in connection with amounts paid or owing to any Employee, Service Provider, creditor, shareholder or other third party. The Company has timely collected all sales, use and value added Taxes required to be collected by it, and the Company has timely remitted all such Taxes to the appropriate Taxing Authorities.

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(d)     No Taxes of or with respect to the Company or any of its Subsidiaries are being contested as of the date hereof, and there is no judicial, administrative or arbitral actions, litigation, arbitration, suit or proceeding, claim, cause of action, audit, review, inquiry, assessment, hearing, complaint, demand, examination, or investigation pending, proposed (tentatively or definitely), contemplated against or asserted or threatened by any Taxing Authority with respect to the Company or any of its Subsidiaries. No issue has been raised by any Taxing Authority with respect to any Taxes of the Company or any of its Subsidiaries.

(e)     There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries, other than Permitted Liens.

(f)     Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(g)     No deficiency for any Tax has been asserted or assessed by any Taxing Authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn.

(h)     Neither the Company nor any of its Subsidiaries has currently in effect any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to an assessment, collection or deficiency for Taxes.

(i)     Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(j)     No claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, other than any such claims that have been resolved.

(k)     Neither the Company nor any of its Subsidiaries is a party to, is subject to, bound by or has any obligation under any Contract or agreement relating to the sharing, allocation, reimbursement or payment of, or indemnity for, any Taxes or similar agreement, arrangement or understanding, whether written or otherwise.

(l)     Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, installment sale or other transaction on or prior to the Closing Date, any accounting method change or agreement with any Taxing Authority filed or made on or prior to the Closing Date, any prepaid amount received on or prior to the Closing or any election under Section 108(i) of the Code.

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(m)     Neither the Company nor any of its Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which the Company or any Subsidiary is or was the common parent, and neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person (other than Taxes of the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract or otherwise.

Section 3.11     Employee Benefits.

(a)     Section 3.11(a) of the Company Disclosure Letter contains a true and complete list of each Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document or a written description thereof (or, if appropriate, a form thereof), including any amendments thereto, other than any document that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) the most recent annual report on Form 5500 filed with the IRS or similar reports required to be filed with any Governmental Authority and the three most recent actuarial valuations or similar reports, (iii) the most recent IRS determination or opinion letter issued in respect of the Company Plan, (iv) the current prospectus and summary plan description and any summary of material modifications, (v) all current administrative and other service contracts, and amendments thereto, (vi) each insurance or group annuity contract or other funding vehicle, (vii) all current employee handbooks, manuals and policies of any of the Company and its Subsidiaries and (viii) all material records, notices and filings concerning open, pending or threatened IRS or Department of Labor audits or investigations and/or corrective measures taken with respect thereto.

(b)     Each Company Plan has been established, operated, maintained, funded and administered in compliance with its terms and applicable Laws, including ERISA and the Code, as applicable, in all material respects. Each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the IRS to that effect and, to the Knowledge of the Company, no circumstances or events have occurred that could reasonably be expected to cause the loss of or adversely and materially affect such qualified status. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Company Plan, the assets thereof, any trust related thereto or any sponsor, administrator or fiduciary thereof, and no audit or other proceeding by a Governmental Authority is pending or, to the Knowledge of the Company, threatened or anticipated with respect to such Company Plan.

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(c)     With respect to each Company Plan, (i) no material prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary duty has occurred, (ii) none of the assets of the Company, any Subsidiary thereof or any Commonly Controlled Entity is, or may reasonably be expected to become, the subject of any material lien arising under ERISA or the Code and (iii) all material contributions required to be made with respect thereto (whether pursuant to the terms of such Company Plan or by applicable Law) have been made.

(d)     No Company Plan is, and none of the Company, any Subsidiary thereof or any Commonly Controlled Entity sponsors, maintains, contributes to, has any obligation to contribute to (or has in the last six (6) years maintained, sponsored, contributed to or been obligated to contribute to), or otherwise has any obligation or liability (fixed or contingent) with respect to: (i) a “multiemployer plan” (as defined in 4001(a)(3) of ERISA); (ii) a pension plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (iii) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA); or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code).

(e)     No material liability under Title IV of ERISA has been incurred by the Company or any Commonly Controlled Entity that has not been satisfied in full and, to the Knowledge of the Company, no condition exists that presents a material risk to the Company of incurring a liability under such Title other than for the payment of insurance premiums to the Pension Benefit Guaranty Corporation. Without limiting the foregoing, (i) no Company Plan has failed to meet the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) the Pension Benefit Guaranty Corporation has not instituted or threatened to commence proceedings under Section 4042 of ERISA to terminate, or to cause a lien to be imposed in respect of, any Company Plan and (iii) no condition exists, to the Knowledge of the Company, that presents a material risk that such proceedings will be instituted. With respect to any Company Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, there has been no material change in pension funding status since December 31, 2016.

(f)     Neither the transactions contemplated by Section 5.09(e) nor the implementation of the procedures for voting Company Common Stock set forth in any Company Plan that holds Company Common Stock will give rise to any violation of the provisions of Part 4 of Subtitle B of Title I of ERISA.

(g)     No Company Plan provides post-employment health, medical or life insurance or other welfare benefits (whether or not insured) with respect to employees or former employees (or any of their beneficiaries) of the Company or any of its Subsidiaries, other than coverage or benefits (i) required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code, or any other applicable Law or (ii) the full cost of which is borne by the employee or former employee (or any of their beneficiaries).

(h)     Except as described in Section 5.09(e) hereof, neither the execution of this Agreement nor the consummation of the Transactions, either alone or in combination with another event (contingent or otherwise), will (i) accelerate the time of payment or vesting, or increase the amount of compensation payable or otherwise enhance the benefits provided by the Company or any of its Subsidiaries (including any bonus, retention, severance retirement or job security payment or benefit) to any of their respective current or former directors, officers, consultants, employees or other service providers, (ii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan, (iii) entitle any current or former directors, officers, consultants, employees or other service providers of the Company or any of its Subsidiaries to any compensatory payment or benefit, (iv) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time, or (v) be reasonably expected to result in any “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state or local Tax Law).

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(i)     There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party which requires the Company or such Subsidiary to pay a Tax gross-up or reimbursement payment to any Person, including without limitation, with respect to any Tax-related payments under Section 409A of the Code or Section 280G of the Code. No material amount of compensation has been or would reasonably be expected to be includable in the gross income of any “service provider” (within the meaning of Section 409A of the Code) of the Company or any of its Subsidiaries as a result of the operation of Section 409A of the Code.

Section 3.12     Labor Matters.

(a)     The Company does not employ, and has not previously employed, any Person and no independent contractor performs services for, or has previously performed services for, the Company.

(b)     Section 3.12(b) of the Company Disclosure Letter sets forth a true and complete list of each Person employed by any of the Company’s Subsidiaries as of the date hereof, and for each stating such Person’s (i) name, (ii) job title, (iii) date of hire, (iv) employing entity, (v) salary, bonus and target incentive compensation, if applicable, or other rate of pay, (vi) active or leave status (and, if on leave, the nature of the leave and the expected return date), and (vii) visa status.

(c)     Except for (i) insurance producers/agents, and (ii) Persons receiving annually less than $55,000, Section 3.12(c) of the Company Disclosure Letter sets forth a true and complete list of each Person providing services to any of the Company’s Subsidiaries as an independent contractor as of the date hereof, and for each stating such Person’s (i) name, (ii) dates of any agreements entered into relating to such services, (iii) the entity engaging the services, and (iv) rate of pay.

(d)     Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, labor agreement or any other labor-related agreement or arrangement with any labor union or similar organization; there are no collective bargaining agreements, labor agreements or any other labor-related agreements or arrangements that pertain to any of the employees of any of the Company’s Subsidiaries; and no employees of any of the Company’s Subsidiaries are represented by any labor union or similar organization with respect to their employment with any of the Company’s Subsidiaries.

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(e)     No labor union, labor organization or group of employees of any of the Company’s Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there have been no labor union organizing activities with respect to any employees of any of the Company’s Subsidiaries.

(f)     The Company and its Subsidiaries are in compliance in all material respects with all applicable laws, statutes, rules and regulations respecting employment and employment practices, including, without limitation, all laws, statutes, rules and regulations respecting terms and conditions of employment, wages and hours, immigration, pay equity, employment discrimination, employee leave issues, health and safety, disability rights or benefits, equal opportunity, affirmative action, workers’ compensation and unemployment insurance. All individuals who are performing, and for the five (5) year period preceding Closing have performed, services for any of the Company’s Subsidiaries while classified as independent contractors have been properly so classified for all purposes (including under any Company Plan). All employees of any of the Company’s Subsidiaries classified as “exempt” under the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq., and applicable state wage and hour laws are, and for the five (5) year period preceding Closing have been, properly classified as “exempt.”

(g)     To the Knowledge of the Company, no employee or independent contractor of any of the Company’s Subsidiaries is in violation in any material respect of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or its Subsidiaries or (ii) to another Person relating (A) to the right of any such employee or independent contractor to be employed by or perform services for any of the Company’s Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(h)     The Company’s Subsidiaries are not delinquent in payments to any employees, former employees, independent contractors or former independent contractors for any services or amounts required to be reimbursed or otherwise paid.

(i)     To the Knowledge of the Company, no current employee of any of its Subsidiaries, who is above the level of vice president or who has an annual gross salary above $55,000, intends to terminate his or her employment. To the Knowledge of the Company, no independent contractor of any of its Subsidiaries, who has received payment from the Company and its Subsidiaries in excess of $55,000 in the last year, intends to terminate the services he or she renders to the Company or its Subsidiaries.

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Section 3.13     Environmental Matters. The Company and each of its Subsidiaries are and at all times have been in compliance, in all material respects, with all Laws and Orders relating to human health and safety, pollution or the protection of the environment or natural resources or contaminants, pollutants or hazardous or toxic substances, including petroleum or petroleum-derived fuels (collectively, “Environmental Laws”) applicable to the Company and its Subsidiaries. The Company and its Subsidiaries hold and comply, in all material respects, with all Permits that are required under applicable Environmental Laws for the lawful conduct of their respective businesses as currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received any written notice of, or to the Knowledge of the Company is the subject of, any investigation or Action by any Person asserting an obligation on the part of the Company or any of its Subsidiaries to conduct investigations or clean-up activities under Environmental Laws, alleging noncompliance by the Company or any of its Subsidiaries with any Environmental Law or alleging liability of the Company or any of its Subsidiaries under any Environmental Law, (ii) there have been no releases, spills or disposals of contaminants, pollutants or hazardous or toxic substances, including petroleum or petroleum-derived fuels, on or at any of the real property currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries, that would reasonably require investigation or remediation pursuant to applicable Environmental Law or pose a reasonable risk of liability pursuant to Environmental Law and (iii) there are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law or Permits required under Environmental Law (including any such liability or obligation retained or assumed by contract or by operation of law).

Section 3.14     Intellectual Property.

(a)     Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of all the following Company Intellectual Property: (i) issued Patents and pending applications for Patents; (ii) registered Trademarks and applications therefor and unregistered Trademarks that are material to the Company or any of its Subsidiaries; (iii) registered copyrights, and (iv) internet domain names and social media accounts registered in the name of the Company or any of its Subsidiaries, including for each item listed in clauses (i) through (iii), as applicable, the owner, the jurisdiction, the application/serial number, the Patent/registration number, the filing date, and the issuance/registration date, and for each item listed in clause (iv), the registrant, the registrar, and the expiration date. All of the foregoing registered Company Intellectual Property is valid, subsisting and enforceable in accordance with applicable Law, and has not been cancelled, expired or abandoned. The Business Intellectual Property constitutes all Intellectual Property necessary and sufficient for the conduct of the businesses of the Company and its Subsidiaries as presently conducted in all material respects. The Company and its Subsidiaries own, license or have the right to use all Intellectual Property used in the operation of their businesses as currently conducted, free and clear of all Liens, other than Permitted Liens.

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(b)     To the Knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries and the Company Products or Services have not infringed and do not infringe upon, misappropriate, conflict with, or otherwise violate the Intellectual Property rights of any Person. Neither the Company nor any of its Subsidiaries has received any written invitation to license, cease and desist or equivalent letter or notice since March 31, 2015 from any Person, and there are no pending Actions against the Company or any of its Subsidiaries, (A) asserting that the conduct of the businesses of the Company or any of its Subsidiaries infringes, misappropriates, conflicts with or otherwise violates the Intellectual Property rights of any Person, or (B) pertaining to or challenging the validity, enforceability, priority or registrability of, or any right, title or interest of the Company or any of its Subsidiaries with respect to, any Company Intellectual Property.

(c)     To the Knowledge of the Company, no Person is infringing, misappropriating, conflicting with or otherwise violating any Company Intellectual Property. Neither the Company nor any of its Subsidiaries has sent any written notice, since March 31, 2015, to any Person, and there are no pending Actions by the Company or any of its Subsidiaries, (A) asserting any infringement, misappropriation, conflict with or other violation of any Company Intellectual Property.

(d)     Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any Order restricting the rights of the Company or its Subsidiaries with respect to any of the Company Intellectual Property, or restricting the conduct of the business of the Company or any of its Subsidiaries as currently conducted in order to accommodate a Person’s rights to Intellectual Property.

(e)     The Company and its Subsidiaries have used commercially reasonable efforts to protect the confidentiality of all Trade Secrets owned or held by the Company and its Subsidiaries. The Company and its Subsidiaries have not entered into any material Contracts with any Person requiring, upon the absence or occurrence of an event or default, the disclosure or license of any Source Code included in the Company Intellectual Property. To the Knowledge of the Company, there has not been any disclosure of or access to any material Trade Secret of the Company and its Subsidiaries to any Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

(f)     To the Knowledge of the Company, no Open Source Materials have been modified or distributed by or on behalf of Company or any of its Subsidiaries in such a manner as would require the Company or any of its Subsidiaries to (a) publicly make available any Source Code that is part of the Company Intellectual Property, (b) license, distribute, or make available any Source Code for the purpose of reverse engineering or making derivative works of such Source Code, or to permit any other Person to perform such actions, or (c) be restricted or limited from charging for distribution of any Company Products or Services or any other Software that is part of the Company Intellectual Property.

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(g)     The consummation of the Transactions will not, either alone or in combination with another event, result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s or any of its Subsidiaries’ right to own, use, or hold for use any of the Business Intellectual Property as owned, used, or held for use (including for defensive purposes) in the conduct of their respective businesses.

(h)     All Information Technology Systems and Business Intellectual Property (and all parts thereof) operate and perform in all material respects as required by the Company and its Subsidiaries, have not materially malfunctioned or failed since March 31, 2015, and, to the Knowledge of the Company, are free of (i) any critical defects, including any critical error or critical omission in the processing of any transactions and (ii) any Malicious Code. The Company and its Subsidiaries take and have taken reasonable steps intended to ensure that the Information Technology Systems used in connection with the operation of the business of the Company and its Subsidiaries are free from Malicious Code. The Company and its Subsidiaries have disaster recovery plans, procedures and facilities that are consistent with commercially reasonable practices of the industry of the Company, and take and have taken all commercially reasonable steps to safeguard and back-up at secure off-site locations the Information Technology Systems.

(i)     The Company and its Subsidiaries have established and maintained commercially reasonable administrative, technical, organizational, and physical safeguards designed to protect the security, integrity, confidentiality, and availability of all Information Technology Systems and confidential information, including Personal Information, operated or held by or on behalf of the Company or any of its Subsidiaries. To the Knowledge of the Company, since March 31, 2015, there has not been any material unauthorized acquisition or access to, or unauthorized use, disclosure or alteration of, any such information technology systems or confidential information.

(j)     The Company and its Subsidiaries have established and maintained commercially reasonable privacy policies that comply, in all material respects, with applicable Laws and have, since March 31, 2015, materially complied with, including obtaining necessary consents required by, applicable Laws, as well as their own rules, policies, procedures, and written public statements relating to privacy, data protection, and the collection, retention, protection, and use of Personal Information collected, used, or held for use by, or transferred by or to, the Company or any of its Subsidiaries (“Privacy Laws”). No Actions have been asserted or threatened against the Company or any of its Subsidiaries alleging a violation of any Privacy Laws or any Person’s privacy or Personal Information or data rights and, to the Knowledge of the Company, there does not exist any colorable basis therefor. The consummation of the Transactions, either alone or in combination with another event (contingent or otherwise), will not breach or otherwise cause a violation of applicable Law or applicable Company or Subsidiary rule, policy, procedure or written public statement related to privacy, data protection, or the collection, retention, protection, and use of Personal Information collected, used, or held for use by or on behalf of the Company or any of its Subsidiaries.

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Section 3.15     Insurance Reports.

(a)     Since March 31, 2015, IHLIC has timely filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate Insurance Regulator of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the “Company SAP Statements”). The financial statements included in the Company SAP Statements were (or, with respect to filings made after the date hereof, will be) prepared in conformity in all material respects with SAP, in each case, consistently applied for the periods covered thereby and fairly present in all material respects IHLIC’s statutory financial position as of the respective dates thereof and the results of operations and cash flows of IHLIC for the respective periods then ended and no material deficiency has been asserted by any Governmental Authority with respect to any Company SAP Statements that has not been resolved prior to the date hereof. As of their respective filing dates, the Company SAP Statements complied, in all material respects, with, to the extent in effect at the time of filing or submission, the applicable requirements of all applicable federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of Insurance Regulators (collectively, the “Insurance Laws”).

(b)     The reserves for benefits, losses (including incurred but not reported losses and losses in course of settlement), claims, expenses and unearned premium arising under or in connection with the Insurance Contracts (collectively, “Insurance Reserves”) contained in the Company SAP Statements (i) were based on assumptions and methodologies that were in accordance with or more conservative than those called for in the provisions of the relevant Insurance Contracts, (ii) were determined in accordance with generally accepted actuarial standards consistently applied throughout the specified period and the immediately prior period, (iii) are fairly stated in accordance with sound actuarial principles and SAP and (iv) satisfied the requirements of all applicable Laws with respect to the establishment of reserves and are at least as great as the minimum aggregate amounts required by applicable Law. The Company does not make any representation or warranty in this Section 3.15(b) or in any other provision of this Agreement to the effect that the Insurance Reserves will be sufficient or adequate for the purposes for which they were established or that such Insurance Reserves may not develop adversely or, subject to Section 3.17, that the reinsurance recoverables taken into account in determining the amount of the Insurance Reserves will be collectible.

Section 3.16     Insurance Business.

(a)     The Insurance Contracts, and related marketing materials are, to the extent required under applicable Insurance Laws, on forms and at rates approved by the applicable Insurance Regulator or, to the extent required by applicable Laws, have been filed with and not objected to by such Insurance Regulator within the period provided for objection, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(b)     The information and data furnished by IHLIC to the outside actuary of Parent were accurate in all material respects.

(c)     Since March 31, 2015 through the date hereof, neither the Company nor IHLIC has received any supervisory letter from, or adopted any policy, procedure or board or shareholder resolution at the request of, any Governmental Authority that restricts the conduct of its business or that gives rise to any capital maintenance obligations.

(d)     Except to the extent prohibited by applicable Law, the Company has made available to Parent true and complete copies of (i) any reports on financial examination (including draft reports where final reports are not yet available) and (ii) any reports on market conduct examination (including draft reports where final reports are not yet available), in the case of each of (i) and (ii) delivered by any Insurance Regulator in respect of IHLIC since March 31, 2015 through the date hereof.

(e)     IHLIC is not the subject of any voluntary or involuntary supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar action or proceeding, and no such action or proceeding is overtly threatened.

(f)     Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, as of the date hereof, no material claim or assessment is pending or overtly threatened against IHLIC by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(g)     Other than IHLIC, neither the Company nor any of its Subsidiaries conducts or has conducted the business of insurance or reinsurance in any respect. IHLIC is not “commercially domiciled” under the Laws of any jurisdiction.

(h)     IHLIC is and has been a life insurance company under Section 816(a) of the Code and subject to United States federal income taxation under Section 801 of the Code, and IHLIC has no “policyholders surplus accounts” within the meaning of Section 815 of the Code that has a positive balance.

(i)     IHLIC has complied in all material respects with all applicable requirements under the Code with respect to the Insurance Contracts issued, assumed, entered into, reinsured or sold by such Person, including reporting, withholding and disclosure requirements, and has reported all distributions under such Insurance Contracts substantially in accordance with the Tax laws relevant to such Insurance Contracts (including but not limited to the requirements of Sections 72, 101, 401 through 409A, 412, 415, 417, 817, 7702, and 7702A of the Code and any Treasury Regulations and administrative guidance issued thereunder).

(j)     Each hardware, software and other product used by IHLIC to maintain such Insurance Contracts’ qualification for Tax treatment under the Code for which such policies, plans or contracts purported to qualify at the time of their issuance or purchase has been properly designed and implemented to maintain such qualification.

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(k)     There are no currently pending U.S. federal, state, local or foreign audits or other administrative or judicial proceedings against IHLIC with regard to the Tax treatment of any Insurance Contract.

(l)     Each Insurance Contract provides, and since the date of issuance of such Insurance Contract has provided, the purchaser, policyholder, account holder, other holder or intended beneficiary thereof with Tax treatment under the Code that in all material respects is the same as or more favorable than the Tax treatment (i) that was purported to apply in materials provided at the time of issuance, assumption, exchange, modification or purchase or (ii) for which such policies or contracts were intended or reasonably expected to qualify under the Code at the time of issuance, assumption, exchange, modification or purchase.

(m)     No Insurance Contract constitutes a “modified endowment contract” under Section 7702A of the Code except where the holder of the contract was timely notified in writing upon its issuance, assumption, exchange or modification of its status as a “modified endowment contract” under Section 7702A.

(n)     Since January 1, 2010, IHLIC has not requested relief from the IRS concerning the qualification of any Insurance Contract under, or in compliance with, the Code and the Treasury Regulations promulgated thereunder, and the IRS has not asserted in writing that any such policy or contract fails to so qualify or comply. IHLIC has not requested relief from the IRS concerning the treatment of any life insurance policy issued by such Person as a modified endowment contract within the meaning of Section 7702A of the Code, and the IRS has not asserted in writing that any such policy not known or intended to be a modified endowment contract is a modified endowment contract.

(o)     IHLIC has not entered into any closing agreements with the IRS concerning the Insurance Contracts.

Section 3.17     Distributors.

(a)     Each of IHLIC, each of the Affiliated Distributors and to the Knowledge of the Company, each of their respective Independent Distributors are and have been since March 31, 2015, in connection with the Insurance Contracts, in compliance in all material respects with all applicable Laws regulating the marketing and sale of insurance policies and annuity contracts, regulating advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions. For purposes of this Section 3.17(a), (i) “advertisement” means any material designed to create public interest in life insurance policies and annuity contracts or in an insurer, or in an insurance producer, or to induce the public to purchase, increase, modify, reinstate, borrow on, surrender, replace or retain such a policy or contract and (ii) “replacement transaction” means a transaction in which a new life insurance policy or annuity contract is to be purchased by a prospective insured and the proposing producer knows or should know that one or more existing life insurance policies or annuity contracts will lapse, or will be forfeited, surrendered, reduced in value or pledged as collateral.

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(b)     Since March 31, 2015 (i) each Affiliated Distributor and, to the Knowledge of the Company, each Independent Distributor, at the time that such Distributor wrote, sold or produced any Insurance Contract, was duly licensed, authorized and appointed (for the type of business written, sold or produced by such distributor) in the particular jurisdiction in which such distributor wrote, sold or produced such business, and no such distributor violated any term or provision of applicable Law in any material respect relating to the writing, sale or production of such business in any material respect, (ii) no Affiliated Distributor and no Independent Distributor has breached the terms of any agency or broker Contract with IHLIC or any of its Affiliates in any material respect or violated any applicable Law or policy of IHLIC or any such Affiliate in any material respect in the solicitation, negotiation, writing, sale or production of such business in any material respect and (iii) no Affiliated Distributor and no Independent Distributor has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation in any material respect of any applicable Law in connection with such Distributor’s actions in his, her or its capacity as a Distributor for the Insurance Contracts, and there exists no enforcement or disciplinary proceeding alleging any such violation.

Section 3.18     Agreements with Insurance Regulators.(a) Except as required by applicable Insurance Laws and the insurance and reinsurance Permits maintained by IHLIC, there is no (i) written agreement, memorandum of understanding, commitment letter or similar undertaking with any Insurance Regulator that is binding on IHLIC, or (ii) order or directive by, or supervisory letter or cease-and-desist order from, any Insurance Regulator that is binding on IHLIC and (b) IHLIC has adopted no board resolution at the request of any Insurance Regulator, in the case of each of clauses (a) and (b), that (A) limits in any material respect the ability of IHLIC to issue or enter into Reinsurance Contracts or other reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements, (B) requires the divestiture of any material investment of IHLIC, (C) limits in any material respect the ability of IHLIC to pay dividends or (D) requires any material investment of IHLIC to be treated as a non-admitted asset.

Section 3.19     Reinsurance. IHLIC has appropriately taken credit in its Company SAP Statements pursuant to Insurance Laws for all reinsurance, coinsurance or excess insurance ceded pursuant to any reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar arrangements (the “Reinsurance Contracts”) to which it is a party. Neither IHLIC nor any counterparty to any Reinsurance Contract is (with or without notice or lapse of time or both) in default or material breach under the terms of such Reinsurance Contract. As of the date hereof, (a) neither IHLIC nor, to the Knowledge of the Company, any reinsurer under any Reinsurance Contract is insolvent, or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated and (b) no written notice of intended cancellation has been received by IHLIC from any such reinsurer, and there are no material disputes under any Reinsurance Contract.

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Section 3.20     Investment Assets.

(a)     The Company has provided Parent with a true and complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of IHLIC as of December 31, 2016 (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by IHLIC between such date and the date of this Agreement, the “Investment Assets”). Except for Investment Assets sold in the ordinary course of business, in compliance with the Investment Guidelines or as permitted or otherwise contemplated by this Agreement, IHLIC has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens except Permitted Liens. A copy of the IHLIC’s policies with respect to the investment of the Investment Assets is set forth in Section 3.20(a) of the Company Disclosure Letter (the “Investment Guidelines”), and the composition of the Investment Assets complies in all material respects with, and IHLIC has complied in all material respects with, the Investment Guidelines. None of the Company or any of its Subsidiaries engages or has engaged in the origination of residential mortgage loans.

(b)     IHLIC has no material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets and there are no material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which IHLIC may be subject upon or after the Closing.

Section 3.21     Rights Agreement; Anti-Takeover Provisions. The Company is not party to any shareholder rights agreement, “poison pill,” voting trust or similar anti-takeover agreement or plan. No Takeover Statute is applicable to the execution, delivery or performance of this Agreement or the Transactions.

Section 3.22     Proxy Statement. Subject to the last sentence of this Section 3.22, the Proxy Statement to be filed by the Company with the SEC in connection with seeking the adoption of this Agreement by the stockholders of the Company will not, at the time when it is filed with the SEC or first mailed to the stockholders of the Company, as the case may be, or at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects as of the date of its first use with the requirements of the Exchange Act. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference therein.

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Section 3.23     Material Contracts.

(a)     Except for (x) this Agreement, (y) each Company Plan and (z) the contracts filed as exhibits to the Company SEC Documents, Section 3.23(a) of the Company Disclosure Letter sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans) that:

(i)     are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)      with respect to a joint venture, partnership or other similar agreement or arrangement, relate to the formation or management of any such partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

(iii)     provide for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $100,000, other than any Indebtedness between or among any of the Company and any of its Subsidiaries;

(iv)     any investment advisory Contract or any other Contract relating to investment management, investment advisory or subadvisory services to which IHLIC is a party and which involves annual fee revenue in excess of $100,000 per year;

(v)     have been entered into since March 31, 2015, and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, for aggregate consideration under such Contract in excess of $500,000 (excluding, for the avoidance of doubt, acquisitions or dispositions of investments made pursuant to the Investment Guidelines, or of supplies, products, properties or other assets in the ordinary course of business or of supplies, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);

(vi)     prohibit the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibit the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibit the issuance of any guarantee by the Company or any wholly owned Subsidiary of the Company;

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(vii)      are with any financial advisor of the Company or any of its Subsidiaries relating to the Transactions;

(viii)     contain provisions that prohibit the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company from competing in any material line of business or grant a right of exclusivity to any Person which prevents the Company or any Subsidiary or Affiliate of the Company from entering any material territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty;

(ix)     pursuant to which the Company or any of its Subsidiaries (A) is granted or obtains any right to use any material Intellectual Property (other than Contracts granting rights to use common or industry standard commercially available business infrastructure and administrative software (e.g., database, enterprise resource planning, business management planning, desktop and similar software) and commercially available, off-the-shelf software (including “shrink-wrap” or “click-wrap” agreements)), or (B) grants a license to, or option to acquire, any Intellectual Property owned by the Company or any of its Subsidiaries that is material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted (excluding licenses granted to third parties in the ordinary course of business);

(x)     involve or would reasonably be expected to involve aggregate payments or receipts by or to it and/or its Subsidiaries in excess of $100,000 in any twelve-month period, other than those terminable on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty (excluding insurance policies, reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements);

(xi)     include an indemnification obligation of the Company or any of its Subsidiaries with a maximum potential liability in excess of $200,000; or

(xii)     would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the Company’s ability to consummate the Transactions or Parent’s ability to own and/or conduct the business of the Company or any of its Subsidiaries after the Effective Time.

(b)     (i) The Company has previously made available true and complete copies of each Material Contract as of the date of this Agreement, (ii) each Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have a Material Adverse Effect, (iii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, (iv) neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default would not reasonably be expected to have a Material Adverse Effect and (v) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as would not reasonably be expected to have a Material Adverse Effect.

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Section 3.24     Real Properties.

(a)     Owned Real Property.

(i)     Neither the Company nor any of its Subsidiaries own and since March 31, 2015 have owned, any real property other than (A) the real property set forth in Section 3.24(a) of the Company Disclosure Letter and used and occupied solely by the Company and its Subsidiaries as the corporate headquarters of the Company; and (B) the real property acquired or held for investment purposes in the ordinary course of business, which was not in violation of any Investment Guidelines applicable to the Company or its Subsidiaries at the time of the acquisition thereof (collectively, the real properties identified in clauses (A) and (B) hereof, the “Owned Real Properties” and each, an “Owned Real Property”).

(ii)     Neither the Company nor any of its Subsidiaries has (A) entered into a contract or agreement to sell, lease, transfer or convey any Owned Real Property or (B) entered into a contract or agreement to acquire or purchase in fee or by ground lease all or any part of a real property.

(iii)     The Company has made available to Parent, true and complete copies of all title policies and surveys with respect to each Owned Real Property in the possession of the Company or any of its Subsidiaries.

(iv)     All Owned Real Property is, to the Knowledge of the Company, in good condition and repair, reasonable wear and tear excepted, and adequate and fit for occupancy and use in accordance with past practice, in each case, in all material respects.

(v)     Each of the Company and its Subsidiaries has good and marketable title to the Owned Real Properties owned by them, free and clear of all Liens other than Permitted Liens. To the Knowledge of the Company, none of the Company and its Subsidiaries, in their capacity as registered owners, beneficial owners, landlords or occupants, is (A) in default under any agreement affecting such real property or (B) in default under any applicable Law relating to such Owned Real Property.

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(vi)     There is no pending or, to the Knowledge of the Company, threatened proceeding regarding condemnation or other eminent domain proceeding affecting any Owned Real Property or any sale or other disposition of any real property in lieu of condemnation. None of the Company and its Subsidiaries has knowledge, or received any notice, of any default under any of the covenants, easements or restrictions or agreements affecting or encumbering any Owned Real Property or any portion thereof.

(vii)     No casualty has occurred with respect to any Owned Real Property which has not been repaired in full. The Owned Real Property is occupied and utilized by the Company and its Subsidiaries under valid and current certificates of occupancy, permits, or licenses to the extent required by applicable Law and the use of the Owned Real Property by the Company or any of its Subsidiaries does not conflict in any material respect with applicable Laws.

(b)     Leased Real Properties.

(i)     All real property leases, subleases, licenses or other agreements or occupancy rights and all amendments and modifications thereto (whether written or oral) (the “Real Property Leases”) (A) under which the Company or any of its Subsidiaries, as tenant, subtenant, lessee, sublessee, licensee or occupant has the right to occupy real property are set forth on Section 3.24(b)(i)(A) of the Company Disclosure Letter (the “Lessee Real Property Leases”) and (B) under which the Company or any of its Subsidiaries, as landlord, sublandlord, lessor, sublessor or licensor, has leased, subleased or licensed to any Person are set forth on Section 3.24(b)(i)(B) of the Company Disclosure Letter.

(ii)     Section 3.24(b)(ii) of the Company Disclosure Letter contains a true and complete list of the lessee and lessor under each Real Property Lease, the term of each Real Property Lease, the square footage of the premises demised by each Real Property Lease, the current rental rate of each Real Property Lease and the address of the premises (the “Leased Real Property”) that is the subject of each such Real Property Lease. Each Real Property Lease is in full force and effect and is a legal, valid and binding obligation of each of the Company and its Subsidiaries that is a party thereto subject to the Bankruptcy and Equity Exception.

(iii)     The Company or any of its Subsidiaries, as applicable, has a good and valid leasehold interest with respect to each Lessee Real Property Lease in accordance with the terms of such Lessee Real Property Leases, free and clear of all Liens (other than Permitted Liens).

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(iv)     None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party is in breach of or default under any Real Property Lease, and neither entering into this Agreement nor consummating the Transactions will require the consent of any party to a Real Property Lease or cause a breach of or default under any Real Property Lease. The Company has made available to Parent a true and complete copy of each Real Property Lease.

(v)     No casualty has occurred with respect to any Leased Real Property which has not been repaired in full. The Leased Real Property is occupied and utilized by the Company and its Subsidiaries under valid and current certificates of occupancy, permits, or licenses to the extent required by applicable Law and the use of the Leased Real Property by the Company and its Subsidiaries does not conflict in any material respect with applicable Laws.

Section 3.25     Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries of which the Company or any of its Subsidiaries is the beneficiary are in full force and effect and all premiums due and payable thereon have been paid and (b) neither the Company nor any of its Subsidiaries is in breach or default of any of the insurance policies or has taken any action or failed to take any action which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies.

Section 3.26     Related Party Transactions. Since March 31, 2015, there have been no transactions or Contracts, and there currently are no proposed transactions or Contracts, between the Company and any of its Subsidiaries, on the one hand, and any director, officer or employee of the Company or any of its Subsidiaries, on the other hand, of a type that would be required to be, but has not been, disclosed under Item 404 of Regulation S-K of the SEC (such transactions, “Related Party Transactions”).

Section 3.27     Opinions of Financial Advisors. The Special Committee has received the opinion of Stout Risius Ross, LLC (“Stout”) to the effect that, as of the date hereof and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of shares of Company Common Stock is fair from a financial point of view to such holders. It is agreed and understood that such opinion is for the benefit of the Special Committee and Company Board of Directors and may not be relied on by Parent or Merger Sub. A copy of such opinion will promptly be provided to Parent, for informational purposes, following receipt thereof by the Company.

Section 3.28     Brokers and Other Advisors. Except for Stout, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

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Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as set forth in the disclosure letter delivered by Parent to the Company on the date hereof (the “Parent Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds and each other section or subsection of this Agreement solely to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection):

Section 4.01     Organization and Standing. Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except (other than with respect to the due incorporation and valid existence of Parent and Merger Sub) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company, prior to the date of this Agreement a true and complete copy of each of the Parent Organizational Documents. Parent is not in violation of the Parent Organizational Documents and Merger Sub is not in violation of any of its organizational documents.

Section 4.02     Equity Capital. The authorized equity capital of Parent consists of limited liability company interests of Parent (“Parent LLC Interests”). As of the date hereof, the sole member holding all of the issued and outstanding Parent LLC Interests is Aquarian Parc Holdings LLC.

Section 4.03     Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub, and no other votes or approvals of any class or series of capital stock of Parent or Merger Sub, are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms (subject to the Bankruptcy and Equity Exception).

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Section 4.04     No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the Transactions will not, (i) conflict with or violate any provision of the Parent Organizational Documents, or the equivalent organizational documents of Merger Sub, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 4.04(b) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties contained in Section 3.04(b), conflict with or violate any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) require any consent or other action by any Person under, result in a breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which Parent or any of its Subsidiaries is entitled under, any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries, or any property or asset of Parent or any of its Subsidiaries, is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have an Parent Material Adverse Effect.

(b)     No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, except for (i) compliance with applicable requirements of the Exchange Act and (ii) the consents, approvals, authorizations, waivers, permits, filings and notifications set forth in Section 4.04(b) of the Parent Disclosure Letter.

Section 4.05     Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no Action pending or, to the Knowledge of Parent, threatened, or any outstanding injunction, order, judgment, ruling, decree or writ imposed against or upon Parent or any of its Subsidiaries, their respective businesses, assets, properties or rights, or any current or former director or officer of Parent or any of its Subsidiaries for whom Parent or any of its Subsidiaries may be liable as an indemnifying party or otherwise, in each case, by or before any Governmental Authority.

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Section 4.06     Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, and Merger Sub has, and immediately prior to the Effective Time will have, engaged in no business or incurred any liabilities or obligations other than in connection with the Transactions.

Section 4.07     Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first published or mailed to the shareholders of the Company, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting that has become false or misleading.

Section 4.08     Ownership of Company Common Stock. Except for the Voting Agreement, none of Parent, Merger Sub or any of their Affiliates beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or will prior to the Closing Date beneficially own, any Company Common Stock, or is a party, or will prior to the Closing Date become a party, to any Contract, other arrangement or understanding (whether written or oral) (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Company Common Stock.

Section 4.09     Equity Financing.

(a)     Parent has delivered to the Company a true and complete copy of a fully executed commitment letter (the “Equity Commitment Letter”) from Aquarian Parc Holdings LLC confirming its commitment to provide Parent with equity financing in connection with the Transactions (the “Equity Financing”).

(b)     The Equity Commitment Letter (i) is in full force and effect and is a valid, legal and binding obligation of Parent and Aquarian Parc Holdings LLC and (ii) is enforceable in accordance with its respective terms against Parent and Aquarian Parc Holdings LLC (subject to the Bankruptcy and Equity Exception). Parent has fully paid any and all commitment or other fees in connection with the Equity Commitment Letter that are payable on or prior to the date hereof. As of the date hereof, the Equity Commitment Letter has not been amended or modified in any respect, no such amendment or modification is contemplated and the respective obligations and commitments contained therein have not been withdrawn, rescinded or otherwise modified in any respect. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or material breach on the part of Parent under the Equity Commitment Letter or, to the knowledge of Parent, Aquarian Parc Holdings LLC. There are no conditions precedent to the funding of the full amount of the Equity Financing, other than the conditions precedent set forth in the Equity Commitment Letter, and Parent has no reason to believe that it will not be able to satisfy any term or condition of closing of the Equity Financing that is required to be satisfied as a condition of the Equity Financing, or that the Equity Financing will not be made available to Parent on the Closing Date. Subject to the terms and conditions of the Equity Commitment Letter and the Contribution Agreement, the aggregate proceeds of the Equity Financing are in an amount sufficient to consummate the Merger upon the terms contemplated by this Agreement (assuming contribution of the Contributed Shares to Parent pursuant to the terms of the Contribution Agreement), to pay any other amounts required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses of Parent in connection with the Transactions. There are no side letters or other agreements, arrangements or understandings relating to the Equity Commitment Letter.

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Section 4.10     Certain Arrangements. Except for the Voting Agreement and the Contribution Agreement, as of the date hereof, there are no Contracts or other arrangements or understandings (whether oral or written) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or Board of Directors, on the other hand, (other than employment agreements or arrangements between any Affiliates of Parent or Merger Sub, on the one hand, and any member of the Company’s management, on the other hand) that relate in any way to the Company or any of its Subsidiaries, the Company Common Stock or the Transactions or (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to adopt this Agreement or approve the Merger or agrees to vote against any Superior Proposal.

Section 4.11     Brokers and Other Advisors. Except for Merger & Acquisition Services, Inc., the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Article V

ADDITIONAL COVENANTS AND AGREEMENTS

Section 5.01     Conduct of Business. Except as expressly contemplated or required by this Agreement or as described in Section 5.01(a) of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its operations only in the ordinary course of business. To the extent consistent with the foregoing, the Company shall, and shall cause each of its Subsidiaries to, use its and their commercially reasonable efforts to preserve intact its business organization and relationship with its regulators, retain the services of its current officers and key employees and preserve the goodwill of its customers, cedents, reinsureds, retrocessionaires, reinsurance brokers, suppliers and other Persons with whom it has business relationships. Without limiting the generality of the foregoing, and except as expressly contemplated or required by this Agreement or as described in Section 5.01(a) of the Company Disclosure Letter, during such period, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

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(i)     (A) issue, sell or grant any of its shares or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any of its shares or other equity or voting interests, or any options, rights, warrants or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any shares, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, the Company or any of its Subsidiaries, (B) redeem, purchase or otherwise acquire prior to maturity any of its outstanding bonds, debentures, notes or other Indebtedness, or any of its outstanding shares or other equity or voting interests, or any rights, warrants or options to acquire any of its shares or other equity or voting interests, except purchase of shares by the IHCC Retirement Savings Plan and Trust pursuant to the put option available to participants in the IHCC Retirement Savings Plan and Trust, (C) in the case of the Company, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any of its shares or other equity or voting interests, whether in cash, shares or property or a combination thereof, in each case, other than regular annual cash distributions as set forth on Section 5.01(a)(i) of the Company Disclosure Letter or (D) split, combine, subdivide or reclassify any of its shares or other equity or voting interests;

(ii)     incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), or enter into any swap or hedging transaction or other derivative agreements, other than (A) Indebtedness incurred in the ordinary course of business, including existing lines of credit, (B) other indebtedness incurred in the aggregate not to exceed $50,000 at any one time outstanding, (C) Indebtedness incurred solely between the Company and any of its Subsidiaries or solely between its Subsidiaries in the ordinary course of business and (D) any swap or hedging transaction or other derivative agreements entered into in the ordinary course of business in connection with the investment portfolios of the Company and its Subsidiaries, consistent with the Investment Guidelines;

(iii)     (A) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business (including between the Company and any of its Subsidiaries or between Subsidiaries of the Company in the ordinary course of business) or (B) make any loans to its directors or officers;

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(iv)     adopt or implement any shareholder rights plan or similar arrangement;

(v)     make or authorize capital expenditures outside the ordinary course of business exceeding $50,000 in the aggregate;

(vi)     other than transactions solely between the Company and its Subsidiaries or solely between its Subsidiaries, (A) make any acquisition (including by merger or amalgamation) of the capital stock or assets of any other Person for consideration in excess of $50,000 for any such acquisition or $100,000 in the aggregate for all such acquisitions, except as permitted by Section 5.01(a)(xv) or (B) sell or lease to any Person, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price exceeds $50,000, except (w) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (x) transfers among the Company and its Subsidiaries, (y) leases and subleases of real property owned by the Company or its Subsidiaries and leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and voluntary terminations or surrenders of such leases or (z) other transactions in the ordinary course of business or as permitted by Section 5.01(a)(xv);

(vii)     except as required pursuant to the terms of any Company Plan or other written agreement, in each case, in effect on the date of this Agreement and made available to Parent or established or amended after the date of this Agreement in compliance with this Agreement, (A) grant to any current or former director, officer or employee of the Company or any Subsidiary of the Company any increase in salary or bonus compensation opportunity, (B) grant to any current or former director, officer or employee of the Company or any Subsidiary of the Company any increase in severance, retention or termination pay, (C) establish, adopt, enter into or amend any Company Plan or collective bargaining agreement or any other labor-related agreement or arrangement or Company Plan , (D) enter into any employment, consulting, severance or termination agreement with any current or former director, officer, employee or independent contractor of the Company or any Subsidiary of the Company, (E) hire any person with aggregate annual compensation in excess of $100,000 or (F) transfer (outside of the Company or any Subsidiary of the Company) or, except for cause (as determined by the Company in its reasonable discretion), terminate the employment of any employee of the Company or any Subsidiary of the Company;

(viii)     make any material change in any accounting methods, principles or practices (including such methods, principles or practices relating to the estimation of Insurance Reserves) unless required by applicable Law, GAAP, applicable SAP or any Governmental Authority;

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(ix)     (A) amend the Company Organizational Documents or (B) amend the comparable organizational documents of any Subsidiary in a manner that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Transactions (with respect to both clauses (A) and (B), whether by merger, amalgamation, consolidation or otherwise);

(x)     adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than Investors Underwriters, Inc. or dormant Subsidiaries);

(xi)     (A) enter into or materially modify any Material Contract, other than in the ordinary course of business, (B) enter into any Contract that would limit or otherwise restrict the Company, any of its Subsidiaries or any of their successors, or any of their respective properties or assets, or that would, after the Effective Time, limit or otherwise restrict Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their successors, or any of their respective properties or assets, from engaging or competing in any line of business, in any geographic area or with any Person in any material respect, (C) enter into or modify any Contract constituting or relating to a Related Party Transaction, (D) enter into any Contract providing reinsurance to any third party outside the ordinary course of business, (E) terminate, cancel or request any material change in any Material Contract other than in the ordinary course of business or (F) enter into any material contract relating to the purchase or lease of real property;

(xii)     grant any Lien (other than Permitted Liens) on any of its material assets other than to secure Indebtedness permitted under Section 5.01(a)(ii);

(xiii)     settle any Action, in each case made or pending against the Company or any of its Subsidiaries, or any of their officers and directors in their capacities as such, other than the settlement of Actions which, in any event (A) is solely for monetary damages for an amount not to exceed $50,000 for any such settlement individually or $100,000 in the aggregate, (B) in the ordinary course for ordinary course claims under Company Reinsurance Contracts or (C) would not be reasonably expected to prohibit or restrict the Company and its Subsidiaries from operating their business in the same manner in all material respects as operated on the date of this Agreement;

(xiv)     (A) make any change (or file a request to make any such change) in any method, practice or policy of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any Tax election, (C) settle or compromise any Tax liability or refund, (D) file for or surrender any right to claim a Tax refund, (E) file any amended Tax Return, (F) enter into any closing agreement affecting any Tax liability or refund or file any request for rulings or special Tax incentives with any Taxing Authority, (G) waive or extend the statute of limitations with respect to any Tax or (H) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement;

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(xv)     acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines, or amend, modify or otherwise change the Investment Guidelines in any material respect, other than as required by applicable Law;

(xvi)     alter or amend in any material respect any existing underwriting, pricing, claim handling, loss control, reserving, investment or actuarial practice, guideline or policy or any material assumption underlying an actuarial practice or policy, except as may be required by GAAP, applicable SAP, any Governmental Authority or applicable Laws;

(xvii)     abandon, dispose of, or permit to lapse any material Intellectual Property owned by the Company or its Subsidiaries, or disclose any material trade secret or other material confidential information of the Company or any of its Subsidiaries in a manner that would result in the loss of confidentiality thereof, in each case other than in the ordinary course of business;

(xviii)     enter into (i) any material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets or (ii) any material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which IHLIC may be subject upon or after the Closing, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xix)      (i) enter into any new line of business or (ii) change in any material respect any material products or any material operating or enterprise risk management policies, in each case, except as required by Law or by policies imposed, or requests made, by a Governmental Authority;

(xx)      enter into any agreement or commitment with any Insurance Regulator other than in the ordinary course of business consistent with past practice or to avoid a violation of Law;

(xxi)     cancel any material Indebtedness or waive any claims or rights of substantial value, in each case other than in the ordinary course of business; or

(xxii)     authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

(b)     Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

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Section 5.02     Takeover Proposals.

(a)     Subject to the terms of this Section 5.02, during the period commencing as of the date hereof, the Company agrees that (i) it and its directors and officers shall not, (ii) its Subsidiaries and its Subsidiaries’ directors and officers shall not and (iii) it shall use reasonable best efforts to ensure that its and its Subsidiaries’ other Representatives shall not, directly or indirectly, (A) solicit, initiate or knowingly encourage any inquiries regarding or the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Takeover Proposal, (C) enter into any agreement or agreement in principle requiring, directly or indirectly, the Company to abandon, terminate or fail to consummate the Transactions, or (D) publicly propose or agree to do any of the foregoing. The Company shall, and shall cause its Subsidiaries and direct its Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted prior to the date of this Agreement with respect to any Takeover Proposal. Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Company Required Vote, in response to a bona fide written Takeover Proposal received after the date hereof that did not result from a material breach of this Section 5.02, if the Special Committee determines after consultation with its financial advisors and outside counsel, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, the Company may (and may authorize and permit its Subsidiaries and Representatives to), subject to compliance with Section 5.02(c), (1) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a confidentiality agreement containing provisions (including standstill provisions) not less restrictive with respect to the Person making such Takeover Proposal than those set forth in the Confidentiality Agreement are to Parent and its Subsidiaries, provided that all such information has previously been provided to Parent or Merger Sub or is provided to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person, and (2) participate in discussions and negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal, if and only to the extent that in connection with the foregoing clauses (1) and (2) the Special Committee determines in good faith, after consultation with its financial advisor(s) and outside counsel, that the failure to do so would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable Law.

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(b)     The Company Board of Directors shall not (i)(A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw or withhold (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability of this Agreement or the Merger or (B) recommend or endorse the approval or adoption of, or approve or adopt, or publicly propose to recommend, endorse, approve or adopt, any Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”; it being understood that any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not be deemed to be an Adverse Recommendation Change) or (ii) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any of its Subsidiaries to execute or enter into, any Takeover Proposal Documentation. Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Company Required Vote, the Company Board of Directors (acting upon the recommendation of the Special Committee) may, if, after consultation with its financial advisors and outside counsel, it determines that the failure to take such action would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable Law, (1) make an Adverse Recommendation Change or (2) cause or permit the Company to terminate this Agreement in order to enter into an agreement regarding a Superior Proposal if and only if (I) the Company has complied in all material respects with this Section 5.02 and shall have given Parent written notice at least five (5) Business Days prior to taking such action (a “Notice of Superior Proposal”), that the Company Board of Directors intends to take such action in response to a Superior Proposal and specifying the reasons therefor, including the most current version of any proposed agreement or, if there is no such proposed written agreement, a reasonably detailed summary of the material terms and conditions of any such Superior Proposal and the identity of the Person making such Superior Proposal and (II) during such five (5) Business Day period, if requested by Parent, the Company and its Representatives shall engage in good faith negotiations with Parent and its Representatives to amend this Agreement in such a manner that any Takeover Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal taking into account any changes to the financial terms and other material terms of this Agreement proposed by Parent in writing to the Company following the Notice of Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with this Section 5.02(b), except that reference to the five (5) Business Day period shall be deemed a reference to a new three (3) Business Day period).

(c)     The Company shall promptly (and in any event within forty-eight (48) hours) notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Takeover Proposal or any inquiry that could reasonably be expected to result in a Takeover Proposal and shall provide Parent with a copy of such Takeover Proposal (if in writing) and all documents, instruments and communications relating thereto or, if oral, a written summary of the material terms and conditions of any such Takeover Proposal, the identity of the Person or group of Persons making such Takeover Proposal and any arrangements with the Contributing Shareholders or their Affiliates contemplated thereby, and the Company shall keep Parent reasonably informed on a prompt basis (and in any event within twenty-four (24) hours) of the status and terms of any such discussions or negotiations and any material developments with respect to any such Takeover Proposal (including any amendments, modifications or other changes thereto) and provide copies of all documents, instruments and communications relating thereto. The Company agrees that it and its Subsidiaries will not, after the date of this Agreement, enter into any agreement with any Person that prohibits the Company from providing any information to Parent in accordance with this Section 5.02(c).

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(d)     Prior to obtaining the Company Required Vote, the Company Board of Directors (acting upon the recommendation of the Special Committee) may make an Adverse Recommendation Change in response to a Change in Circumstance, if and only if (i) the Company Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable Law, (ii) the Company shall have given Parent written notice at least five (5) Business Days prior to making any such Adverse Recommendation Change, (iii) during such five (5) Business Day period, if requested by Parent, the Company and its Representatives shall engage in good faith negotiations with Parent and its Representatives to amend this Agreement and (iv) after considering any proposed revisions to this Agreement made by Parent in writing during such five (5) Business Day period, if any, after consultation with its financial advisors and outside counsel, the Company Board of Directors shall have determined, in good faith, that the failure to make the Adverse Recommendation Change in response to such Change in Circumstance would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable Law.

(e)     Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if the Company Board of Directors determines (after consultation with its financial advisors and outside counsel) that failure to do so would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable Law, it being understood, however, that this clause (ii) shall not be deemed to permit the Company Board of Directors to make an Adverse Recommendation Change or take any of the actions referred to in clause (ii) of Section 5.02(b) except, in each case, to the extent permitted by Section 5.02(b) or Section 5.02(d).

Section 5.03     Preparation of the Proxy Statement; Shareholders’ Meeting.

(a)     As promptly as reasonably practicable (and in any event within twenty (20) Business Days), unless otherwise extended by the parties to this Agreement, after the execution of this Agreement, the Company shall prepare the Proxy Statement and file it with the SEC. Except as specifically permitted by Section 5.02(b) and Section 5.02(d), the Company Board of Directors shall make the Company Board Recommendation to the Company’s shareholders and shall include such recommendation in the Proxy Statement. Parent shall, as promptly as reasonably practicable, provide to the Company all information concerning Parent and Merger Sub and their respective Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. The Company shall notify Parent promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the shareholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider including or incorporating in good faith.

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(b)     Subject to Section 5.03(a), the Company shall take all necessary actions in accordance with applicable Law, the Company Organizational Documents to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”) for the purpose of obtaining the Company Required Vote, as promptly as practicable after the SEC or its staff confirms that it has no further comments on the Proxy Statement, regardless of whether any Adverse Recommendation Change has occurred (unless this Agreement is terminated in accordance with Section 7.01). Unless the Company Board of Directors has made an Adverse Recommendation Change as specifically permitted by Sections 5.02(b) or 5.02(d), the Company Board of Directors shall continue to recommend that the Company’s shareholders vote in favor of the adoption of this Agreement and the Company shall use its reasonable best efforts to obtain the Company Required Vote. Notwithstanding any provision of this Agreement to the contrary, the Company may adjourn, recess or postpone the Company Shareholders’ Meeting (i) with the prior written consent of Parent, (ii) after consultation with Parent, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement (that the Company Board of the Directors has determined in good faith after consultation with outside counsel is required to be filed and disseminated to the shareholders of the Company under applicable Law) is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders’ Meeting or (iii) if as of the time for which the Company Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in Person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting.

(c)     Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with its terms, and, to the extent required under the terms of this Agreement, the Company pays to Parent the Company Termination Fee and Expense Payment as required pursuant to Article VII, (i) its obligations to hold the Company Shareholders’ Meeting pursuant to this Section 5.03 shall not be affected by the making of an Adverse Recommendation Change by the Company Board of Directors or any committee thereof and (ii) its obligations pursuant to this Section 5.03 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal. Unless this Agreement is terminated in accordance with its terms and, to the extent required under the terms of this Agreement, the Company pays to Parent the Company Termination Fee in accordance with Sections 7.03(a) or (b) or the Expense Payment in accordance with Section 7.03(b), the Company agrees that it shall not submit to the vote of the Company’s shareholders any Takeover Proposal (other than a Superior Proposal) prior to the vote of the Company’s shareholders with respect to the Company Required Vote at the Company Shareholders’ Meeting.

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Section 5.04     Reasonable Best Efforts to Consummate Merger; Notification.

(a)     Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company agrees to use, and shall cause its Subsidiaries to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things, and to assist and cooperate with the other parties in doing all things, in each case, necessary, proper or advisable, to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) obtaining all necessary, proper or advisable consents, approvals, authorizations, waivers or exemptions from Governmental Authorities, parties to Contracts or other Third Parties and making all necessary, proper or advisable registrations, filings and notices and taking all steps as may be necessary to obtain a consent, approval, authorization, waiver or exemption from any Governmental Authority (including under Insurance Laws), any party to a Contract (including in respect of the first three (3) items of Section 3.23(a) of the Company Disclosure Letter) or any other Third Party and (ii) executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the Transactions and to fully carry out the purposes of this Agreement.

(b)     In furtherance and without limiting the foregoing, within ten (10) Business Days of the date of this Agreement, Parent shall, together with its “controlled person” applicants, file a Form A statement regarding the acquisition of control of or merger with a domestic insurer, together with all exhibits, affidavits and certificates, with the Insurance Commissioner of the Commonwealth of Kentucky (the “Kentucky Form A Filing”). Parent agrees to use its reasonable best efforts to promptly provide, or cause to be provided, all agreements, documents, instruments, affidavits or information that may be required or requested by any Governmental Authority relating to Parent or its Subsidiaries or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

(c)     Each of Parent, Merger Sub and the Company agrees that it shall consult with one another with respect to the obtaining of all consents, approvals, authorizations, waivers or exemptions of Governmental Authorities necessary, proper or advisable to consummate the Transactions and each of Parent, Merger Sub and the Company shall keep the other apprised on a prompt basis of the status of matters relating to such consents, approvals, authorizations, waivers or exemptions. Each of Parent, Merger Sub and the Company shall have the right to review in advance and, to the extent practicable, and subject to any restrictions under applicable Law, each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority in connection with the Kentucky Form A Filing made in connection with the Transactions and each party agrees to in good faith consider any comments of the other parties thereon. Each of Parent, Merger Sub and the Company shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case, subject to applicable Law and with respect to the Kentucky Form A Filing only. Notwithstanding anything to the contrary in this Section 5.04, materials provided to the other party or its counsel may be redacted to the extent necessary (i) to remove references concerning Parent’s valuation analyses with respect to the Company and its Subsidiaries, (ii) as necessary to comply with written Contracts in effect on the date hereof or (iii) to address reasonable privilege and confidentiality concerns.

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(d)     Each of Parent, Merger Sub and the Company shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent, approval, authorization, waiver or exemption is required for the consummation of the Transactions to the extent related to the Transactions or the Kentucky Form A Filing, including promptly furnishing each other copies of any written or electronic communications to the extent related thereto, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent, approval, authorization or waiver will not be obtained or that the receipt of any such consent, approval, authorization, waiver or exemption will be materially delayed or conditioned.

(e)     Notwithstanding anything in this Agreement to the contrary, in no event shall the Company, Parent or their respective Affiliates be required to agree to take or enter into any action which would be required to be taken in the event that the Closing does not occur.

(f)     Notwithstanding anything herein to the contrary, none of Parent, Merger Sub or the Company or any of its Subsidiaries, shall be obligated to take or refrain from taking or to agree to it, its Affiliates or any of their respective Representatives taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, including this Agreement, the Voting Agreement or the Contribution Agreement) or to permit or suffer to exist any restriction, condition, limitation or requirement which, individually or together with all other such actions, restrictions, conditions, limitations or requirements, would or would reasonably be expected to result in a Burdensome Condition being imposed by a Governmental Authority. Without the prior written consent of Parent, the Company shall not, and shall cause its Subsidiaries and their respective Representatives not to, take or refrain from or to agree to the taking or refraining from any action (including any amendment, waiver or termination of any agreement, including this Agreement, the Voting Agreement or the Contribution Agreement) or to permit or suffer to exist any restriction, condition, limitation or requirement that would or would reasonably be expected to result, individually or in the aggregate, in a Burdensome Condition being imposed by a Governmental Authority.

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Section 5.05     Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible). The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by Parent and the Company and neither party shall issue such press release without the prior consent of the other party.

Section 5.06     Access to Information; Confidentiality. Subject to applicable Law, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records and the Company shall furnish promptly to Parent and Parent’s Representatives (a) a copy of each report filed with or furnished to the SEC or the Kentucky Department of Insurance after the date hereof and any material correspondence or other materials received from any such agency with respect to the Company, its Subsidiaries or their businesses or personnel and (b) all other information with respect to the Company and its Subsidiaries and their business, properties and personnel as Parent may reasonably request. Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company. The Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so could violate applicable Law, waive the protection of an attorney-client privilege, work product doctrine or other legal privilege, in each case that cannot be cured by entry into a joint defense agreement or similar arrangement. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law or risk waiver of such privilege (including by entering into a joint defense agreement or similar arrangement). All requests for information made pursuant to this Section 5.06 shall be directed to the General Counsel of the Company or other Person designated by the Company. For the avoidance of doubt, until the Effective Time, all information provided by or on behalf of the Company or its Subsidiaries pursuant to this Section 5.06 or pursuant to Section 5.02 will be subject to the terms of the Confidentiality Agreement and this Section 5.06 of this Agreement, which shall remain in full force and effect in accordance with its terms. Parent acknowledges that the information being provided to it in connection with the Transactions is subject to the terms of the Confidentiality Agreement; provided that actions taken by the parties hereunder, to the extent necessary to comply with their respective obligations under Section 5.04 hereunder, shall not be deemed to be in violation of this Section 5.06 or the Confidentiality Agreement. All non-public information provided by or on behalf of Parent, or their respective Affiliates to the Company or any of its Subsidiaries or Representatives in connection with this Agreement or the Transactions (including the Equity Financing) shall be kept confidential except for such disclosures as are required by applicable Law or legal process.

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Section 5.07     Indemnification and Insurance. (a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless to the fullest extent provided under the Company Organizational Documents in effect on the date hereof and permitted by the KBCA all past and present directors and officers of the Company and its Subsidiaries (the “Indemnified Parties”) for acts or omissions occurring at or prior to the Effective Time.

(b)     From the Effective Time and for a period of six (6) years thereafter, Parent and the Surviving Corporation shall use reasonable best efforts to maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently (and any additional individuals who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policy (a copy of which has been made available or delivered to Parent) with terms, conditions, retentions and levels of coverage at least as favorable as those of such current insurance coverage; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in any one year an amount that exceeds 200% of the current annual premium for such insurance (the “Maximum Premium”); provided, further, that, if the annual premiums for such insurance coverage exceed the Maximum Premium, Parent and the Surviving Corporation will only be obligated to obtain a policy with the greatest coverage available at an annual premium not exceeding the Maximum Premium; provided, further, however, that in lieu of the foregoing insurance coverage, the Company (with Parent’s consent, not to be unreasonably withheld, conditioned or delayed) or Parent may purchase, prior to the Effective Time, a six (6) year “tail” insurance policy that provides coverage identical in all material respects to the coverage described above, provided that the Company does not pay more than the Maximum Premium for such “tail” insurance policy.

(c)     Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective articles or certificate of incorporation, as applicable, or their respective by-laws (or comparable organizational documents) and any indemnification or other agreements of the Company and its Subsidiaries as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Further, the articles of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company Organizational Documents, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals, except as amendments may be required by the KBCA during such period.

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(d)     This Section 5.07 shall survive the consummation of the Merger, is intended to benefit, and shall be enforceable by each Indemnified Party and their respective successors, heirs and representatives, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall not be amended without the prior written consent of the applicable Indemnified Party (including his or her successors, heirs and representatives).

(e)     The rights of the Indemnified Parties under this Section 5.07 shall be in addition to, and not in substitute for, any rights such Indemnified Parties may have under the articles of incorporation or by-laws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws, and Parent shall, and shall cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries.

Section 5.08     Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions and/or the Contribution Agreement by each Person or group (for purposes of Section 13(d) of the Exchange Act) who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.09     Employee Matters.

(a)      Parent shall cause the Surviving Corporation or any of its Subsidiaries to provide, to each individual who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time and continues in employment with the Surviving Corporation or any of its Subsidiaries following the Effective Time (each, a “Company Employee”) with, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, a base salary or hourly wage rate, as applicable, that is no less than the base salary or hourly wage rate provided to such Company Employee immediately prior to the Effective Time.

(b)     With respect to all employee benefit plans of the Surviving Corporation and its Subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), providing employee benefits to the Company Employees after the Effective Time (collectively, the “Parent Plans”), for purposes of determining eligibility to participate, level of benefits (including benefit accrual rates) and vesting, each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with Parent and its Affiliates (including, following the Effective Time, the Surviving Corporation or any of its Subsidiaries); provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

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(c)     Without limiting the generality of Section 5.09(a) Parent shall, or shall cause one of its Affiliates (including, following the Effective Time, the Surviving Corporation) to use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any Parent Plan providing medical, dental, hospital, pharmaceutical or vision benefits, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar eligible expenses incurred by each Company Employee (and his or her eligible dependents) prior to the Effective Time during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under each Parent Plan providing medical, dental, hospital, pharmaceutical or vision benefits (to the extent such credit would have been given under comparable Company Plans prior to the Effective Time).

(d)     Notwithstanding any provision of this Agreement to the contrary, (i) the provisions of this Section 5.09 are solely for the benefit of the parties to this Agreement, (ii) no provision of this Section 5.09 is intended to, shall be deemed to, or shall (A) constitute the establishment or adoption of, or an amendment to, any Company Plan, Parent Plan or employee benefit plan (for purposes of ERISA or otherwise), (B) prevent or restrict in any way the right of Parent and its Affiliates to terminate, reassign, promote or demote any employee or independent contractor of the Surviving Corporation or any of its Subsidiaries, or (C) obligate Parent to adopt or maintain any particular plan or program or other compensatory or benefits arrangement at any time or prevent Parent from modifying or terminating any such plan, program or other compensatory or benefits arrangement at any time; and (iii) no current or former employee or independent contractor of the Company or its Subsidiaries (or any of their dependents or beneficiaries) shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof.

(e)     The Company shall, prior to the Effective Time, terminate the IHCC Retirement Savings Plan and Trust (the “ESOP”) and cause the ESOP to distribute, immediately prior to the Effective Time, any shares of Company Common Stock held by the ESOP to the ESOP participants entitled to such distribution, so that immediately prior to the Effective Time such shares of Company Common Stock are owned by the participant (or an eligible retirement plan (as defined in Section 402(c) of the Code) account in the name of the participant).

Section 5.10     Notification of Certain Matters; Shareholder Litigation. Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent and (ii) any Actions commenced or, to such party’s Knowledge, threatened against such party or the directors of the Company which relates to this Agreement or the Transactions (including any securityholder derivative claims). The Company shall give Parent the opportunity to participate in the defense and settlement of any shareholder litigation against the Company or its directors relating to this Agreement or the Transactions, and no such settlement shall be agreed to without Parent’s prior written consent.

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Section 5.11     Tax Certificate. The Company’s shareholders shall request and direct the Company to deliver to Parent at the Closing a certification satisfying the requirements of Sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations certifying that interests in the Company are not “U.S. real property interests” within the meaning of Section 897(c) of the Code.

Section 5.12     Equity Financing.

(a)     Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect.

(b)     Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter; (iii) consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (vi) enforce its rights pursuant to the Equity Commitment Letter.

(c)     Prior to the Closing, and without limiting its obligations pursuant to Section 5.04, the Company shall, and shall cause its Subsidiaries to, and shall use reasonable efforts to cause its and their respective Representatives to, in each case, provide to Parent all cooperation reasonably requested by Parent in connection with the arrangement and consummation of the Equity Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries).

(d)     Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.12 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter; or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

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Section 5.13     De-Listing. Prior to the Effective Time, the Company will cooperate with Parent to cause the Company Common Stock to be de-listed from the OTCMKTS and terminate its registration under the Exchange Act as soon as practicable following the Effective Time.

Section 5.14     Director Resignations. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company and its Subsidiaries specified in writing by Parent (other than Company Designated Directors) reasonably in advance of the Closing and in any event at least five (5) Business Days prior to Closing, in each case effective at the Effective Time.

Article VI

CONDITIONS PRECEDENT

Section 6.01     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company, Parent or Merger Sub to effect the Merger is subject to the satisfaction (or waiver, to the extent permitted by applicable Law) on or prior to the Closing Date of the following conditions:

(a)     Company Required Vote. The Company Required Vote shall have been obtained.

(b)     No Order. No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, issued or enforced that is in effect and that makes illegal, prevents, prohibits, restrains or enjoins consummation of the Merger.

(c)     Governmental Consents. The requisite regulatory approvals set forth on Schedule 6.01(c) shall have been obtained and shall remain in full force and effect without the imposition of a Burdensome Condition.

Section 6.02     Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, to the extent permitted by applicable Law) by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

(a)     Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.02(a), Section 3.02(b), Section 3.02(c), Section 3.03(a), Section 3.05, Section 3.19(b) and Section 3.26 shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in this Agreement, other than those Sections specifically identified in clause (i) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an officer of the Company to such effect.

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(b)     Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under this Agreement on or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an officer of the Company stating that the conditions specified in this Section 6.02(b) have been satisfied.

(c)     No Material Adverse Effect. Since the date of this Agreement there shall not have been any effect, change, event, circumstance or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)     No Burdensome Condition. No Burdensome Condition shall have been imposed.

(e)     Employment Agreements. Each Key Employee remains employed by the Company or any of its Subsidiaries and has not given notice of intention to resign his or her employment with the Company or any of its Subsidiaries.

(f)     Credit Agreement. The condition set forth in Section 3.02(n) of the Credit Agreement shall have been satisfied or waived in accordance with the terms of the Credit Agreement.

Section 6.03     Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, to the extent permitted by applicable Law) by the Company on or prior to the Closing Date of the following conditions:

(a)     Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Section 4.03, and Section 4.11 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in this Agreement, other than those Sections specifically identified in clause (i) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent to such effect.

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(b)     Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with their respective obligations required to be performed or complied with by them under this Agreement on or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent stating that the conditions specified in this Section 6.03(b) have been satisfied.

Section 6.04     Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 6.01 or 6.03 to be satisfied if such failure was caused by its material breach of any of its obligations under this Agreement. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or 6.02 to be satisfied if such failure was caused by a material breach of any of their obligations under this Agreement.

Article VII

TERMINATION

Section 7.01     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Required Vote:

(a)     by the mutual written consent of the Company and Parent; or

(b)     by either the Company or Parent:

(i)     if the Merger shall not have been consummated prior to April 30, 2018 (as such date may be extended pursuant to the second proviso below, the “Outside Termination Date”); provided, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date; provided, further, that, if on a date that would have been the Outside Termination Date the conditions set forth in Section 6.01(a) or Section 6.01(c) are the only conditions in Article VI (other than those conditions that by their nature are to be satisfied at the Closing) that shall not have been satisfied or waived on or before such date, the Outside Termination Date shall be automatically extended by ninety (90) days so long as Parent and Merger Sub are not in material breach of any of their covenants or agreements contained in Section 5.04 of this Agreement, in which case the Outside Termination Date shall be deemed for all purposes to be such later date;

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(ii)     if any Governmental Authority of competent authority issues a final nonappealable Order that prohibits, restrains or makes illegal the consummation of the Merger; or

(iii)     if the Company Required Vote is not obtained at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; or

(c)     by Parent:

(i)     if (A) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.02(a) or Section 6.02(b) if continuing on the Closing Date, and (B) such breach cannot be or has not been cured (or is not capable of being cured) by the earlier of (y) sixty (60) days after the giving of written notice to the Company of such breach and (z) the Outside Termination Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(ii)     if (A) the Company Board of Directors shall have made an Adverse Recommendation Change, (B) the Company Board of Directors shall fail to include in the Proxy Statement when mailed, the Company Board Recommendation, (C) the Company Board of Directors shall have materially breached its obligations in Section 5.02, (D) the Company Board of Directors shall have recommended to the Company Shareholders that they approve or accept a Superior Proposal or (E) the Company shall have entered into, or publicly announced its intention to enter into, any Takeover Proposal Documentation with respect to a Takeover Proposal; or

(d)     by the Company:

(i)     if (A) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.03(a) or Section 6.03(b) if continuing on the Closing Date and (B) such breach cannot be or has not been cured (or is not capable of being cured) by the earlier of (y) sixty (60) days after the giving of written notice to Parent of such breach and (z) the Outside Termination Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(ii)     prior to receipt of the Company Required Vote, if (A) the Special Committee has received a Superior Proposal and the Company has complied with its obligations under Section 5.02, (B) the Company Board of Directors (acting upon the recommendation of the Special Committee) has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to accept such Superior Proposal would result in a breach of the directors’ fiduciary duties to the Company’s shareholders under applicable Law, and (C) the Company pays the Company Termination Fee in accordance with Section 7.03.

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Section 7.02     Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Section 7.02, Section 7.03, Article VIII and the Confidentiality Agreement, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (a) as liability may exist pursuant to the Sections specified in the immediately preceding parenthetical that survive such termination, (b) that no such termination shall relieve the Company from any liability for any knowing and intentional breach of this Agreement by the Company prior to the termination of this Agreement, and (c) that no such termination shall relieve any party from liability for fraud.

Section 7.03     Company Termination Fee; Expense Payment.

(a)     If this Agreement is terminated by the Company pursuant to Section 7.01(d)(ii) or by Parent pursuant to Section 7.01(c)(ii), the Company shall pay Parent, as liquidated damages and not as a penalty and as the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective Affiliates, shareholders or Representatives for any loss or damage suffered as a result of the failure of the Merger to be consummated, (A) upon termination, the Expense Payment and (B) if the Superior Proposal is consummated, the Company Termination Fee, by wire transfer of immediately available funds. If the Company Termination Fee shall be payable pursuant to the preceding sentence, the Company Termination Fee shall be paid on the closing date of the Superior Proposal. Parent shall have the right to assign its right to receive the Company Termination Fee (together with any amounts owed pursuant to Section 7.03(e)) and the Expense Payment (together with any amounts owed pursuant to Section 7.03(e)), as applicable, to one or more Persons in its sole discretion.

(b)     If this Agreement is terminated by Parent pursuant to Section 7.01(c)(i) and (i) at any time after the date hereof and prior to the Company Shareholders Meeting, or the breach giving rise to Parent’s right to terminate under Section 7.01(c)(i), respectively, a Takeover Proposal shall have been publicly announced or publicly made known to the Company Board of Directors or the shareholders of the Company or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and such Takeover Proposal or such intent has not been publicly withdrawn or repudiated by such Person prior to the Company Shareholders Meeting, and (ii) within eighteen (18) months after such termination, the Company either consummates such Takeover Proposal or enters into a definitive agreement to consummate such Takeover Proposal and the Company thereafter consummates such Takeover Proposal, then the Company shall upon the consummation of such Takeover Proposal, pay Parent, as liquidated damages and not as a penalty and as the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective Affiliates, shareholders or Representatives for any loss or damage suffered as a result of the failure of the Merger to be consummated, the Company Termination Fee by wire transfer of immediately available funds; provided, that for the purposes of this Section 7.03(b), all references in the term Takeover Proposal to “15% or more” shall be deemed to be references to “more than 50%.”

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(c)     If this Agreement is terminated by Parent pursuant to Section 7.01(c)(i) then the Company shall, within ten (10) Business Days of the date of such termination, pay to Parent in cash, by wire transfer of immediately available funds, out-of-pocket fees and expenses incurred by Parent or Merger Sub in connection with this Agreement and the Transactions not to exceed $1,250,000 (the “Expense Payment”). Any Expense Payment paid pursuant to this Article VII shall be credited against any Company Termination Fee payable to Parent pursuant to this Article VII. For the avoidance of doubt, in no event shall the aggregate amount payable to Parent under this Article VII exceed $2,500,000.

(d)     If this Agreement is terminated by the Company pursuant to Section 7.01(d)(i), then Parent shall, within ten (10) Business Days of the date of such termination, pay to the Company in cash, by wire transfer of immediately available funds, out of pocket fees and expenses incurred by the Company in connection with this Agreement and the Transactions not to exceed $500,000.

(e)     Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 7.03 are an integral part of the Transactions, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company or Parent, as applicable, fails to pay, in a timely manner, any amount due pursuant to this Section 7.03, then (i) the Company shall reimburse Parent or Parent shall reimburse the Company, as applicable, for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related Actions commenced, and (ii) the Company shall pay to Parent or Parent shall pay to the Company, as applicable, interest on such amount from and including the date payment of such amount was due, but excluding the date of actual payment, at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made.

Article VIII

MISCELLANEOUS

Section 8.01     No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

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Section 8.02     Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Required Vote, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following approval of the Merger and this Agreement by the shareholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the shareholders of the Company without such approval.

Section 8.03     Extension of Time, Waiver, Etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing). Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.04     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto; provided, that (i) the rights, interests and obligations of Parent may be assigned to one or more controlled Affiliates of [Aquarian], (ii) the rights, interests and obligations of Merger Sub may be assigned to another direct or indirect wholly owned subsidiary of Parent (or its permitted assignee). No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.

Section 8.05     Counterparts. This Agreement may be executed in one or more counterparts (including by email), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.06     Entire Agreement; Third-Party Beneficiaries; No Other Representations or Warranties. This Agreement, together with the exhibits and schedules attached hereto, the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement, the Voting Agreement and the Contribution Agreement, (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for, if the Effective Time occurs, (i) the right of the Company shareholders to receive the Merger Consideration payable in accordance with Article II and (ii) the provisions set forth in Section 5.07 of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.03 without notice or liability to any other Person. Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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Section 8.07     Governing Law; Jurisdiction.

(a)     This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

(b)     Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any Action arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 8.10 or in any other manner permitted by applicable Law.

Section 8.08     WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 8.08.

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Section 8.09     Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company or Parent to cause the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement) in the Delaware Courts, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.09 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.10     Notices. All notices, requests, claims, demands and other communications to any party hereunder shall be in writing and shall be deemed given (i) on the date of delivery, if delivered personally, (ii) on the date sent if sent by email (which is confirmed by the recipient) or facsimile (which is confirmed by the recipient), or (iii) on the first Business Day following the date of dispatch if sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

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If to Parent or Merger Sub, to:

Aquarian Holdings, LLC
299 Park Avenue, 6th Floor
New York, NY 10017
Attention:     Rudy Sahay
Email:          rsahay@aquarianlp.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile:     212-735-2000
Email:           Todd.Freed@skadden.com
Attention:     Todd E. Freed, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
Facsimile:     202-393-5760
Email:           Chris.Ulery@skadden.com
Attention:     Christopher J. Ulery, Esq.

If to the Company, to:

Investors Heritage Capital Corporation
200 Capital Avenue
Frankfort, Kentucky 40601
Facsimile:      502-875-7084
Email:            rhardy@ihlic.com
Attention:      Robert M. Hardy, Jr.
                      Executive Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Stites & Harbison, PLLC
400 W. Market Street
Suite 1800
Louisville, Kentucky 40202
Facsimile:     502-789-8234
Email:           mherrington@stites.com
Attention:     Alex P. Herrington, Jr. (Mike), Esq.

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

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Section 8.11     Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.12     Fees and Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement.

Section 8.13     Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future, direct or indirect, equityholder, controlling person, Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the Transactions. For the avoidance of doubt, no party hereto, nor any of its Affiliates, will bring, or support the bringing of, any action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement.

Section 8.14     Definitions. For purposes of this Agreement:

“Action” means legal actions, causes of action, claims, demands, controversies, disputes, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. For purposes of this Agreement, in no event shall the Contributing Shareholders be deemed Affiliates of Parent or Merger Sub.

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“Affiliated Distributor” means any brokers, broker-dealers, insurance agents, producers, distributors or other Persons who market, produce or sell the Insurance Contracts, or any successors thereto, that are employees or Affiliates of IHLIC.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Burdensome Condition” means: (i) any commitment, obligation, requirement (whether by lapse of time or notice or both) or condition applicable to or binding upon Parent or any of its Affiliates, the Company or any of its Subsidiaries to make available or provide any capital contribution or enter into or provide any indemnity agreement, support agreement, statement of support, bond, guarantee, letter of credit, keep well, or capital maintenance agreement or arrangement, or other commitment, agreement or arrangement to maintain a minimum risk-based capital level or rating with respect to, or in connection with, IHLIC; or (ii) any prohibition, restriction or limitation in connection with, arising out of or relating to the declaration, setting aside or payment of dividends or distributions by IHLIC, except, to the extent applicable to this clause (ii), any prohibition, restriction or limitation imposed by statute generally on insurance companies domiciled in the Commonwealth of Kentucky not arising by virtue of (A) a regulatory order or similar instrument applicable only to Parent or any of its Affiliates, the Company or any of its Subsidiaries or (B) a condition or other restriction on any regulatory approval order or similar instrument granted or proposed to be granted to Parent or any of its Affiliates, the Company or any of its Subsidiaries in connection with the Transactions.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Frankfort, Kentucky are authorized or required by Law to be closed.

“Business Intellectual Property” means the Company Intellectual Property and any other Intellectual Property used, or held for use, by the Company or any of its Subsidiaries in the operation of their respective businesses.

“Change in Circumstance” means any material event or development or material change in circumstance with respect to the Company or its Subsidiaries occurring or arising from or after the date of this Agreement that was not known or reasonably foreseeable to the Company Board of Directors prior to the date hereof; provided, that in no event shall the receipt, existence or terms of a Takeover Proposal constitute a Change in Circumstance.

“Commonly Controlled Entity” means any Person or entity that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

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“Company By-Laws” means the Company’s Amended and Restated By-Laws, as amended to the date of this Agreement.

“Company Charter” means the Company’s Amended Articles of Incorporation, as amended to the date of this Agreement.

“Company Designated Directors” means Messrs. Harry Lee Waterfield II, Robert M. Hardy, Jr. and Raymond L. Carr.

“Company Intellectual Property” means all Intellectual Property owned, or purported to be owned, by the Company or any of its Subsidiaries.

“Company Organizational Documents” means the Company Charter and the Company By-Laws.

“Company Plan” means each (i) employee welfare plan within the meaning of Section 3(1) of ERISA, (ii) employee pension benefit plan within the meaning of Section 3(2) of ERISA, (iii) employee benefit plan within the meaning of Section 3(3) of ERISA, (iv) equity or equity-based agreement, arrangement, policy, program or plan, (v) employment, individual consulting, change-in-control, severance, retention or other similar agreement, plan, policy, program or arrangement, and (vi) bonus, incentive, deferred compensation, profit-sharing, retirement, savings, pension, excess benefit, post-retirement, vacation, severance, termination pay, life, health, disability, accident, medical, dental, vision, cafeteria, insurance, flex spending, adoption/dependent/employee assistance, tuition, vacation, paid-time-off, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case, that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to or has or may have any liability (whether actual or contingent, direct or indirect), to provide compensation or benefits to or for the benefit of any of their respective current or former employees, directors or consultants (or any beneficiary or dependent thereof), other than any statutory agreement, program or plan mandated by applicable Law.

“Company Products or Services” means those products (including computer programs) and/or services and related documentation currently or formerly developed, manufactured, produced, marketed, licensed, leased, sold, provided, delivered and/or distributed by the Company or any of its Subsidiaries.

“Company Shareholders Meeting” means a meeting of the Company Shareholders to be called to consider the Merger, including giving effect to any adjournment or postponement thereof.

“Company Termination Fee” means $2,500,000.

“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated June 14, 2016 by and between IHLIC and Aquarian Holdings, LLC, as may be amended from time to time.

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“Credit Agreement” means that certain Credit Agreement, dated as of October 27, 2017 (as may be amended or refinanced from time to time), by and among the various lenders from time to time parties thereto (as identified on the signature pages thereof), Guggenheim Corporate Funding, LLC, as the administrative agent, Aquarian Holdings I L.P., as the initial borrower, certain of its subsidiaries from time to time parties thereto, as guarantors and the other borrowers from time to time party thereto.

“Debt Financing Sources” means any entities that have entered (or do enter) into agreements in connection with any debt financing the proceeds of which are intended to finance any portion of the transactions contemplated by this Agreement, including any parties to any credit agreement or any other definitive agreements executed in connection with such debt financing, and any arrangers, administrative agents, collateral agents, and the affiliates of the foregoing, and members, directors, agents, officers and employees of the foregoing and their successors and permitted assigns.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitral body or self-regulated entity, tribunal, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IHLIC” means Investors Heritage Life Insurance Company, a Kentucky domiciled life insurance company.

“Independent Distributor” means the brokers, broker-dealers, insurance agents, producers, distributors or other Persons who market, produce or sell the Insurance Contracts, or any successors thereto, that are not employees or Affiliates of IHLIC.

“Information Technology Systems” means all information technology systems, Software computers, workstations, routers, hubs, switches, communication lines and other technology equipment used or held for use in connection with the operation of the business of the Company and its Subsidiaries, including all databases, websites, e-commerce platforms and associated documentation used in connection with the operation of the business of the Company and its Subsidiaries.

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“Insurance Contract” means any insurance policy or contract, or any annuity contract or certificate, whether or not registered under the Securities Act, in each case, together with all policies, binders, slips, certificates, participation agreements, applications, supplements, endorsements, riders and ancillary agreements in connection therewith that are issued by IHLIC prior to the Closing.

“Insurance Regulators” means all Governmental Authorities regulating the business of insurance under Insurance Laws.

“Intellectual Property” means all intellectual property or other similar proprietary rights in any jurisdiction, regardless of form, whether registered or unregistered, including the following: (i) Patents, (ii) inventions, inventions disclosures, utility models, designs, and discoveries, whether or not patentable, including articles of manufacture, business methods, compositions of matter, improvements, machines, methods and processes and new uses for any of the preceding items; (iii) all copyrights, whether in published or unpublished works, which include literary works, and any other original works of authorship fixed in any tangible medium of expression; moral rights; databases, data collections and rights therein, literary works, mask works and sound recordings, Software, web site content, rights to compilations, collective works and derivative works, and the right to create collective and derivative works, of any of the foregoing; (iv) Trademarks; and (v) Trade Secrets; (vi) all claims, causes of action and rights to sue for past, present and future infringement or unconsented use of any of the foregoing intellectual and other proprietary rights set forth in the foregoing section (i) through (v) above; (vii) the right to file applications and obtain registrations, all copies and tangible embodiments of any of the foregoing (in whatever form or medium); and (viii) all rights arising therefrom and pertaining thereto and all products, proceeds, rights of recovery, and revenues arising from or relating to any and all of the foregoing.

“IRS” means the U.S. Internal Revenue Service.

“Key Employees” means, collectively, Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr., Larry J. Johnson II and Julie Hunsinger Mink.

“Knowledge” means, (i) with respect to the Company, the knowledge of those individuals listed in Section 8.14 of the Company Disclosure Letter, including, in each case, any knowledge that a Person holding such position would reasonably be expected to have in the performance of his or her duties and (ii) with respect to Parent or Merger Sub, the knowledge, of any of the officers or directors of Parent or Merger Sub including, in each case, any knowledge that a Person holding such position would reasonably be expected to have in the performance of his or her duties.

“Law” means any national, regional or local law, statute, ordinance, regulation, judgment, decree, injunction or other legally binding obligation imposed by or on behalf of a Governmental Authority.

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“Liens” means any pledges, liens, charges, claims, hypothecations, options to purchase, lease, sublease or otherwise acquire an interest, encumbrances or security interests of any kind or nature whatsoever.

“Malicious Code” means disabling code or instructions and any “back door,” “time bomb,” “trojan horse,” “worm,” “drop dead device,” “virus” or hardware component that would permit unauthorized access or the unauthorized disruption, impairment, disablement or erasure of any Information Technology Systems or data or other Software of users.

“Material Adverse Effect” means (i) any change, event or effect that, individually or in the aggregate with all other changes, events or effects has a material adverse effect on business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any change, event or effect that results from changes affecting the United States life insurance and annuity industry or the United States economy, or from changes after the date of this Agreement in worldwide economic or capital market conditions, (b) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenues, earnings or other financial performance or results of operations for any period, in and of itself (but not the underlying cause thereof), or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not the underlying cause thereof) or any change in the price or trading volume of the Company Common Stock (but not the underlying cause thereof), (c) the outbreak or escalation of war, military action, sabotage or acts of terrorism, or changes due to any pandemic, natural disaster or other act of nature, in each case involving or impacting the United States and arising or occurring after the date of this Agreement, (d) changes in or adoption of any applicable Laws or applicable accounting regulations or principles or interpretations thereof (including changes in GAAP or in SAP prescribed by applicable insurance regulatory authorities and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board) occurring after the date of this Agreement and (e) any downgrade in the credit rating or financial strength rating of the Company, any of its Subsidiaries or its or their outstanding debt (but not the underlying cause thereof) if the applicable rating agency’s reason(s) for such action are primarily attributable to any change or changes in the business operations and prospects of the Company and its Subsidiaries proposed by Parent, any of its Subsidiaries or its or their Representatives; except with respect to clauses (a), (c) or (d), in the event that such change, event or effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate or (ii) any change, event or effect that prevents or materially delays or impairs the ability of the Company to perform its obligations under this Agreement and to consummate the Transactions.

“Open Source Materials” means open source, public source or freeware Intellectual Property, or any modification or derivative thereof, including any version of any Software licensed pursuant to any GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the Mozilla Public License (MPL), the Berkeley Software Distribution (BSD) licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License, any derivative of the foregoing, or other Software licensed, distributed or conveyed as “open source software,” “free software,” “copyleft” or under a similar licensing or distribution model, or under a contract that requires as a condition of its use, modification or distribution that it, or other Software into which such Software is incorporated or with which such Software is combined or distributed or that is derived from or links to such Software, be disclosed or distributed in Source Code form, delivered at no charge or be licensed, distributed or conveyed under some or all of the terms as such contract.

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“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Parent Certificate of Formation” means the Certificate of Formation of Parent, as from time to time amended.

“Parent LLC Agreement” means the Limited Liability Company Agreement of Parent, as from time to time amended.

“Parent Material Adverse Effect” means any effect, change, event, circumstance or occurrence that, individually or in the aggregate with all other effects, changes, events, circumstances or occurrences, would or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder the consummation by Parent or Merger Sub of the Merger and the other Transactions on a timely basis.

“Parent Organizational Documents” means the Parent Certificate of Formation and the Parent LLC Agreement.

“Patents” means patents and patent applications and any and all divisions, extensions, continuations, continuations-in-part, reexaminations, continuing patent applications, reissues, counterparts claiming priority therefrom.

“Permitted Liens” means (a) any Liens disclosed in the Company SEC Documents, (b) Liens for Taxes (i) not yet due and payable or (ii) being contested in good faith and for which adequate reserves in accordance with GAAP have been established, (c) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business or pursuant to original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (d) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (e) Liens related to deposits to secure policyholders’ obligations as required by the insurance departments of the various states, (f) Liens or other restrictions on transfer imposed by applicable insurance Law, (g) Liens incurred or deposits made to a Governmental Authority in connection with a Company Permit, (h) clearing and settlement Liens on securities and other investment assets incurred in the ordinary course of clearing and settlement transactions in such securities and other investment assets and holding them with custodians, (i) Liens recorded against, and landlords’ or lessors’ liens under, the leases and/or subleases set forth in Section 3.22 of the Company Disclosure Letter and (j) Liens that would not, individually or in the aggregate, reasonably be expected to materially impair the value or the continued use or operation of any assets that are material to the conduct of the business of the Company and its Subsidiaries, taken as whole, as conducted on the date hereof.

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“Person” means an individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other entity, including any Governmental Authority.

“Personal Information” means information from or about an individual Person or device, including (i) an individual Person’s personally identifiable information (e.g., name, address, telephone number, email address, financial account number, government-issued identifier and any other data used or intended to be used to identify, contact or precisely locate a Person) and (ii) a device’s Internet Protocol address or other persistent identifier.

“Regulation S-K” means Regulation S-K promulgated by the SEC under the Securities Act and the Exchange Act.

“Regulation S-X” means Regulation S-X promulgated by the SEC under the Securities Act and the Exchange Act.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in Source Code or object code, (ii) databases, compilations, data aggregation programs and search engine technologies, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all user documentation, including user manuals and training materials, relating to any of the foregoing.

“Source Code” means computer software in a form that is readily suitable for review and edit by trained programmers, including related programmer comments and documentation embedded therein.

“Subsidiary” of any person means any corporation, partnership, joint venture or other legal entity: (i) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held directly or indirectly by such person or by any one or more of such person’s subsidiaries, (ii) of which at least fifty percent (50%) of the equity interests is controlled by such person by any one or more of such person’s subsidiaries, (iii) of which such party or any subsidiary of such party is a general partner, or (iv) that would otherwise be deemed a “subsidiary” under Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

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“Superior Proposal” means any Takeover Proposal (with the percentages set forth in the definition of such term changed from 15% to 50%), that the Company Board of Directors determines (after consultation with its financial advisors and outside counsel), taking into account legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing term), as the Company Board of Directors considers to be appropriate, (a) is more favorable to the shareholders of the Company from a financial point of view than the Merger and (b) is reasonably likely to be consummated on the terms proposed.

“Takeover Proposal” means any inquiry, proposal or offer from any Third Party relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (i) 15% or more of the outstanding shares of Company Common Stock, (ii) 15% or more (based on the fair market value thereof, as determined by the Company Board of Directors) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, or (iii) assets or businesses of the Company and its Subsidiaries that generate 15% or more of consolidated revenues or net income, (b) any tender offer or exchange offer that, if consummated, would result in any Third Party owning, directly or indirectly, 15% or more of the outstanding shares of Company Common Stock or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company or IHLIC, other than, in each case, the Transactions.

“Takeover Proposal Documentation” means any letter of intent, agreement in principle, memorandum of understanding, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a Takeover Proposal (other than a confidentiality agreement referred to in Section 5.02(a)).

“Takeover Statute” means any “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or similar statute or regulation.

“Tax Return” means return, questionnaire, declaration, certificate, bill, report, claim for refund or information return or statement or other document or written information (including declaration of estimated Taxes) filed with or required to be supplied to or filed with any Taxing Authority, including any amendment thereof or supplement, appendix, schedule or attachment thereto.

“Taxes” means any and all taxes of any kind or form, including any federal, state, local or foreign income, estimated, net investment, sales, use, ad valorem, receipts, value added, goods and services, profits, license, withholding, payroll, employment, unemployment, disability, welfare, workers’ compensation, excise, premium, property, net worth, escheat, unclaimed property, capital gains, transfer, stamp, documentary stamp, recording, mortgage recording, social security, environmental, utility, production, severance, inventory, recapture, alternative or add-on minimum, or occupation, tax and any other assessment, fee, levy, duty, custom, tariff, impost, universal service charge, obligation or governmental charge, whether disputed or not, together with all interest, penalties and additions imposed with respect to such amounts.

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“Taxing Authority” means any Governmental Authority (and any subdivision, agency or authority thereof) responsible for the assessment, administration, collection, enforcement, determination, or imposition of any Tax.

“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent, Merger Sub or any Affiliates thereof.

“Trade Secrets” means trade secrets, confidential information, business information, customer data, customer and supplier lists and information, business marketing plans and proposals, and confidential or proprietary information, whether tangible or intangible, including algorithms, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems and techniques.

“Trademarks” means trademarks, service marks, d/b/a’s, brand names, logos, trade names, trade dress, 1-800, 1-888, 1-877 and other “vanity” telephone numbers, corporate names, domain names, rights in social media accounts, product designs and any words, names, symbols, devices, designs and other designations, or any combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, together with the goodwill of the business associated therewith.

Section 8.15     Other Defined Terms. In addition, the following terms shall have the meaning ascribed to them in the corresponding section of this Agreement:

Section
Adverse Recommendation Change	5.02(b)
Agreement	Preamble
Articles of Merger	1.03
Bankruptcy and Equity Exception	3.03(a)
Board of Directors	Recitals
Book-Entry Shares	2.01(c)
Capitalization Date	3.02(a)
Certificate	2.01(c)
Closing	1.02
Closing Date	1.02
Code	Recitals
Company	Preamble
Company Board Recommendation	3.03(b)
Company Common Stock	2.01
Company Disclosure Letter	III
Company Employee	5.09(a)

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Company Financial Statements	3.06(b)
Company Required Vote	3.05
Company SAP Statements	3.15(a)
Company SEC Documents	3.06(a)
Company Shareholders	Recitals
Company Shareholders’ Meeting	5.03(b)
Contract	3.04(a)
Contributed Shares	Recitals
Contributing Shareholders	Recitals
Contribution Agreement	Recitals
Delaware Courts	8.07(b)
Dissenting Shareholder	2.01(d)
Dissenting Shareholder Shares	2.01(d)
Effective Time	1.03
Environmental Laws	3.13
Equity Commitment Letter	4.09(a)
Equity Financing	4.09(a)
Exchange Fund	2.02(a)
Expense Payment	7.03(c)
Forward-Looking Statements	III
Indebtedness	5.01(a)(ii)
Indemnified Parties	5.07(a)
Insurance Laws	3.15(a)
Insurance Reserves	3.15(b)
Investment Assets	3.20(a)
Investment Guidelines	3.20(a)
KBCA	Recitals
Kentucky Form A Filing	5.04(b)
Leased Real Property	3.24(b)(ii)
Lessee Real Property Leases	3.24(b)(i)
Material Contract	3.23(a)
Maximum Premium	5.07(b)
Merger	Recitals
Merger Consideration	2.01(c)
Merger Sub	Preamble
Notice of Superior Proposal	5.02(b)
OTCMKTS	3.04(b)
Outside Termination Date	7.01(b)(i)
Owned Real Properties	3.24(a)(i)
Owned Real Property	3.24(a)(i)
Parent	Preamble
Parent Disclosure Letter	IV
Parent Plans	5.09(b)
Paying Agent	2.02(a)

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Permits	0
Privacy Laws	3.14(j)
Proxy Statement	3.04(b)
Real Property Leases	3.24(b)(i)
Reinsurance Contracts	3.19
Related Party Transactions	3.26
Risk Factors	III
Sarbanes-Oxley Act	3.06(d)
Securities Act	3.02(c)
Special Committee	Recitals
Stout	3.27
Surviving Corporation	1.01
Transaction	Recitals
Voting Agreement	Recitals

Section 8.16     Interpretation.

(a)      When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The phrase “ordinary course of business” shall be construed to be followed by the phrase “consistent with past practice” regardless of whether such phrase is expressed. The phrase “provided or made available” with respect to the Company or any of its Subsidiaries shall be construed to mean posted and accessible to Parent in the “Project Cardinal VDR” datasite operated by Merger & Acquisition Services, and which has been posted to such datasite no later than five (5) Business Days prior to the execution and delivery of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The phrase “knowing and intentional breach” means the taking of a deliberate act, which act constitutes in and of itself a breach of the merger agreement, even if breaching was not the conscious object of the act. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein, provided that with respect to agreements and instruments, any such amendment, modification or supplement made after the date of this Agreement shall be made in accordance with Section 5.01(a). Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.

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(b)     The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

INVESTORS HERITAGE CAPITAL CORPORATION

by	/s/ Harry Lee Waterfield II
	Name:	Harry Lee Waterfield II
	Title:	Chairman & CEO

AQUARIAN INVESTORS HERITAGE HOLDINGS LLC

by	/s/ Rudrabhishek Sahay
	Name:	Rudrabhishek Sahay
	Title:	President

AQUARIAN INVESTORS HERITAGE ACQUISITION CO.

by	/s/ Rudrabhishek Sahay
	Name:	Rudrabhishek Sahay
	Title:	President

Schedule 6.01(c)

Required Regulatory Approvals

1.

Form A filing related to the approval of the Insurance Commissioner of the Commonwealth of Kentucky of the acquisition of control of Investors Heritage Life Insurance Company, a Kentucky domiciled life insurance company (“IHLIC”)

2.	Form E pre-acquisition notification filing (regarding the potential competitive impact of the Merger) in the state of Kentucky

3.	Form D (Prior Notice of a Transaction) filing for approval or non-disapproval of the Investment Advisory Agreement by and between IHLIC and Aquarian Holdings Investment Management LLC

4.

Form D (Prior Notice of a Transaction) filing for approval or non-disapproval of the Services Agreement by and between IHLIC, Investors Heritage Capital Corporation, Aquarian Investors Heritage Holdings LLC and Aquarian Insurance Services LLC

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EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

INVESTORS HERITAGE CAPITAL CORPORATION

1.     Name. The Corporation's name shall be Investors Heritage Capital Corporation.

2.     Authorized Capital Stock. The aggregate number of shares the Corporation shall have authority to issue shall be 5,000 shares of no par value common stock ("Common Shares").

3.     Registered Office and Agent. The name and address of the Corporation’s registered office and agent is Robert M. Hardy, Jr., 200 Capital Avenue, Frankfort, Kentucky 40601.

4.      Principal Office. The mailing address of the Corporation’s principal office is 200 Capital Avenue, Frankfort, KY 40601.

5.     Board of Directors. The initial Board of Directors shall consist of nine (9) directors. Thereafter, the number of directors of the Corporation shall be fixed in the manner provided by the Corporation's bylaws.

6.     Limitation of Director Liability.

(a)     Except as otherwise provided by Article 7(b) below, no director of the Corporation shall have any personal liability to the Corporation or its shareholders for monetary damages for breach of his duties as a director.

(b)     Nothing in Article 7(a) above shall be deemed or construed to eliminate or limit the liability of a director for:

1.     Any transaction in which the director's personal financial interest is in conflict with the financial interests of the Corporation or its shareholders;

2.     Acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;

3.     Any vote for or assent to an unlawful distribution to shareholders prohibited under KRS 271B.8-330 (or under any corresponding provision of the Kentucky Business Corporation Act, as amended from time to time); or

4.     Any transaction from which the director derived an improper personal benefit.

7.     Indemnification of Executive Officers and Directors. Each person who is or becomes an executive officer or director of the Corporation shall be indemnified and advanced expenses by the Corporation with respect to all threatened, pending or completed actions, suits or proceedings in which that person was, is or is threatened to be made a named defendant or respondent because he is or was a director or executive officer of the Corporation. This Article obligates the Corporation to indemnify and advance expenses to its executive officers or directors only in connection with proceedings arising from that person's conduct in his official capacity with the Corporation and to the extent permitted by the Kentucky Business Corporation Act, as amended from time to time. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which directors and executive officers may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise.

By:
Harry Lee Waterfield President and Chief Executive Officer

Exhibit B

Second Amended and Restated Bylaws

of

Investors Heritage Capital Corporation

ARTICLE 1

OFFICE

1.1     PRINCIPAL EXECUTIVE OFFICE. Investors Heritage Capital Corporation (the "Corporation") shall maintain its principal executive office for the transaction of business of the Corporation at 200 Capital Avenue, Frankfort, KY 40601.

1.2     OTHER OFFICES. The Corporation may have other offices either within or without the Commonwealth of Kentucky at such place as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE 2

MEETING OF SHAREHOLDERS

2.1     ANNUAL MEETINGS. Except as the Board of Directors may otherwise designate, the annual meeting of the shareholders of the Corporation shall be held within five months of the close of the fiscal year of the Corporation. The annual meeting of the shareholders shall be held at a place designated by the Board of Directors or, if the Board of Directors does not designate a place, then at a place designated by the Secretary or, if the Secretary does not designate a place, at the Corporation's principal office.

2.2     SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary upon the written request of the holders of thirty-three and one-third percent (33-1/3%) of the shares then outstanding and entitled to vote thereat. Special meetings of the shareholders shall be held at a place designated by the Board of Directors if the special meeting is called by the Board of Directors. If the special meeting is not called by the Board of Directors, the meeting shall be held at the Corporation's principal office.

2.3     VOTING.

(a) Each shareholder entitled to vote in accordance with the terms of the articles of incorporation of the Corporation (the "Articles of Incorporation") and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, but no proxy shall be voted after three years from its date unless the proxy provides for a specific longer period. The vote for directors shall be by written ballot unless otherwise provided in the Articles of Incorporation.

(b) Shareholders may take action on a matter (other than adjournment) at a meeting, only if a quorum of shares entitled to vote on the matter exists. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If voting by separate voting groups on a matter is required, then action by a voting group may be taken only if a quorum of shares of that voting group exists.

(c) Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and any adjournment of it, unless a new record date is or must be set for the adjourned meeting.

(d) If a quorum does not exist at a meeting, a majority of the shares present and entitled to vote may adjourn the meeting up to one hundred twenty (120) days without further notice other than announcement at the meeting of the date, time, and place of the adjourned meeting. If a quorum exists at such an adjournment, any business may be transacted which might have been transacted at the original meeting. If a new record date must be fixed because the adjournment is for more than one hundred twenty (120) days, or is fixed for any other reason, then notice of the adjourned meeting shall be given to shareholders as of the new record date.

(e) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group in favor of the action exceed those opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or applicable law. If the Articles of Incorporation or applicable law provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section 2.3, or by law. If the Articles of Incorporation or applicable law provides for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this Section 2.3, or by law.

2.4     QUORUM. Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the presence, in person or by proxy, of shareholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders.

2.5     NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and in the case of a special meeting, the purpose(s) for which the meeting is called shall be given to each shareholder entitled to vote at his address as it appears on the records of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

2.6     ACTION WITHOUT MEETING.

(a) Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, and without prior notice, if the action is taken by all of the shareholders entitled to vote on such action. The action shall be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action, and delivered to the Corporation for insertion in the minutes or filing with the corporate records. Action taken without a meeting in this manner shall be effective when consents representing the votes necessary to take the action are delivered to the Corporation, unless a different date is specified in the consent.

(b) Any shareholder giving a consent may revoke it in a writing received by the Corporation prior to the time consents representing votes sufficient to take the action have been delivered to the Corporation.

(c) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous consent (if allowed by the Articles of Incorporation) shall be given to those shareholders entitled to vote who did not deliver a written consent.

(d) If applicable law requires the giving of notice of proposed action to nonvoting shareholders, and the action will be taken by consent without a meeting, the Corporation shall give nonvoting shareholders and voting shareholders whose consent is not solicited at least ten (10) days' notice before the action is taken. The notice shall contain or be accompanied by the same material that applicable law would have required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to shareholders.

ARTICLE 3

DIRECTORS

3.1     NUMBER AND TERM. The number of directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on its Board of Directors, but in no event shall the number of directors be less than three, unless all of the outstanding shares of the Corporation are owned beneficially and of record by fewer than three shareholders, in which event the number of directors shall not be less than the number of shareholders. Each director shall hold office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

3.2     MEETINGS. Meetings of the Board of Directors may be called by the President or by any director.

3.3     NOTICE. Unless waived, notice of the time and place of each meeting of the directors shall be either (a) telephoned or personally delivered to each director at least forty-eight hours before the time of the meeting, or (b) mailed to each director at his last known address at least ninety-six hours before the time of the meeting.

3.4     RESIGNATIONS. Any director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing and shall take effect at the earlier of the time of mailing as shown by a United States postmark or the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

3.5     VACANCIES. If the office of any director becomes vacant, such vacancy shall be filled by a majority vote of the Board of Directors, even if less than a quorum, or by vote of the holders of a majority of all the shares of stock outstanding and entitled to vote.

3.6     REMOVAL. The shareholders may remove one or more directors with or without cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. A director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

3.7     POWERS. The Board of Directors shall exercise all of the powers of the Corporation except powers which applicable law, the Articles of Incorporation or these Bylaws confer upon or reserve to the shareholders.

3.8     COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate from among its members one (1) or more committees, each consisting of one or more directors, and each of which, to the extent provided in such resolution or resolutions or in the Articles of Incorporation or these Bylaws, shall have all the authority of the Board of Directors, except no committee shall have authority to:

(a)     submit to shareholders any action that needs shareholder approval (e.g. amend the Articles of Incorporation, adopt an agreement of merger or consolidation, or contract to sell, lease or exchange all or substantially all of the Corporation's assets), or

(b)     amend, repeal or adopt Bylaws,

3.9     QUORUM. A quorum of the Board of Directors shall consist of no fewer than the greater of (a) one-third of the number of directors prescribed in accordance with Section 3.1 of these Bylaws, or (b) two (2) directors. If a quorum exists, an affirmative vote by a majority of the number of directors present shall constitute an act of the Board of Directors.

3.10     ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting, if all members of the Board of Directors or committee thereof consent in writing. Such written consent shall be filed with the minutes of proceedings of the Board of Directors or such committee.

3.11     COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

3.12     CONTRACTS.

(a) No contract or other transaction between the Corporation and any other person or entity shall be impaired, affected or otherwise invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of the Corporation is interested in, or is a director or officer of such other person or entity, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in, any contract or transaction of the Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such interested director) of a majority of a quorum, notwithstanding the presence of any such interested director at the meeting at which such action is taken. Such interested director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

ARTICLE 4

OFFICERS

4.1     OFFICERS. The Corporation shall have a President, a Secretary and a Treasurer and may have one or more Vice Presidents, all of whom shall be appointed by the Board of Directors. The Corporation may also have such assistant officers as the Board of Directors deem necessary, all of whom shall be appointed by the Board of Directors or appointed by an officer or officers authorized by it. The same individual may simultaneously hold more than one office in the Corporation. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

4.2     PRESIDENT. The President shall have:

(a)     General charge and authority over the business of the Corporation, subject to the direction of the Board of Directors;

(b)     Authority to preside at all meetings of the shareholders and of the Board of Directors;

(c)     Authority acting alone, except as otherwise directed by the Board of Directors, to sign and deliver any document on behalf of the Corporation, including, without limitation, any deed conveying title to any real estate owned by the Corporation and any contract for the sale or other disposition of any such real estate, and;

(d)     Such other powers and duties as the Board of Directors may assign.

4.3     VICE PRESIDENT. The Vice President, or if there be more than one Vice President, the Vice Presidents in the order of their seniority by designation (or, if not designated, in the order of their seniority of election), shall perform the duties of the President in his absence. The Vice Presidents shall have such other powers and duties as the Board of Directors or the President may assign.

4.4     SECRETARY. The Secretary shall:

(a)     Issue notices of all meetings for which notice is required to be given;

(b)     Have responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation;

(c)     Have charge of the corporate record books; and

(d)     Have such other duties and powers as the Board of Directors or the President may assign.

4.5     TREASURER. The Treasurer shall:

(a)     Keep adequate and correct accounts of the Corporation's affairs and transactions, and

(b)     Have such other duties and powers as the Board of Directors or the President may assign.

4.6     OTHER OFFICERS. Other officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as the Board of Directors or the President may assign.

ARTICLE 5

MISCELLANEOUS

5.1     STOCK CERTIFICATES. A stock certificate, signed by the President or a Vice President, and the Treasurer or Secretary, may be issued to each shareholder certifying the number of shares owned by the shareholder in the Corporation. The Corporation shall maintain a record of such stock certificate's serial number and date of issue and such shareholder's name.

5.2     LOST CERTIFICATES. A new stock certificate may be issued to replace any certificate previously issued by the Corporation and alleged to have been lost, stolen or destroyed. The Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative(s), to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such replacement certificate. The Corporation shall maintain a record of the serial number, date of issue and the name of the recorded owner of the lost, stolen or destroyed certificate.

5.3     TRANSFER OF SHARES. The shares of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the shares and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

5.4     SHAREHOLDER RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days before any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

5.5     DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend, there may be set apart out of corporate funds available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

5.6     SEAL. The Corporation may have more than one corporate seal. The Board of Directors shall determine the form of any corporate seals. A corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

5.7     FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

5.8     CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

5.9     NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage paid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to receive notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 6

AMENDMENTS

These bylaws may be amended or repealed and additional by-laws may be adopted at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed amendment, repeal or adoption of bylaws be contained in the notice of such special meeting, by the affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote thereat.

Bylaws may be amended, repealed or adopted from time to time by resolution of the Board of Directors, provided, however, any bylaw so amended, repealed or adopted by the Board of Directors may be amended or repealed by the affirmative vote of the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote at any regular or special meeting of shareholders, provided, however, that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any bylaws regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors, the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

* * *

ANNEX B

STOUT OPINION TO THE SPECIAL COMMITTEE AND THE BOARD

October 26, 2017

The Special Committee of the Board of Directors and the Board of Directors of

 Investors Heritage Capital Corporation

℅ Harold G. Doran

Director and Chair of Special Committee

200 Capital Avenue

Frankfort, KY 40601

Dear Members of the Special Committee of the Board of Directors and the Board of Directors:

We understand that Investors Heritage Capital Corporation (“IHCC”, the “Company”, or the “Seller”) will enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Aquarian Investors Heritage Holdings LLC (“Aquarian” or the “Buyer”), pursuant to which Aquarian Investors Heritage Acquisition Co. (“Merger Sub”), a Kentucky corporation and a direct, wholly owned subsidiary of Aquarian, shall be merged with and into IHCC. Each share of IHCC common stock issued and outstanding shall be converted automatically into and shall thereafter represent the right to receive an amount, in cash, equal to $44.75 without interest (the “Consideration”). As a result of the merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue its existence as the surviving corporation. In addition, certain individuals that comprise the management team (the “Contributing Shareholders”) at IHCC are being required to exchange a portion of their respective IHCC holdings for equity in the new company. We understand that the equity in the new company received by the Contributing Shareholders (in the aggregate) will have an initial value equal to the Consideration ($44.75) times the number of beneficial shares of IHCC held by the Contributing Shareholders. The foregoing transaction is referred to hereinafter as the “Transaction”.

The Special Committee of the Board of Directors of IHCC (the “Special Committee”) has requested that Stout Risius Ross, LLC (“Stout”) provide financial advisory services through the rending of an opinion (the “Opinion”) to the Special Committee and the full Board of Directors (the “Board”), with respect to the fairness, from a financial point of view, of the Consideration to be received by the Company’s unaffiliated, common shareholders pursuant to the Transaction.

Our Opinion is intended to be utilized by the Board as only one input to consider in its process of analyzing the Transaction. No opinion, counsel or interpretation is provided by the Opinion, and none is intended, in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. We have not been requested to opine as to, and our Opinion does not in any manner address the following: (i) the underlying business decision of the Company, its security holders, the Special Committee, the Board, or any other party to proceed with or affect the Transaction; (ii) the merits of the Transaction relative to any alternative business strategies that may exist for the Company or any other party or the effect of any other transactions in which the Company or any other party might have engaged; (iii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise, except as expressly addressed in the Opinion; (iv) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, not specifically addressed in the Opinion; (v) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters or (vi) how the Board, the Company’s security holders or any other person should act with respect to the Transaction.

Investment Banking  |  Valuation Advisory  |  Dispute Consulting  |  Management Consulting

The Board of Directors of

Investors Heritage Capital Corporation

October 26, 2017

Further, the Opinion is not intended to, and does not constitute, a recommendation to any shareholder of the Company as to how such shareholder should vote in regard to the Transaction. The Board acknowledges that Stout was not engaged to, and has not: (a) initiated any discussions with, or solicited any indications of interest from, third parties with respect to the Transaction, the assets, businesses or operations of the Company, Aquarian or any other party, or any alternatives to the Transaction, or (b) negotiated the terms of the Transaction.

In connection with our analysis, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. The principal sources of information used in performing our analysis included, but were not limited to:

IHCC’s audited GAAP financial statements for the years ended December 31, 2012 through 2016;

IHCC’s internally prepared unaudited GAAP financial statements for the eight-month periods ended August 31, 2016 and 2017;

Investor’s Heritage Life Insurance Company’s, a direct wholly-owned subsidiary of IHCC (“IHLIC”) audited statutory-basis financial statements for the years ended December 31, 2012 through 2016;

IHLIC’s internally prepared unaudited statutory-basis financial statements for the eight-month periods ended August 31, 2016 and 2017;

IHCC’s five-year financial forecast for the fiscal years ending December 31, 2017 through 2021;

The annual statement for the year ended December 31, 2016 of the condition and affairs of IHCC (the “Blue Book”);

IHCC’s Form 10-K for the fiscal year ended December 31, 2016;

IHCC’s Form 10-Q for the quarterly period ended June 30, 2017;

A.M Best’s Credit Ratings and Reports for IHLIC as of August 18, 2017;

The Letter of Intent (“LOI”) between Aquarian and IHCC, dated December 27, 2016;

The draft Agreement and Plan of Merger By and Among Investors Heritage Capital Corporation, Aquarian Investors Heritage Holdings LLC and Aquarian Investors Heritage Acquisition Co., dated as of October 26, 2017;

The draft IHCC Disclosure Letters described in Article III of the Agreement dated October 26, 2017;

The draft Voting Agreement, dated as of October 26, 2017;

The draft letter agreement from Aquarian Investors Heritage Holdings LLC to the Contributing Shareholders regarding the Acquisition of Investors Heritage Capital Corporation, dated October 26, 2017;

The draft Credit agreement by and among Aquarian Holdings I L.P., as Borrower, the Subsidiaries of Borrower from time to time parties hereto, as Guarantors, Various Lenders from Time to Time Party Hereto and Guggenheim Corporate Funding, LLC, as Administrative Agent and Lead Arranger, received October 26, 2017;

The draft Equity Commitment letter by and among Aquarian Parc Holdings LLC and Aquarian Investors Heritage Holdings LLC, dated October 26, 2017;

The Second Amended and Restated Limited Liability Company Agreement of Aquarian Investors Heritage Holdings LLC, dated as of October 25, 2017;

The Board of Directors of

Investors Heritage Capital Corporation

October 26, 2017

A draft form of the Employment Agreement by and between IHLIC and certain executives dated as of October 26, 2017;

A review of publicly available financial data of certain publicly traded companies that we deemed relevant; and

A review of available information regarding certain merger and acquisition transactions that we deemed relevant.

Our Opinion is premised on the assumption that the assets, liabilities, financial condition, and prospects of IHCC as of the date of this letter have not changed materially since August 31, 2017, the date of the most recent financial statements made available to us. In rendering our Opinion, we have assumed and relied, with your consent, upon the accuracy and completeness of all financial and other information that was publicly available, furnished by IHCC or IHLIC, or otherwise reviewed by or discussed with us without independent verification of such information and we have assumed and relied, with your consent, upon the representations and warranties contained in the draft Merger Agreement we reviewed as well as statements made to us by officers and directors of the Company or IHLIC in the course of our engagement. We have assumed, without independent verification, that the Company’s disclosure in its filings with the U.S. Securities and Exchange Commission do not contain a material misstatement of fact nor fail to state anything necessary to make any such disclosure not misleading, the financial forecasts and projections provided to us have been prepared based on assumptions which are reasonable on the date of our Opinion and in good faith and reflect the best currently available estimate of the future financial results of the Company, and we have relied, with your consent, upon such projections in arriving at our Opinion. We have not been engaged to assess the reasonableness or achievability of such forecasts and projections, or the assumptions upon which they were based, and we express no view as to such forecasts, projections, or assumptions. We have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the parties to the Agreement.

We have not conducted a physical inspection of IHCC’s, or any of its subsidiaries’ or affiliates’, facilities or assets. We have assumed that the final executed form of the Agreement will not differ from the draft of the Agreement that we have examined, that the conditions to the Transaction as set forth in the Agreement will be satisfied, and that the Transaction will be consummated by the parties thereto on a timely basis in the manner contemplated by the Agreement. Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information that may be provided to or obtained by us after the issuance of the Opinion that suggests, in our judgment, a material change to any of the assumptions upon which our Opinion is based.

Stout conducted its analyses at the request of the Special Committee, and on behalf of the Board to provide a particular perspective of the Transaction. In so doing, Stout did not form a conclusion as to whether any individual analysis, when considered independently of the other analyses conducted by Stout, supported or failed to support our Opinion as to the fairness of the Consideration to be received by the unaffiliated common shareholders of the Company from a financial point of view. Stout does not specifically rely or place any specific weight on any individual analysis. Rather, Stout deems that the analyses conducted by Stout in the course of this engagement, taken as a whole, support our conclusion and Opinion. Accordingly, Stout believes that such analyses must be considered in their entirety, and that selecting portions of the analyses or the factors they considered, without considering all analyses and factors together, could create an imperfect view of the processes underlying the analyses performed by Stout in connection with the preparation of the Opinion.

The Board of Directors of

Investors Heritage Capital Corporation

October 26, 2017

Our Opinion is furnished for the use and benefit solely of the Special Committee and the Board in connection with the Board’s consideration of the Transaction, and it is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose and by anyone else, without our express, prior written consent. We will receive a fee for our services: however, our compensation for providing financial advisory services to the Special Committee and the Board is neither based upon nor contingent on the results of our engagement or the consummation of the proposed Transaction. Further, none of our employees who worked on this engagement has any known financial interest in the assets or equity of IHCC or Aquarian or the outcome of our engagement. In addition, IHCC has agreed to indemnify us for certain liabilities arising out of our engagement. We have not previously provided financial advisory services to IHCC.

We have not been requested to opine to, and this Opinion does not address, the fairness of the amount or nature of the compensation to any of IHCC’s officers, directors or employees, or class of such persons, relative to the compensation to IHCC’s shareholders. The issuance of this opinion has been approved by a committee of Stout authorized to approve opinions of this nature; however, no member of such committee and no other equity holder, manager, director, officer or employee of Stout assumes, and none shall have or undertake, any personal liability for this Opinion, its conclusions or the use of this Opinion by the Board.

It is understood that this Opinion was prepared at the request of the Board for its confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without our prior written consent, except as required by applicable securities laws. Notwithstanding anything to the contrary, Stout grants its consent to the Company to file this letter in its entirety with the Securities and Exchange Commission in any applicable filing required to be made by the Company in respect of the Transaction pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company’s unaffiliated common shareholders in the Transaction pursuant to the Merger Agreement is fair, from a financial point of view.

Yours very truly,

/s/ Stout Risius Ross, LLC

STOUT RISIUS ROSS, LLC

ANNEX C

SUBTITLE 13 OF THE KENTUCKY BUSINESS CORPORATIONS ACT

Subtitle 13 of the Kentucky Business Corporation Act

SUBTITLE 13.  DISSENTERS’ RIGHTS

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

271B.13-010. Definitions for subtitle.

As used in this subtitle:

(1)     “Corporation” means the issuer of the shares held by a dissenter, except that in the case of a merger where the issuing corporation is not the surviving corporation, then, after consummation of the merger, “corporation” shall mean the surviving corporation.

(2)     “Dissenter” means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3)     “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), “fair value” shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4)     “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5)     “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)     “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)     “Shareholder” means the record shareholder or the beneficial shareholder.

271B.13-020. Right to dissent.

(1)     A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(a)     Consummation of a plan of merger to which the corporation is a party:

1.     If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

2.     If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

(b)     Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c)     Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(d)     Consummation of a plan of conversion of the corporation into a limited liability company or statutory trust;

(e)     An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

1.     Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

2.     Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

3.     Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

4.     Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040; or

5.     In a public benefit corporation, changes the public benefit provisions;

(f)     Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2);

(g)     Any election by a corporation to become a public benefit corporation or pursuant to the merger of a corporation with and into a public benefit corporation; or

(h)     Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2)     A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement except by an application for injunctive relief prior to the consummation of the corporate action.

271B.13-030. Dissent by nominees and beneficial owners.

(1)     A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2)     A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a)     He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)     He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

271B.13-200. Notice of dissenters’ rights.

(1)     If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders’ meeting upon request of that shareholder.

(2)     If corporate action creating dissenters’ rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in KRS 271B.13-220.

271B.13-210. Notice of intent to demand payment.

(1)     If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a)     Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)     Shall not vote his shares in favor of the proposed action.

(2)     A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220. Dissenters’ notice.

(1)     If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2)     The dissenters’ notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

(a)     State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b)     Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c)     Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)     Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

(e)     Be accompanied by a copy of this subtitle.

271B.13-230. Duty to demand payment.

(1)     A shareholder who is sent a dissenters’ notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

(2)     The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3)     A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240. Share restrictions.

(1)     The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

(2)     The person for whom dissenters’ rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

271B.13-250. Payment.

(1)     Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2)     The payment shall be accompanied by:

(a)     The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b)     A statement of the corporation’s estimate of the fair value of the shares;

(c)     An explanation of how the interest was calculated; and

(d)     A statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-260. Failure to take action.

(1)     If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)     If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270. After-acquired shares.

(1)     A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)     To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-280. Procedure if shareholder dissatisfied with payment or offer.

(1)     A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation’s offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

(a)     The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(b)     The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

(c)     The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2)     A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

JUDICIAL APPRAISAL OF SHARES

271B.13-300. Court action.

(1)     If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)     The corporation shall commence the proceeding in the Circuit Court of the county where a corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3)     The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4)     The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5)     Each dissenter made a party to the proceeding shall be entitled to judgment:

(a)     For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(b)     For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310. Court costs and counsel fees.

(1)     The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

(2)     The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)     Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

(b)     Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3)     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: Notice & Proxy Statement is/are available at www.proxyvote.com.

—Proxy—INVESTORS HERITAGE CAPITAL CORPORATION—Proxy—

200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Robert M. Hardy, Jr., or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the special meeting of shareholders of Investors Heritage Capital Corporation to be held on [●], or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of special meeting and proxy statement dated [●].

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:

(1) To adopt the Agreement and Plan of Merger, dated October 27, 2017, by and among Investors Heritage Capital Corporation, Aquarian Investors Heritage Holdings, LLC and Aquarian Investors Heritage Acquisition Co.

☐ For

☐ Against

☐ Abstain

(2) To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Agreement and Plan of Merger.

☐For

☐ Against

☐ Abstain

(3) To approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

☐For

☐ Against

☐ Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here     ☐

(see reverse side for instructions)

Please indicate if you plan to attend this meeting     Yes ☐ No ☐

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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Signature (PLEASE SIGN WITHIN BOX) Date

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Signature (JOINT OWNERS)          Date

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.